   As filed with the Securities and Exchange Commission on February 5, 1996
                                                       Registration No. 33-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                           COMPASS BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                             6711                            63-0593897
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code Number)

                              15 SOUTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35233
                                 (205) 933-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ----------------------

                           JERRY W. POWELL, ESQUIRE
                                GENERAL COUNSEL
                           COMPASS BANCSHARES, INC.
                             15 SOUTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35233
                                (205) 933-3960
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           -------------------------

        Approximate date of commencement of proposed sale to the public:
    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE OF THIS
                            REGISTRATION STATEMENT

                           -------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                           -------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
   Title of each class         Amount to            Proposed            Proposed        Amount of
      of securities               be            maximum offering   maximum aggregate   registration
    to be registered         registered (1)      price per share   offering price (3)      fee
---------------------------------------------------------------------------------------------------
Common Stock, $2.00 par        1,038,000              (2)           $11,021,000          $3,801
 value
---------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares anticipated to be issued pursuant to an Agreement and Plan of Merger dated October 13, 1995 between the Registrant and Equitable BankShares, Inc. The actual number of shares to be issued will vary depending on the closing sales prices of Compass Bancshares, Inc. common stock over a specified period.
(2)  Not applicable.
(3) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value as of September 30, 1995 of the securities to be received by the Registrant in exchange for the securities registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                           COMPASS BANCSHARES, INC.

                     ____________________________________

                             CROSS REFERENCE SHEET

                   (Pursuant to Item 501(b) of Regulation S-K
                       and Item 1 of Part I of Form S-4)

      S-4 Item Number and Heading                                Location of Proxy Statement/Prospectus Heading
------------------------------------------------------------------------------------------------------------------------------------
A.  Information About the Transaction
    ---------------------------------
    1.  Forepart of Registration Statement                Forepart of Registration Statement; Outside Front Cover Page
        and Outside Front Cover Page of                   of Prospectus
        Prospectus

    2.  Inside Front and Outside Back Cover               Table of Contents; Available Information; Incorporation of
        Pages of Prospectus                               Certain Documents by Reference; Introduction

    3.  Risk Factors, Ratio of Earnings to                Introduction; Summary; Risk Factors; Selected Financial Data;
        Fixed Charges and Other Information               Market Prices; The Merger; Supervision and Regulation; Index
                                                          to Financial Statements of Equitable

    4.  Terms of the Transaction                          Forepart of Registration Statement; Introduction; Summary; The
                                                          Merger; Description of Compass Common and Preferred Stock;
                                                          Comparison of Rights of Shareholders of Equitable and Compass;
                                                          Information About Compass; Appendix I and Appendix II

    5.  Pro Forma Financial Information                   Selected Financial Data

    6.  Material Contacts with the Company                Summary; Recommendation of Board of Directors; The Merger;
        Being Acquired                                    Information About Equitable

    7.  Additional Information Required for               Not Applicable
        Reoffering by Persons and Parties
        Deemed to be Underwriters

    8.  Interests of Named Experts and                    Relationships with Independent Accountants; Experts; Legal
        Counsel                                           Opinions

    9.  Disclosure of Commission Position on              Indemnification
        Indemnification for Securities Act
        Liabilities

B.  Information About the Registrant
    --------------------------------

    10. Information With Respect to S-3                   Available Information; Incorporation of Certain Documents by
        Registrants                                       Reference; Summary; Recent Developments; Selected Financial
                                                          Data; Market Prices; Information About Compass

    11. Incorporation of Certain                          Incorporation of Certain Documents by Reference; Information
        Information by Reference                          About Compass

    12. Information With Respect to S-2 or                Not Applicable
        S-3 Registrants

    13. Incorporation of Certain                          Not Applicable
        Information by Reference

    14. Information With Respect to                       Not Applicable
        Registrants Other Than S-2 or S-3
        Registrants

C. Information About the Company Being Acquired
   --------------------------------------------

    15. Information With Respect to S-3                   Not Applicable
        Companies

    16. Information With Respect to S-2 or                Not Applicable
        S-3 Companies

    17. Information With Respect to                       Introduction; Summary; The Merger; Selected Financial Data;
        Companies Other Than S-2 or S-3                   Market Prices; Information About Equitable; Comparison of
        Companies                                         Rights of Stockholders of Equitable and Compass; Index to
                                                          Financial Statements of Equitable

D. Voting and Management Information
   ---------------------------------

    18. Information if Proxies, Consents or               The Proxy Card; Incorporation of Certain Documents by
        Authorizations Are to be Solicited                Reference; Introduction; Summary; The Merger; Information
                                                          About Compass; Information About Equitable; Relationships with
                                                          Independent Accountants; Experts; Appendix II

    19. Information if Proxies, Consents or               Not Applicable
        Authorizations Are Not to be Solicited,
        or in an Exchange Offer
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

EQUITABLE BANKSHARES, INC.                 COMPASS BANCSHARES, INC.


                           PROXY STATEMENT/PROSPECTUS

     Compass Bancshares, Inc., a Delaware corporation ("Compass"), has filed this Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Compass $2.00 par value common stock ("Compass Common Stock") to be issued in the proposed merger (the "Merger") of Equitable BankShares, Inc., a Texas corporation ("Equitable"), with and into Compass Equitable Texas, Inc. ("Compass Texas"), a Delaware corporation and wholly-owned subsidiary of Compass being formed for the purpose of effecting the Merger.

     This Proxy Statement/Prospectus constitutes the proxy statement of Equitable relating to the solicitation of proxies for use at the special meeting of shareholders of Equitable (the "Meeting") scheduled to be held on _________, ______ __, 1996 at ____ _.M., Dallas time, at Northwood Club, 6524 Alpha Road in Dallas, Texas, and any adjournments thereof. At the Meeting, the shareholders of Equitable will consider and vote upon a proposal to approve, ratify, confirm and adopt the Agreement and Plan of Merger dated as of October 13, 1995, by and between Compass and Equitable (the "Merger Agreement"), as amended, providing for, among other things, the merger of Equitable with and into Compass Texas and, in connection therewith, the receipt by Equitable shareholders of Compass Common Stock.

     The Merger Agreement provides for the holders of Equitable common stock, par value $0.10 per share ("Equitable Common Stock"), at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration (the "Merger Consideration") equal to that number of shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights) which is equal to $31,131,763 (the "Target Price") divided by the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding the tenth business day prior to the first business day following the later of
(i) the last received regulatory approval from the FDIC and the FRB and the expiration of any applicable waiting period with respect thereto and (ii) the approval of the Merger by Equitable's shareholders (the "Share Determination Market Value"). In the event, however, that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued being greater than 1,038,000, Compass may either terminate the Merger Agreement in accordance with its terms or agree to issue a number of shares of Compass Common Stock equal to the quotient of the Target Price divided by the Share Determination Market Value. In the event that Compass elects to terminate the Merger Agreement, Equitable shall have the right (in accordance with the terms of the Merger Agreement) to reject such termination by agreeing to accept an aggregate number of shares of Compass Common Stock equal to 1,038,000. Further, in the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued being less than 865,000, Compass will issue to the holders of the shares of Equitable Common Stock an aggregate number of shares of Compass Common Stock equal to 865,000. Unless Compass agrees to issue additional shares as described above, Compass is not obligated to issue more than 1,038,000 shares of Compass Common Stock as the Merger Consideration. Any decision of the Board of Directors of Equitable regarding whether to allow the Merger Agreement to terminate will be made in its sole discretion and could result in either (i) Equitable shareholders receiving Merger Consideration with an aggregate market value of less than $31,131,763, or
(ii) the termination of the Merger Agreement. If the Board of Directors of Equitable elects to allow the Merger Agreement to terminate, the Equitable shareholders would not receive any Merger Consideration but would retain their Equitable Common Stock.

     Holders of Equitable Common Stock shall receive for each share of Equitable Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the aggregate number of shares of Compass Common Stock to be issued to the holders of Equitable Common Stock as set forth in the preceding paragraph divided by (ii) the number of shares of Equitable Common Stock outstanding immediately prior to the Effective Time (the "Per Share Merger Consideration").

     As of January 19, 1996, there were 1,887,733 shares of Equitable Common Stock issued and outstanding. In addition, there are presently outstanding options exercisable for 141,895 shares of Equitable Common Stock (the "Options") and convertible debt instruments convertible into 79,000 shares of Equitable Common Stock (the "Debentures"). All of the Option holders have agreed to exercise their Options prior to the Effective Time pursuant to an Agreement to Terminate Options executed in connection with the Merger Agreement. Pursuant to such agreement, any Options not exercised prior to the Effective Time shall terminate. The terms of the Debentures provide that the unpaid principal amount of the Debentures shall be convertible into shares of Equitable Common Stock immediately prior to the Merger at a conversion price of $10 per share.
Assuming all of the Options and Debentures are exercised for or converted into Equitable Common Stock prior to the Effective Time, there will be 2,108,628 shares of Equitable Common Stock issued and outstanding immediately prior to the Effective Time.

     Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

     SEE "SUMMARY--THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER-- GENERAL"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     Consummation of the Merger is subject to the receipt of required governmental approvals, the approval of the holders of two-thirds of the outstanding Equitable Common Stock and certain other conditions, all as more fully described in this Proxy Statement/Prospectus. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED; CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     This Proxy Statement/Prospectus also constitutes the prospectus of Compass with respect to the shares of Compass Common Stock to be issued to the holders of Equitable Common Stock in the Merger; however, it does not cover resales of shares of Compass Common Stock upon consummation of the proposed reorganization, and no person is authorized to use this Proxy Statement/Prospectus in connection with any such resale. SEE "RESALE OF COMPASS STOCK".

     This Proxy Statement/Prospectus is first being mailed or delivered to Equitable shareholders on or about February __, 1996.

     Compass Common Stock is publicly traded in the over-the-counter market and quoted on the NASDAQ National Market System. On February 1, 1996, the last reported sale price per share of Compass Common Stock was $32-1/4. No active public trading market exists for the Equitable Common Stock.

     THE SECURITIES OF COMPASS BANCSHARES, INC. OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     All information concerning Compass and Compass Texas has been furnished by Compass, and all information regarding Equitable has been furnished by Equitable.

     EQUITABLE SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS".

The date of this Proxy Statement/Prospectus is February __, 1996.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

AVAILABLE INFORMATION ................................   4

INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE ..........................................   4

INTRODUCTION .........................................   6

SUMMARY ..............................................   8
  PARTIES TO THE MERGER ..............................   8
  THE MERGER .........................................   9
  REASONS FOR THE MERGER; RECOMMENDATION OF
    BOARDS OF DIRECTORS...............................  11
  THE MEETING ........................................  11
  RECORD DATE ........................................  11
  SHAREHOLDER VOTES REQUIRED .........................  11
  DISSENTERS' RIGHTS .................................  12
  FEDERAL INCOME TAX CONSEQUENCES ....................  12
  CONDITIONS TO CONSUMMATION AND REGULATORY
    APPROVALS; TERMINATION............................  12
    ACCOUNTING TREATMENT .............................  13

RISK FACTORS .........................................  14

RECENT DEVELOPMENT....................................  15

SELECTED FINANCIAL DATA ..............................  16

MARKET PRICES ........................................  18

THE MERGER ...........................................  19
  GENERAL ............................................  19
  BACKGROUND AND REASONS FOR THE MERGER ..............  21
  OPERATIONS AFTER THE MERGER ........................  22
  OTHER TERMS AND CONDITIONS .........................  22
  FEDERAL INCOME TAX CONSEQUENCES ....................  28
  GOVERNMENT APPROVALS ...............................  29
  ACCOUNTING TREATMENT ...............................  30

SUPERVISION AND REGULATION ...........................  30
  GENERAL ............................................  30
  COMPASS, COMPASS OF TEXAS AND COMPASS
    BANCORPORATION ...................................  30
  THE SUBSIDIARY BANKS ...............................  32
  OTHER ..............................................  33

DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK.....  35
  COMPASS COMMON STOCK ...............................  35
  DIVIDENDS ..........................................  35
  PREEMPTIVE RIGHTS ..................................  36
  VOTING RIGHTS ......................................  36
  LIQUIDATION  .......................................  36
  COMPASS PREFERRED STOCK ............................  36

COMPARISON OF RIGHTS OF
  SHAREHOLDERS OF EQUITABLE AND COMPASS ..............  37
  CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS
    STOCK ............................................  37
  CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF
    TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND
    BYLAW PROVISIONS .................................  37
  MERGERS ............................................  37
  APPRAISAL RIGHTS ...................................  38
  SPECIAL MEETINGS ...................................  38
  ACTIONS WITHOUT A MEETING ..........................  39
  ELECTION OF DIRECTORS ..............................  39
  VOTING ON OTHER MATTERS ............................  39
  PREEMPTIVE RIGHTS ..................................  40
  DIVIDENDS ..........................................  40
  LIQUIDATION RIGHTS .................................  40
  LIMITATION OF LIABILITY AND
    INDEMNIFICATION ..................................  41
  REMOVAL OF DIRECTORS ...............................  41
  INSPECTION OF BOOKS AND RECORDS ....................  41
  ANTITAKEOVER PROVISIONS ............................  41

RESALE OF COMPASS STOCK ..............................  42

INFORMATION ABOUT COMPASS ............................  42
  INCORPORATION OF CERTAIN DOCUMENTS BY
    REFERENCE  .......................................  42
  INTERESTS OF CERTAIN PERSONS .......................  42

INFORMATION ABOUT EQUITABLE ..........................  42
  SERVICES, EMPLOYEES AND PROPERTIES .................  42
  COMPETITION ........................................  43
  LEGAL PROCEEDINGS ..................................  43
  REGULATORY COMMITMENTS .............................  43
  MARKET PRICE AND DIVIDENDS .........................  44
  BENEFICIAL OWNERSHIP OF EQUITABLE COMMON STOCK
    BY EQUITABLE MANAGEMENT AND PRINCIPAL
    SHAREHOLDERS .....................................  44
  CERTAIN TRANSACTIONS BETWEEN EQUITABLE AND ITS
    DIRECTORS ........................................  47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF
  EQUITABLE BANKSHARES, INC. .........................  48
  GENERAL ............................................  48
  PROVISION FOR LOAN LOSSES ..........................  53
  NONINTEREST INCOME .................................  53
  NONINTEREST EXPENSE ................................  53

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION .  54
  CAPITAL RESOURCES ..................................  54
  LIQUIDITY ..........................................  55
  INTEREST RATE SENSITIVITY ..........................  56
  INVESTMENT SECURITIES ..............................  58
  DEPOSITS ...........................................  59
  LOANS ..............................................  60
  ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS ........  60
  NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS ........  62
  RETURN ON EQUITY AND ASSETS ........................  63

RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS ...........  63

EXPERTS ..............................................  64

LEGAL OPINIONS .......................................  64

INDEMNIFICATION ......................................  65

OTHER MATTERS ........................................  65

                             AVAILABLE INFORMATION

          Compass has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act for the registration of the Compass Common Stock proposed to be issued and exchanged in the Merger. This Proxy Statement/Prospectus was filed as a part of the Registration Statement.

          This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, the Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

          Compass is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549.

          THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT INCLUDED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS CONCERNING COMPASS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE TO EACH BENEFICIAL OWNER OF EQUITABLE COMMON STOCK, WITHOUT CHARGE AND UPON REQUEST, FROM THE CONTROLLER OF COMPASS AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 558-5740). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY FEBRUARY ___, 1996.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously filed by Compass with the Commission are incorporated herein by reference:

          (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-6032);

          (ii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (File No. 0-6032);

          (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-6032);

          (iv) Compass' Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 0-6032);

          (v) Compass' Proxy Statement dated March 1, 1995, relating to its annual meeting of shareholders held on April 11, 1995 (File No. 0-6032); and

          (vi) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032).

          All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

          No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Compass Texas, Equitable or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

          Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Compass, Compass Texas, Equitable or their respective affiliates since the date of this Proxy Statement/Prospectus.

                           PROXY STATEMENT/PROSPECTUS

                                  INTRODUCTION

          This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Equitable BankShares, Inc., a Texas corporation ("Equitable"), for use at the special meeting of Equitable shareholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). This Proxy Statement/Prospectus is also a prospectus for the shares of Compass Bancshares, Inc. ("Compass") $2.00 par value common stock ("Compass Common Stock") to be issued in connection with the merger (the "Merger") of Equitable with and into Compass Equitable Texas, Inc. ("Compass Texas"), a Delaware corporation and wholly-owned subsidiary of Compass being formed for the purpose of effecting the Merger.

          The following proposals will be considered and voted upon at the
Meeting:

          (1) To approve, ratify, confirm and adopt an Agreement and Plan of Merger, dated as of October 13, 1995, by and between Compass and Equitable, as amended (the "Merger Agreement"), pursuant to which Equitable will be merged with and into Compass Texas and become a wholly-owned subsidiary of Compass; and

          (2) To consider and transact such other business as may properly come before the Meeting.

          The Board of Directors of Equitable has fixed _________ ___, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof (the "Record Date"). As of such date, Equitable had (i) 4,000,000 shares of common stock, $0.10 par value per share ("Equitable Common Stock"), authorized, of which 1,887,733 shares were issued and outstanding. Certain officers of Equitable Bank (the "Bank") presently hold outstanding stock options to purchase up to a total of 141,895 shares of Equitable Common Stock (the "Options"). In addition, certain officers and directors of the Bank and shareholders of Equitable presently own convertible debt instruments convertible into 79,000 shares of Equitable Common Stock (the "Debentures"). As of the Record Date, the Equitable Common Stock was held of record by 190 persons or entities. Each share of Equitable Common Stock entitles the holder of record on the Record Date to one vote as to the Merger and one vote as to any other proposal to be voted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Equitable Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Equitable Common Stock, is required for approval of the Merger. EQUITABLE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER. SEE "SUMMARY--RECORD DATE"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

          The directors and executive officers of Equitable and the Bank control, with the power to vote, an aggregate of 1,258,836 shares of Equitable Common Stock, comprising approximately 66.7% of the total shares of Equitable Common Stock issued and outstanding as of the Record Date. In addition, certain directors and executive officers of Equitable and the Bank own Options to purchase and Debentures convertible into an aggregate of 220,895 shares of Equitable Common Stock, which Options and Debentures are not expected to be exercised or converted prior to the Meeting. Officers, directors and certain shareholders of Equitable owning 1,287,698 shares of Equitable Common Stock, comprising approximately 68.2% of the total shares of Equitable Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to a Voting Agreement and Irrevocable Proxy (the "Proxy"), to vote their shares in favor of the Merger. AS A RESULT, BECAUSE SUCH OFFICERS AND DIRECTORS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EQUITABLE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF

THE MERGER BY THE EQUITABLE SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--GENERAL"; "THE MERGER--ADDITIONAL AGREEMENTS"; AND "INFORMATION ABOUT EQUITABLE--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".

          Proxies in the form enclosed are solicited by Equitable's Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger. Failure to submit a proxy or to vote at the Meeting will have the same effect as a vote against the Merger. At present, Equitable's Board of Directors knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with the recommendation of Equitable's Board of Directors pursuant to the discretionary authority conferred by the proxy. SEE "OTHER MATTERS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.

          A proxy may be revoked at any time prior to its exercise by filing, at Equitable's principal office, a duly executed proxy bearing a later date or a written notice revoking such proxy. Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person by written ballot on any matter presented for a vote at such Meeting, whether or not such shareholder has given a proxy previously, and such action will constitute a revocation of any prior proxy.

          Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Equitable, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Equitable Common Stock held of record by such persons, and Equitable may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur in that connection. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

          Brokerage firms, banks, nominees, fiduciaries and other custodians are requested to forward these proxy materials to the beneficial owners of Equitable Common Stock held of record by them, and Equitable will reimburse them, upon request, for their reasonable expenses incurred in connection with such mailing or other communications with such beneficial owners.

          Compass' principal executive offices are located at 15 South 20th Street, Birmingham, Alabama 35233, and its telephone number is (205) 933-3000. Equitable's principal executive offices are located at 17218 Preston Road, Dallas, Texas 75252, and its telephone number is (214) 248-7000.

                                    SUMMARY

     The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus and the related documents.

  PARTIES TO THE MERGER

     Compass is a Delaware corporation which was organized in 1970. It is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Substantially all of Compass' revenues are derived from its subsidiaries, which are primarily banks located in Alabama, Texas and Florida.

     Compass owns Compass Bank ("Compass Bank"), a state bank headquartered in Birmingham, Alabama, Central Bank of the South, a state bank headquartered in Anniston, Alabama and Compass Bank, a Florida state member bank headquartered in Jacksonville, Florida. These wholly-owned commercial and savings bank subsidiaries conduct a general, full-service commercial and consumer banking business through 89 banking offices located in 47 communities in Alabama and 28 banking offices in Florida. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities.

     Compass Banks of Texas, Inc., a Delaware corporation ("Compass of Texas"), is a wholly-owned subsidiary of Compass. Compass of Texas and its wholly-owned subsidiary, Compass Bancorporation of Texas, Inc., a Delaware corporation ("Compass Bancorporation"), are bank holding companies registered with the Federal Reserve under the BHC Act. Compass Bancorporation owns Compass Bank-Houston in Houston, Texas ("Compass Bank-Houston"), Compass Bank-Dallas in Dallas, Texas ("Compass Bank-Dallas"), Compass Bank-San Antonio in San Antonio, Texas ("Compass Bank-San Antonio"), River Oaks Trust Company, a trust company located in Houston, Texas ("River Oaks Trust Company"), and Compass Texas Management, Inc., a Texas corporation ("Compass Management"). Compass Management provides management services to affiliated banks. These wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business through 38 banking offices in Houston, Texas, 21 banking offices in Dallas, Texas and 10 banking offices in San Antonio, Texas.

     During 1995, Compass acquired Southwest Bankers, Inc., and its bank subsidiary, The Bank of San Antonio, located in San Antonio, Texas. Announced acquisitions which are pending include the Merger, Peoples Bancshares, Inc. and its bank subsidiary, The Peoples National Bank, located in Belton, Texas, Post Oak Bank, located in Houston, Texas, Flower Mound Bancshares, Inc. and its bank subsidiary, Security Bank, located in Flower Mound, Texas, and Royall Financial Corporation and its bank subsidiary, The Royall National Bank of Palestine, located in Palestine, Texas. In addition, on November 22, 1995, Compass signed a letter of intent to acquire CFB Bancorp, Inc. and its subsidiary Community First Bank of Jacksonville, Florida.

     Compass Texas will be a Delaware corporation and a wholly-owned subsidiary of Compass and is being formed for the purpose of effecting the Merger.

     On September 30, 1995, Compass and its subsidiaries had consolidated assets of $10 billion, consolidated deposits of $7.4 billion, and total shareholders' equity of $672 million. Of Compass' $10 billion of consolidated assets, approximately $6 billion are held in Alabama, $3.4 billion are held in Texas, and $600 million are held in Florida. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SELECTED FINANCIAL DATA"; AND "INFORMATION ABOUT COMPASS".

     Equitable is a Texas corporation which was organized in 1984. It is a bank holding company registered with the Federal Reserve under the BHC Act. The Bank, a wholly-owned subsidiary of Equitable, is a state banking association organized under the laws of the State of Texas in 1979. The Bank has its principal office in Dallas, Texas, and has a branch in Fort Worth, Texas at 2016 West Rosedale, and branches in Arlington, Texas at 2205 North Collins and 701 Highlander Boulevard.

     On September 30, 1995, Equitable had consolidated total assets of $190 million, consolidated total deposits of $155 million, and total shareholders' equity of $11 million. SEE "SELECTED FINANCIAL DATA"; "INFORMATION ABOUT EQUITABLE"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EQUITABLE"; AND FINANCIAL STATEMENTS OF EQUITABLE.

  THE MERGER

     The Merger Agreement provides for the merger of Equitable with and into Compass Texas and for the holders of Equitable Common Stock at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration (the "Merger Consideration") equal to that number of shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights) which is equal to $31,131,763 (the "Target Price") divided by the average closing sales price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding the tenth business day prior to the first business day following the later of (i) the last received regulatory approval from the FDIC and the FRB and the expiration of any applicable waiting period with respect thereto and
  (ii) the approval of the Merger by Equitable's shareholders (the "Share Determination Market Value"). In the event, however, that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued being greater than 1,038,000, Compass may either terminate the Merger Agreement in accordance with its terms or agree to issue a number of shares of Compass Common Stock equal to the quotient of the Target Price divided by the Share Determination Market Value. In the event that Compass elects to terminate the Merger Agreement, Equitable shall have the right (in accordance with the terms of the Merger Agreement) to reject such termination by agreeing to accept an aggregate number of shares of Compass Common Stock equal to 1,038,000. Further, in the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued being less than 865,000, Compass will issue to the holders of the shares of Equitable Common Stock an aggregate number of shares of Compass Common Stock equal to 865,000. Unless Compass agrees to issue additional shares as described above, Compass is not obligated to issue more than 1,038,000 shares of Compass Common Stock as the Merger Consideration.
  Any decision of the Board of Directors of Equitable regarding whether to allow the Merger Agreement to terminate will be made in its sole discretion and could result in either (i) Equitable shareholders receiving Merger Consideration with an aggregate market value of less than $31,131,763, or (ii) the termination of the Merger Agreement. If the Board of Directors of Equitable elects to allow the Merger Agreement to terminate, the Equitable shareholders would not receive any Merger Consideration but would retain their Equitable Common Stock.

     Holders of Equitable Common Stock shall receive for each share of Equitable Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the aggregate number of shares of Compass Common Stock to be issued to the holders of Equitable Common Stock as set forth in the preceding paragraph divided by (ii) the number of shares of Equitable Common Stock outstanding immediately prior to the Effective Time (the "Per Share Merger Consideration").

     As of the Record Date, there were 1,887,733 shares of Equitable Common Stock issued and outstanding. In addition, there are presently outstanding Options exercisable for 141,895 shares of Equitable Common Stock and Debentures convertible into 79,000 shares of Equitable Common Stock. All of the Option holders have agreed to exercise their Options prior to the Effective Time pursuant to an Agreement to Terminate Options executed in connection with the Merger Agreement. Pursuant to such agreement, any Options not exercised prior to the Effective Time shall terminate. The terms of the Debentures provide that the unpaid principal amount of the Debentures shall be convertible into shares of Equitable Common Stock immediately prior to the Merger at a conversion price of $10 per share. Assuming all of the Options and Debentures are exercised for or converted into Equitable Common Stock prior to the Effective Time, there will be 2,108,628 shares of Equitable Common Stock issued and outstanding immediately prior to the Effective Time.

     Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

     The Merger Agreement also provides that the number of shares of Compass Common Stock to be received by Equitable shareholders in the Merger will be adjusted to give effect to any stock splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "INTRODUCTION"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--GENERAL"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     Compass Texas will be the surviving entity in the Merger and the officers and directors of Compass Texas will continue to be the officers and directors of Compass Texas after the Merger. Compass intends that Equitable's personnel will remain following the Merger and to that effect has entered into a three-year Employment Agreement with Mr. Robert H. Sewell, Chairman of the Board of Equitable, which will become effective at the Effective Time. SEE "THE MERGER--GENERAL"; AND "INFORMATION ABOUT EQUITABLE".

     The Merger Agreement was the result of arm's-length negotiations between representatives of Equitable and Compass. Equitable's Board of Directors believes the terms of the Merger are fair; however, no investment banking firm's opinion was sought or obtained by any party with respect to the fairness, from a financial point of view, of the Merger to any party or its shareholders. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER.

  REASONS FOR THE MERGER; RECOMMENDATION OF BOARDS OF DIRECTORS

     Consummation of the Merger offers the holders of Equitable Common Stock the opportunity to acquire an equity interest in a larger, more diversified financial institution, which is interested in expanding its operations in Texas, but which is not dependent solely upon the economic conditions of the Dallas-Fort Worth metropolitan area of Texas. Compass Common Stock is publicly traded and has a history of paying dividends. Equitable's Board of Directors anticipates that the Merger will expand the banking products and services offered to Equitable's customers and community and will enable Equitable's facilities to compete more effectively among banks and non-bank financial institutions. As part of a much larger holding company system, Equitable's facilities will be provided with specialized staff resources in accounting, auditing, investment, trust management, loan review, marketing, data processing and electronic funds transfer services. Equitable's Board of Directors has concluded unanimously that the proposed Merger is in the best interest of Equitable and its shareholders. EQUITABLE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EQUITABLE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the Equitable shareholders and the satisfaction of certain other conditions. SEE "INTRODUCTION"; SEE "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--THE MERGER"; "THE MERGER--BACKGROUND AND REASONS FOR THE MERGER"; "THE MERGER--OTHER TERMS AND CONDITIONS"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS"; "INFORMATION ABOUT COMPASS"; AND "INFORMATION ABOUT EQUITABLE".

  THE MEETING

     The Meeting will be held on _________, _________ ___, 1996 at ____ __.M.,
  Dallas time, at Northwood Club, 6524 Alpha Road in Dallas, Texas for the purposes of (i) approving, ratifying, confirming and adopting the Merger Agreement; and (ii) transacting such other business as may properly come before the Meeting.

  RECORD DATE

     The Record Date has been set by Equitable's Board of Directors as the close of business on ________ __, 1996. Only holders of Equitable's Common Stock as of such date will be entitled to vote at the Meeting. SEE "INTRODUCTION".

  SHAREHOLDER VOTES REQUIRED

     The Merger must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Equitable Common Stock issued and outstanding and entitled to vote at the Meeting.

     The directors and executive officers of Equitable and the Bank control, with the power to vote, an aggregate of 1,258,836 shares of Equitable Common Stock, comprising approximately 66.7% of the total shares of Equitable Common Stock issued and outstanding and entitled to vote at the Meeting. In addition, certain directors and executive officers of Equitable and the Bank own Options to purchase and Debentures convertible into an aggregate of 220,895 shares of Equitable Common Stock, which Options and Debentures are not expected to be exercised or converted prior to the Meeting. Officers, directors and certain shareholders of Equitable owning 1,287,698 shares of Equitable Common Stock, comprising approximately 68.2% of the total shares of Equitable Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger.
  AS A RESULT, BECAUSE SUCH OFFICERS AND DIRECTORS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF

  EQUITABLE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE EQUITABLE SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

     Compass Texas will have 10,000 shares of common stock, par value $0.01 per share, issued and outstanding, all of which will be owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as the sole shareholder of Compass Texas, will approve the Merger Agreement in the manner prescribed by the General Corporation Law of the State of Delaware ("GCL"). SEE "THE MERGER-- GENERAL".

  DISSENTERS' RIGHTS

     Holders of Equitable Common Stock who timely object to the Merger, and who otherwise comply with the provisions of the Texas Business Corporation Act ("TBCA"), will be entitled to exercise dissenters' rights. SEE "THE MERGER-- DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--DISSENTERS' RIGHTS"; AND APPENDIX II.

  CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION

     Consummation of the Merger is subject to approval of the Merger by the shareholders of Equitable, receipt or waiver of certain required regulatory approvals from the Federal Reserve under the BHC Act, the Federal Deposit Insurance Corporation ("FDIC") and the Banking Commissioner of Texas (the "Commissioner"), and the satisfaction or waiver of a number of other conditions. SEE "THE MERGER--OTHER TERMS AND CONDITIONS". Compass Bank has filed separate applications with the FDIC and the Commissioner to merge the Bank into Compass Bank-Dallas ("Bank Merger"), although the Bank Merger is not a condition to consummation of the Merger. Since it is anticipated that the Bank Merger will occur simultaneously with the Merger, a request for confirmation that no formal application under the BHC Act is required has been filed with the Federal Reserve. It is expected that the Federal Reserve, the FDIC and the Commissioner will issue their respective approvals of the transaction. SEE "THE MERGER--GOVERNMENTAL APPROVALS".

     If the Federal Reserve requires a formal application under the BHC Act, following Federal Reserve approval, the United States Department of Justice ("Justice Department"), pursuant to the BHC Act, has 15 to 30 days in which to bring an action opposing the Merger under the antitrust laws, which action would stay the Merger unless otherwise ordered by an appropriate judicial authority. The Justice Department has a similar 15 to 30 day period in which to object to the Merger after FDIC approval. No Justice Department objection or adverse action is anticipated.

     The respective boards of directors of Compass and Equitable may terminate the Merger Agreement as a result of, among other things, the failure of any of the several conditions to each of their respective obligations to close, or if the Effective Time does not occur on or before June 30, 1996 or such later date agreed to in writing by Compass and Equitable. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; "THE MERGER--BUSINESS PENDING EFFECTIVE TIME"; "THE MERGER--AMENDMENT; TERMINATION"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

  FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel to Compass and Compass Texas, based upon certain representations and assumptions, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result of such qualification, no gain or loss will be recognized by holders of Equitable Common Stock for federal income tax purposes upon receipt of Compass Common Stock in accordance with the Merger Agreement. Any gain attributable to cash received by holders of Equitable Common Stock in lieu of fractional shares of Compass Common Stock or upon exercise of their dissenters' rights will be taxed as ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. No information is provided herein with respect to the tax consequences, if any, of the Merger to shareholders under any state, local or foreign tax laws. EQUITABLE SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO ALL TAX CONSEQUENCES OF THE MERGER AFFECTING THEM. SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES".

     Compass expects to receive an opinion from Liddell, Sapp at the closing of the transaction contemplated by the Merger Agreement (the "Closing") that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER-- OTHER TERMS AND CONDITIONS" AND "LEGAL OPINIONS".

  ACCOUNTING TREATMENT

     Compass will account for the Merger under the pooling-of-interests method for financial reporting and all other purposes. Compass has requested a letter from KPMG Peat Marwick LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. SEE "THE MERGER--ACCOUNTING TREATMENT".

                                  RISK FACTORS

     Equitable shareholders currently control Equitable through their ability to elect the Board of Directors and vote on various matters affecting Equitable. The Merger will transfer control of Equitable from Equitable's shareholders to Compass, and the former offices of Equitable will eventually become branches of Compass Bank-Dallas. As of the Effective Time, the shareholders of Equitable will become shareholders of Compass, a multi-bank holding company. As a result of the Merger, the former shareholders of Equitable will no longer have the ability to control or influence the management policies of Equitable's operations, and as shareholders of Compass their ability to influence the management policies of Compass will be limited due to the fact that they will hold a relatively small percentage of the voting stock of Compass.

     Compass' banking subsidiaries compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue. SEE "INFORMATION ABOUT EQUITABLE--COMPETITION".

     In addition, general economic conditions impact the banking industry. The credit quality of Compass' loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which it conducts its business. The continued financial success of Compass and its subsidiaries depends somewhat on factors which are beyond Compass' control, including national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Compass' financial condition and results of operations, which, in all likelihood, would adversely affect the market price of Compass Common Stock. SEE "MARKET PRICES".

     Compass' Restated Certificate of Incorporation, as amended (the "Certificate"), and By-Laws contain several provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Equitable's Articles of Association and By-Laws do not contain similar restrictions, although under Texas law Equitable's shareholders may take action without a meeting only by unanimous written consent. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS COMMON STOCK"- AND "INFORMATION ABOUT COMPASS-RECENT DEVELOPMENTS".

     In the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be greater than 1,038,000, Compass may either terminate the Merger Agreement in accordance with its terms or agree to issue a number of shares of Compass Common Stock equal to the quotient of the Target Price divided by the Share Determination Market Value. In the event that Compass elects to terminate the Merger Agreement, Equitable shall have the right (in accordance with the terms of the Merger Agreement) to reject such termination by agreeing to accept an aggregate number of shares of Compass Common Stock equal to 1,038,000. Unless Compass agrees to issue additional shares as described above, Compass is not obligated to issue more than 1,038,000 shares of Compass Common Stock as the Merger Consideration. Any decision of the Board of Directors of Equitable regarding whether to allow the Merger Agreement to terminate will be made in its sole discretion and could result in either (i) Equitable shareholders receiving Merger Consideration with an aggregate market value of less than $31,131,763, or (ii) the termination of the Merger Agreement. If the Board of Directors of Equitable elects to allow the Merger Agreement to terminate, the Equitable shareholders would not receive any Merger Consideration but would retain their Equitable Common Stock.

     In addition, since the market price of the shares of Compass Common Stock to be delivered as the Merger Consideration is determined based on an average of the closing prices of Compass Common Stock as reported by the NASDAQ National Market System over a period of time, it is possible for the shareholders of Equitable to receive shares of Compass Common Stock with a market value less than $31,131,763 at the Effective Time of the Merger.

     SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass Common Stock.


                              RECENT DEVELOPMENTS

        Compass, in a press released dated January 18, 1996, reported record net income of $110.3 million for 1995, an increase of 9% over the $101.2 for 1994. Net income per share for 1995 was $2.88 as compared to $2.65 for the same period of 1994, a 9% increase. Net income for the fourth quarter of 1995 was $29.2 million an 8% increase over the $27.0 million for the prior year. Net income per share for the fourth quarter of 1995 increased 9% to $.76 from $.70 for the fourth quarter of 1994. Return on average assets was 1.17% and return on average shareholders' equity was 16.98% for the quarter ended December 31, 1995.

        Total assets increased 11% to $10.3 billion at December 31, 1995, from $9.3 billion at December 31, 1994. Earning assets grew to $9.5 billion from $8.5 billion, an 11% increase over the prior year. Period-end loans outstanding increased 9% to $6.4 billion from $5.8 billion. Deposits increased 8% to $7.7 billion from $7.2 billion and shareholders' equity increased 16% to $707 million at December 31, 1995.

                            SELECTED FINANCIAL DATA

          The following table, except for the lines designated as pro forma, summarizes certain unaudited consolidated historical financial data of Compass, and certain unaudited consolidated historical financial data of Equitable. The table also summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Equitable assuming that the Merger had been effective at the beginning of 1990. The historical data of Compass as of and for the years ended December 31, 1994, 1993, 1992, 1991 and 1990 has been restated to reflect the April 1995 acquisition of Southwest Bankers, Inc. which was accounted for under the pooling-of-interests method of accounting. The historical data of Equitable and Compass as of and for the years ended December 31, 1994, 1993, 1992, 1991, and 1990 is derived from the audited financial statements of Equitable and Compass, respectively. The pro forma income information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1990, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.

                                    AS OF AND           (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  FOR THE NINE
                                  MONTHS ENDED                 AS OF AND FOR THE YEARS ENDED
                                  SEPTEMBER 30,                         DECEMBER 31,
                                 --------------  --------------------------------------------------------

                                     1995          1994        1993       1992        1991        1990
                                 ------------   ---------   ---------  ----------  ----------  ----------
TOTAL ASSETS

  Compass                          $9,988,845  $9,265,137  $7,453,859  $7,210,151  $6,898,873  $5,665,928
  Equitable                           190,011     173,814     158,331     142,644     129,200     121,408

TOTAL DEPOSITS
  Compass                           7,423,093   7,188,913   5,733,309   5,532,599   5,224,136   4,204,651
  Equitable                           154,967     142,677     138,014     126,994     116,174     109,658

LONG-TERM DEBT
  Compass                             659,876     487,916     328,938     207,730      20,336      18,905
  Equitable                             2,040       2,415       3,040       3,780       3,880       5,487

TOTAL SHAREHOLDERS' EQUITY
  Compass                             671,935     611,673     561,587     518,269     455,455     365,405
  Equitable                            11,021       9,690       8,168       6,958       5,701       3,428

NET INTEREST INCOME
  Compass                             260,663     336,768     334,146     322,774     262,659     203,397
  Equitable                             6,224       7,068       6,226       6,274       5,538       4,865

NET INCOME BEFORE
EXTRAORDINARY ITEM
  Compass                              81,082     101,246      92,679      77,870      63,009      49,889
  Equitable                             1,283       1,438       1,210         907         398         182

NET INCOME PER COMMON
SHARE BEFORE EXTRAORDINARY ITEM
  Compass
  Historical                             2.12        2.65        2.39        2.00        1.68        1.39
  Pro Forma(1)                           2.10        2.62        2.36        1.98        1.65        1.36



                                        AS OF AND           (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                      FOR THE NINE
                                      MONTHS ENDED                 AS OF AND FOR THE YEARS ENDED
                                      SEPTEMBER 30,                         DECEMBER 31,
                                     --------------  --------------------------------------------------------

                                         1995          1994        1993       1992        1991        1990
                                     ------------   ---------   ---------  ----------  ----------  ----------
NET INCOME PER COMMON SHARE
 BEFORE EXTRAORDINARY ITEM
  Equitable
    Historical                               0.61        0.68        0.57        0.44        0.22        0.10
    Equivalent Pro Forma (2)                 0.99        1.23        1.11        0.93        0.77        0.64
CASH DIVIDENDS PER COMMON SHARE
  Compass
    Historical                               0.84        0.92        0.76       0.667       0.587       0.533
    Pro Forma                                0.81        0.87        0.70        0.57        0.50        0.45
  Equitable
    Historical                                  -           -           -           -           -           -
    Equivalent Pro Forma (2)                 0.38        0.41        0.33        0.27        0.23        0.21
SHAREHOLDERS' EQUITY (BOOK
 VALUE) PER COMMON SHARE
  Compass
    Historical                              17.62       16.13       14.83       13.10       11.57        9.98
    Pro Forma                               17.46       15.97       14.66       12.94       11.42        9.80
  Equitable
    Historical                               6.33        5.57        4.74        4.04        3.53        2.19
    Equivalent Pro Forma (2)                 8.20        7.50        6.88        6.07        5.36        4.60
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING
  Compass
    Historical                             38,301      38,147      38,137      37,811      36,543      35,785
    Pro Forma                              39,291      39,137      39,127      38,801      37,533      36,775
  Equitable
    Historical                              2,118       2,112       2,108       2,053       1,851       1,826
NUMBER OF COMMON SHARES
OUTSTANDING AT END OF PERIOD
  Compass
    Historical                             38,134      37,922      37,877      37,810      37,378      36,628
    Pro Forma                              39,124      38,912      38,867      38,800      38,368      37,618
  Equitable
    Historical                              1,742       1,741       1,725       1,723       1,616       1,566
--------------------

(1) Net income per common share before extraordinary item represents primary earnings per share (i.e., the amount of earnings attributable to each share of common stock outstanding, including common stock equivalents).

(2) Equitable's Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio. The exchange ratio was computed assuming the exercise of all Options and the conversion of all Debentures. The Merger Consideration assumed is based on the average closing sales price of Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding October 16, 1995, the day of the announcement of the execution of the Merger Agreement. Assuming Merger Consideration of $31.7125 per share, the average closing sales price of Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding February 2, 1996, the equivalent pro forma amounts presented above would not change.

                                 MARKET PRICES

          Compass Common Stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the NASDAQ National Market System.

          The following table sets forth for the periods indicated the high and low sales prices for Compass Common Stock reported through the NASDAQ National Market System published in The Wall Street Journal. The prices shown do not
                           -----------------------
include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar.

                   Compass Common Stock
                   --------------------
---------------------------------------
Period                High        Low
------               ------      ------
1994
----
First Quarter            24          21
Second Quarter       26-3/4          23
Third Quarter            26          23
Fourth Quarter       23-3/4          21

1995
----
First Quarter            28      21-1/2
Second Quarter       29-1/4      25-1/2
Third Quarter        33-3/4      28-1/2
Fourth Quarter       33-1/2      30-1/8

1996
----
First Quarter
(through February    33-1/8      30-3/4
 1, 1996)

     On October 13, 1995, the business day immediately preceding the announcement of the execution of the Merger Agreement, the last reported sale price for Compass Common Stock was $31-1/2. On February 1, 1996 the last reported sale price for Compass Common Stock was $32-1/4. There is no assurance at such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.

     There is no active public trading market for Equitable Common Stock, although it is traded infrequently in private transactions about which Equitable's management has little reliable information regarding price.

                                   THE MERGER

     The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference.

GENERAL

     The Merger Agreement provides for the merger of Equitable with and into Compass Texas in accordance with the terms and conditions of the Merger Agreement. Compass Texas will be the surviving entity in the Merger and the separate existence of Equitable will cease. The officers and directors of Compass Texas will continue to be the officers and directors of the surviving bank after the Merger. Compass intends that Equitable's personnel will remain following the Merger. Following the Merger, the Bank will merge into Compass Bank-Dallas and the former Bank locations will become branches of Compass Bank-Dallas. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "THE MERGER--OPERATIONS AFTER THE MERGER"; "THE MERGER--GOVERNMENT APPROVALS"; AND APPENDIX I.

     The Merger Agreement provides for the holders of Equitable Common Stock at the Effective Time, other than dissenting shareholders, to receive Merger Consideration equal to that number of shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights) which is equal to the Target Price divided by the Share Determination Market Value. In the event, however, that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued being greater than 1,038,000, Compass may either terminate the Merger Agreement in accordance with its terms or agree to issue a number of shares of Compass Common Stock equal to the quotient of the Target Price divided by the Share Determination Market Value. In the event that Compass elects to terminate the Merger Agreement, Equitable shall have the right (in accordance with the terms of the Merger Agreement) to reject such termination by agreeing to accept an aggregate number of shares of Compass Common Stock equal to 1,038,000. Further, in the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued being less than 865,000, Compass will issue to the holders of the shares of Equitable Common Stock an aggregate number of shares of Compass Common Stock equal to 865,000. Unless Compass agrees to issue additional shares as described above, Compass is not obligated to issue more than 1,038,000 shares of Compass Common Stock as the Merger Consideration. Any decision of the Board of Directors of Equitable regarding whether to allow the Merger Agreement to terminate will be made in its sole discretion and could result in either (i) Equitable shareholders receiving Merger Consideration with an aggregate market value of less than $31,131,763, or (ii) the termination of the Merger Agreement. If the Board of Directors of Equitable elects to allow the Merger Agreement to terminate, the Equitable shareholders would not receive any Merger Consideration but would retain their Equitable Common Stock.

     Holders of Equitable Common Stock shall receive for each share of Equitable Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) the aggregate number of shares of Compass Common Stock to be issued to the holders of Equitable Common Stock as set forth in the preceding paragraph divided by (ii) the number of shares of Equitable Common Stock outstanding immediately prior to the Effective Time.

     As of January 19, 1996, there were 1,887,733 shares of Equitable Common Stock issued and outstanding. In addition, there are presently outstanding Options exercisable for 141,895 shares of Equitable Common Stock and Debentures convertible into 79,000 shares of Equitable Common Stock. All of the Option holders have agreed to exercise their Options prior to the Effective Time pursuant to an Agreement to Terminate Options executed in connection with the Merger Agreement. Pursuant to such agreement, any Options not execised prior to the Effective Time shall terminate. The terms of the Debentures provide that the unpaid principal amount of the Debentures shall be convertible into shares of Equitable Common Stock immediately prior to the Merger at a conversion price of $10 per share. Assuming all of the Options and Debentures are exercised for or converted into Equitable Common Stock prior to the Effective Time, there will be 2,108,628 shares of Equitable Common Stock issued and outstanding immediately prior to the Effective Time.

     Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

     Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

     The Merger Agreement also provides that the Merger Consideration, consisting of shares of Compass Common Stock, shall be adjusted to give effect to any stock splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. SEE "SUMMARY- -THE MERGER"; "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; APPENDIX I; AND APPENDIX II.

     As of the Record Date, there were 1,887,733 shares of Equitable Common Stock issued and outstanding, outstanding Options exercisable for 141,895 shares of Equitable Common Stock and Debentures convertible into 79,000 shares of Equitable Common Stock. All of the Option holders have agreed to exercise their Options prior to the Effective Time pursuant to an Agreement to Terminate Options executed in connection with the Merger Agreement. Pursuant to such agreement, any Options not exercised prior to the Effective Time shall terminate. The terms of the Debentures provide that the unpaid principal amount of the Debentures shall be convertible into shares of Equitable Common Stock immediately prior to the Merger at a conversion price of $10 per share. Assuming the exercise of all outstanding Options and the conversion of all outstanding Debentures prior to the Effective Time, there would be approximately 2,108,628 shares of Equitable Common Stock issued and outstanding immediately prior to the Effective Time. Assuming that (i) there will be 2,108,628 shares of Equitable Common Stock issued and outstanding as of the Effective Time; and (ii) the Share Determination Market Value will be $31.7125, the average closing sales price of Compass Common Stock as reported by the NASDAQ National Market System for the 20 trading days preceding February 2, 1996, each shareholder of Equitable (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive .4656 shares of Compass Common Stock for each share of Equitable Common Stock held. SEE "INTRODUCTION"; "SUMMARY--THE MERGER"; AND APPENDIX I.

     The Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Equitable Common Stock entitled to vote at the Meeting. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Officers, directors and certain shareholders of Equitable and the Bank owning 1,287,698 shares of Equitable Common Stock, comprising approximately 68.2% of the total shares of Equitable Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. AS A RESULT, BECAUSE SUCH OFFICERS AND DIRECTORS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EQUITABLE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE EQUITABLE SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

     Compass Texas will have 10,000 shares of common stock, $0.01 par value per share, issued and outstanding, all of which will be owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as sole shareholder of Compass Texas, will approve the Merger Agreement in the manner prescribed by the GCL. SEE "SUMMARY--SHAREHOLDER VOTES REQUIRED".

     The Merger will be effective as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger. At the Effective Time, by operation of law, holders of Equitable Common Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become owners of Compass Common Stock and will no longer be owners of Equitable Common Stock. After the Effective Time, all certificates for Equitable Common Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' RIGHTS"; AND APPENDIX II.


BACKGROUND AND REASONS FOR THE MERGER

     Compass and Compass of Texas began analyzing the possible acquisition of Equitable in June 1995, and contacted Equitable at that time. Representatives of Equitable and Compass of Texas then commenced discussions concerning a possible affiliation of the two entities. In evaluating Compass' offer, Equitable's management considered competitive conditions in the market served by Equitable, the value of the assets of Equitable, its capital and other requirements, the current regulatory environment, the prospects for trading Equitable Common Stock and its future growth prospects in light of the Dallas-Fort Worth economy. Equitable's management also considered the changing markets for financial services. In considering whether to affiliate with Compass, a larger financial institution with significantly greater financial resources and expertise, Equitable believed that Compass' size offered expansion opportunities for services not otherwise available to Equitable and its customers, which would better enable the Bank to compete. In addition, Equitable has confidence in Compass' management. Equitable and its Board of Directors determined that Equitable's competitive position and the value of its stock could best be enhanced through affiliation with Compass. SEE "SUMMARY--THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF EQUITABLE--CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION".

     The Board of Directors of Equitable was interested in the prospect of affiliating with a larger institution which has significantly greater financial resources and more diversified operations. Holders of Equitable Common Stock will benefit from receiving common stock in a larger company with a history of paying dividends on its common stock. Equitable's customers will have access to a much larger banking network with greater services and higher lending limits.

     Compass and Compass of Texas have considered further expansion opportunities in Dallas and Fort Worth in order to enlarge their Dallas-Fort Worth operations to a more economical size and to expand into additional market areas. Acquiring Equitable will result in economies of scale and increase the market served by Compass' affiliates in the greater Dallas-Fort Worth market. It will also assist Compass' Texas affiliates in providing the management and organizational flexibility needed to expand elsewhere in Texas by branching and other acquisitions.

     Following arm's length negotiations between representatives of Compass and Equitable, Compass and Equitable entered into the Merger Agreement on October 13, 1995. The aggregate price to be paid to holders of Equitable Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Equitable, the earnings potential and deposit base of Equitable, potential growth in Equitable's market, Equitable's asset quality and the effect of the Merger on the shareholders, customers and employees of Compass and Equitable. SEE "SUMMARY--THE MERGER".

     Equitable's Board of Directors believes the terms of the Merger to be fair and in the best interest of Equitable's shareholders. However, no investment banking firm's opinion was sought or obtained by any party with respect to the fairness, from a financial point of view, of the Merger to any party or its shareholders. EQUITABLE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EQUITABLE'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of Equitable's shareholders and the satisfaction of certain other conditions. SEE "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS".

OPERATIONS AFTER THE MERGER

     Compass and the Bank presently intend that immediately following the completion of the Merger, the Bank will be merged with and into Compass Bank-Dallas, subject to the necessary regulatory approvals. Thereafter, the separate existence of the Bank will cease, and the former offices of the Bank will become branches of Compass Bank-Dallas. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; AND "THE MERGER-- OTHER TERMS AND CONDITIONS".

OTHER TERMS AND CONDITIONS

     The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

     (i) The receipt of regulatory approvals, which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting periods with respect thereto. SEE "THE MERGER--GOVERNMENT APPROVALS";

     (ii) The consummation of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

     (iii) The approval of the Merger Agreement by Equitable's shareholders entitled to vote at the Meeting;

     (iv) The Registration Statement relating to the Compass Common Stock shall be effective under the Securities Act and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or any proceedings under the Commission or applicable state securities authorities rules with respect to the transaction contemplated hereby, shall be pending before or threatened by the Commission or any applicable state securities or blue sky authorities;

     (v) All representations and warranties of Equitable and Compass shall be true and correct in all material respects as of the date of the Merger Agreement and at and as of the Effective Time;

     (vi) Equitable, Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to the Effective Time;

     (vii) There shall not have occurred a Material Adverse Effect with respect to Equitable or the Bank;

     (viii) The directors of Equitable and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing Equitable and the Bank from any and all claims of such directors (except as to their deposits and accounts and as to rights of indemnification pursuant to the Articles of Incorporation or Association and the Bylaws of Equitable or the Bank, which rights shall survive the Merger) and shall have delivered to Compass their resignations as directors of the Bank;

     (ix) The officers of Equitable and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing Equitable and the Bank from any and all claims of such officers (except as to deposits and accounts and as to rights of indemnification pursuant to the Articles of Incorporation or Association and Bylaws of Equitable or the Bank, which rights shall survive the Merger);

     (x) Compass and Equitable shall have received the opinions of counsel to Equitable and Compass acceptable to them as to certain matters;

     (xi) The holders of no more than 5% of the Equitable Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

     (xii) Compass shall have received a letter from KPMG Peat Marwick LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement;

     (xiii) The aggregate principal amount of all Equitable indebtedness shall not exceed $1,250,000;

     (xiv) Compass shall have received from holders of Equitable Common Stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

     (xv) Compass and Compass Texas shall have received an opinion of counsel satisfactory to them that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

     (xvi) The Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of the Merger Agreement through the Effective Time;

     (xvii) Compass shall have determined, in its reasonable judgment, that certain liabilities and obligations of Equitable and the Bank do not have a Material Adverse Effect;

     (xviii) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Equitable Common Stock shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

     (xix) The Bank and Equitable shall have delivered to the directors and officers of Equitable and the Bank an instrument dated the Effective Time releasing such directors and officers from any and all claims of Equitable and the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors and officers by Compass or Compass Texas in connection with the transactions contemplated by the Merger Agreement; SEE "SUMMARY-- FEDERAL INCOME TAX CONSEQUENCES" AND "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; and

     (xx) Compass and Equitable shall have received certificates of the other as to certain items described above.


Any condition to the consummation of the Merger, except the required shareholder and regulatory approvals, may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

     Each of the directors, executive officers and principal shareholders of Equitable has entered into a Pooling Transfer Restrictions Agreement with Compass and Equitable pursuant to which they have agreed, among other things,
(i) not to transfer any of their respective shares of Equitable Common Stock within 30 days prior the Effective Time, (ii) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Equitable and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (iii) not otherwise to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder.

     Officers, directors and certain shareholders of Equitable and the Bank owning 1,287,698 shares of Equitable Common Stock, comprising approximately 68.2% of the total shares of Equitable Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. AS A RESULT, BECAUSE SUCH OFFICERS AND DIRECTORS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EQUITABLE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE EQUITABLE SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

BUSINESS PENDING EFFECTIVE TIME

     The Merger Agreement imposes certain limitations on the conduct of Equitable's business pending consummation of the Merger. Among other things, Equitable must conduct its businesses only in the ordinary course, consistent with prudent banking practices. SEE "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

AMENDMENT; TERMINATION

     The Merger Agreement may be amended or supplemented at any time, before or after the Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or which materially and adversely affects the rights of Equitable's shareholders can be made after the Meeting without the required approval of Equitable's shareholders.

     In addition to termination due to pricing issues (SEE "SUMMARY--THE MERGER"; AND "THE MERGER--GENERAL"), the Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Equitable shareholders, at any time before the Effective Time by:

       (i) Mutual written consent duly authorized by the Boards of Directors of Compass and Equitable;

       (ii) Compass (a) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Equitable which constitutes a Material Adverse Effect, as defined in the Merger Agreement, (b) due to certain unacceptable environmental circumstances pursuant to Section 6.10 of the Merger Agreement, or (c) if the conditions to the obligations of Compass and Compass Texas to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Compass;

       (iii) Equitable if Equitable's conditions to Closing contained in the Merger Agreement are not satisfied or waived in writing by Equitable;

       (iv) Compass or Equitable if the Effective Time shall not have occurred on or before June 30, 1996, or such later date agreed to in writing by Compass and Equitable; or

       (v) Compass or Equitable if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; "THE MERGER--GENERAL"; "THE MERGER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

     Upon termination of the Merger Agreement, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, except that the parties are not relieved of liability for any breach of the Merger Agreement.

EXCHANGE OF SHARES

     Promptly after the Effective Time, the Exchange Agent will furnish each holder of record of Equitable Common Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing Equitable Common Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto within a reasonable time after good delivery of Equitable Common Stock certificates for exchange accompanied by the appropriate transmittal materials.

     Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof shall pay cash to any holder of Equitable Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Per Share Merger Consideration. SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES"; "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES"; AND APPENDIX I.

     Persons who are entitled to receive Compass Common Stock pursuant to the Merger will not be entitled to vote such Compass Common Stock or to receive any dividends thereon until they have properly surrendered their Equitable Common Stock certificates in exchange for Compass Common Stock.

     Upon the Effective Time of the Merger, former Equitable shareholders will cease to have any rights as shareholders of Equitable, and the Equitable shareholders shall have only the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under Texas law. SEE "THE MERGER--DISSENTERS' RIGHTS".


DISSENTERS' RIGHTS

     By following the specific procedures set forth in the TBCA, Equitable shareholders have a statutory right to dissent from the Merger. If the Merger is approved and consummated, any Equitable shareholder who properly perfects his dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount of cash equal to the fair value of his shares of Equitable Common Stock rather than receiving the consideration set forth in the Merger Agreement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the TBCA, which are reproduced in full in Appendix II to this Proxy Statement/Prospectus. A shareholder must complete each step in the precise order prescribed by the statute to perfect his dissenter's rights of appraisal.

     Any shareholder who desires to dissent from the Merger shall file a written objection to the Merger with Equitable prior to the Meeting at which a vote on the Merger shall be taken, stating that the shareholder will exercise his right to dissent if the Merger is effective and giving the shareholder's address to which notice thereof shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's dissenter's rights of appraisal. If the Merger is effected, each shareholder who sent notice to Equitable as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger ("Dissenting Shareholder"). Failure to vote against the Merger will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the Merger will constitute such a waiver.

     Compass Texas will be liable for discharging the rights of Dissenting Shareholders and shall, within ten (10) days of the Effective Time, notify the Dissenting Shareholders in writing that the Merger has been effected. Each Dissenting Shareholder so notified shall, within ten (10) days of the delivery or mailing of such notice, make a written demand on Compass at 15 South 20th Street, Birmingham, Alabama 35233, for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder.
Such demand shall state the number and class of shares owned by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who fail to make a written demand within the ten (10) day period will be bound by the Merger and lose their rights to dissent. Within twenty (20) days after making a demand, the Dissenting Shareholder shall submit certificates representing his shares of Equitable Common Stock to Compass for notation thereon that such demand has been made.

     Within twenty (20) days after receipt of a Dissenting Shareholder's demand letter as described above, Compass shall deliver or mail to the Dissenting Shareholder written notice (i) stating that Compass accepts the amount claimed in the demand letter and agrees to pay that amount within ninety (90) days after the Effective Time upon surrender of the relevant certificates of Equitable Common Stock duly endorsed by the Dissenting Shareholder, or (ii) containing Compass' written estimate of the fair value of the shares of Equitable Common Stock together with an offer to pay such amount within ninety (90) days after the Effective Time if Compass receives notice, within sixty (60) days after the Effective Time, stating that the Dissenting Shareholder agrees to accept that amount and surrender of the relevant certificates of Equitable Common Stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in Equitable, Compass or the Bank following payment of the agreed value.

     If the Dissenting Shareholder and Compass cannot agree on the fair value of the shares within sixty (60) days after the Effective Time, the Dissenting Shareholder or Compass may, within sixty (60) days of the expiration of the initial sixty (60) day period, file a petition in any court of competent jurisdiction in Dallas County, Texas requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with Compass on the value of their shares shall be bound by the Merger and lose their rights to dissent. After a hearing concerning the petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the TBCA and have become entitled to the valuation of, and payment for, their shares, and shall appoint one or more qualified appraisers to determine the value of the shares of Equitable Common Stock in question. The appraisers shall determine such value and file a report with the court. The court shall then in its judgment determine the fair value of the shares of Equitable Common Stock, which judgment shall be binding on Compass and on all Dissenting Shareholders receiving notice of the hearing. The court shall direct Compass to pay such amount, together with interest thereon, beginning ninety-one (91) days after the Effective Time to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to Compass of certificates representing shares of Equitable Common Stock duly endorsed by the Dissenting Shareholders. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in Equitable, Compass or the Stock. All court costs and fees of the appraisers shall be allotted between the parties in the manner that the court determines is fair and equitable.

     Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Equitable Common Stock shall not thereafter be entitled to vote or exercise any other rights as a shareholder except the statutory right of appraisal as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right to appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the Merger.

     Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Equitable Common Stock may withdraw such demand at any time before payment for his shares or before a petition has been filed with an appropriate court for determination of the fair value of such shares.
If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the Merger and his status as a shareholder shall be restored without prejudice to any corporate proceedings, dividends, or distributions which may have occurred during the interim. SEE SUMMARY-- DISSENTERS' RIGHTS"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--APPRAISAL RIGHTS"; AND APPENDIX II.

     It is a condition to Compass' obligations under the Merger Agreement that not more than 5% of the outstanding shares of Equitable Common Stock shall have been determined to be held by dissenting or potentially dissenting shareholders. If such condition is not met, Compass will be entitled to terminate the Merger Agreement. SEE "THE MERGER AGREEMENT--OTHER TERMS AND CONDITIONS".

     SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES" for a description of the tax consequences of exercising dissenters' rights.

FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Liddell, Sapp, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

     Liddell, Sapp has relied upon certain assumptions and representations in issuing its opinion, including the following:

     1. The Merger and the Bank Merger will be respected as separate transactions for federal income tax purposes. This matter is discussed in greater detail below.

     2. Equitable shareholders will receive only Compass Common Stock in the Merger and they will not receive or be deemed by the IRS to receive any cash (other than cash paid in lieu of fractional shares of Compass Common Stock) or other property which would constitute "boot" for federal income tax purposes.

     3. Compass has received representations from certain Equitable shareholders receiving at least 50% of the Compass Common Stock issued in the Merger stating that they have no present intention to dispose of the Compass Common Stock received.

     In such counsel's opinion, the following federal income tax consequences to Equitable shareholders will result from the qualification of the Merger as a reorganization under Section 368(a) of the Code:

     1. An Equitable shareholder will not recognize any gain or loss upon the exchange of his Equitable Common Stock solely for Compass Common Stock.

     2. The aggregate tax basis of Compass Common Stock received by an Equitable shareholder in the Merger will be the same as the aggregate basis of the Equitable Common Stock surrendered in exchange therefor. For purposes of allocating this aggregate basis to individual shares of Compass Common Stock received, the IRS position is that each separate block of stock surrendered shall be treated separately. Under this rule, for example, if an Equitable shareholder surrenders two blocks of Equitable Common Stock in the Merger, having an adjusted basis of $1.00 per share for the first block and $2.00 per share for the second block, the Compass Common Stock which he receives in exchange for each share of Equitable Common Stock in the first block will have a basis of $1.00, and the Compass Common Stock which he receives in exchange for each share of Equitable Common Stock in the second block will have a basis of $2.00.

     3. The holding period of Compass Common Stock to be received by each Equitable shareholder will include the period during which he held the Equitable Common Stock surrendered in exchange therefor, provided that the Equitable Common Stock is held as a capital asset on the date of the exchange.

     4. The payment of cash in lieu of fractional shares of Compass Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Compass. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

     5. For an Equitable shareholder who dissents from the Merger and receives solely cash in exchange for his or her Equitable Common Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of
Section 302 of the Code.

     The parties presently intend to consummate the Bank Merger immediately after the Merger. If the independent significance of the Merger and the Bank Merger were disregarded and the tax consequences of the transaction were determined by focusing solely upon the Bank Merger, the transaction would not qualify as a reorganization under Section 368(a) of the Code because it would not satisfy the continuity of interest requirement. Instead, the exchange by the Equitable shareholders of the Equitable Common Stock for Compass Common Stock would be taxable, and Compass, Equitable and the Bank would also recognize gain or loss on the transaction. Compass has obtained a private letter ruling from the IRS in connection with an unrelated but similarly structured transaction to the effect that the consummation of a subsidiary bank merger immediately following a bank holding company merger will not prevent the subsidiary bank merger from satisfying the continuity of interest requirement. However, it should be noted that the above-referenced private letter ruling reports the holding of the IRS on a particular transaction and may not be relied upon or cited as precedent by the Equitable shareholders. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS; TERMINATION"; AND "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES".

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. EQUITABLE SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN INCOME OR OTHER TAX LAWS.

     Compass and Equitable expect to receive a legal opinion from Liddell, Sapp at the Closing that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

GOVERNMENT APPROVALS

     The Merger is subject to, and conditioned upon, receipt of approval from the Commissioner and either approval of a formal application under the BHC Act by the Federal Reserve, or confirmation by the Federal Reserve that a formal application under the BHC Act is not required. The Bank Merger, if consummated, will also require the approval of the FDIC and the Commissioner. A request for confirmation that no formal application under the BHC Act is required has been submitted to the Federal Reserve, and applications to the FDIC and the Commissioner have been submitted with respect to the Merger and Bank Merger, which approvals are expected to be issued timely.

     If the Federal Reserve requires a formal application under the BHC Act, the Merger may not be consummated for a period of 15 to 30 days after Federal Reserve approval. In addition, the Bank Merger may not be consummated for a period of 15 to 30 days following FDIC approval. During either such 15 to 30 day waiting period, the Justice Department may object to the Merger on antitrust grounds, which action will stay the consummation of the transactions unless otherwise ordered by an appropriate judicial authority. Neither Equitable nor Compass has any reason to believe that the Justice Department will take any action to stay the approval of the Merger. Approval of the Bank Merger is not a condition to consummation of the Merger.

     The Texas Banking Act allows out-of-state bank holding companies to acquire bank holding companies that own or control state or national banks located within Texas. The Commissioner must make a recommendation to the Federal Reserve as to whether the transaction should be approved under the BHC Act. To date, the parties are not aware of and do not expect any adverse recommendation from the Commissioner. SEE "SUMMARY--CONDITIONS TO CONSUMMATION AND REGULATORY APPROVALS"; "TERMINATION"; AND "SUPERVISION AND REGULATION".

ACCOUNTING TREATMENT

     Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has requested a letter from KPMG Peat Marwick LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the Effective Time, Equitable's assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Equitable and Compass as if the Merger had taken place prior to the periods covered by such financial statements. SEE "SUMMARY--ACCOUNTING TREATMENT"; "SELECTED FINANCIAL DATA"; AND "THE MERGER--OTHER TERMS AND CONDITIONS".


                           SUPERVISION AND REGULATION

GENERAL

     Bank holding companies and banks are regulated extensively under both federal and state law. Compass, Compass of Texas and Compass Bancorporation are subject to regulation by the Federal Reserve and their respective bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the Office of the Comptroller of the Currency ("OCC"), FDIC and/or the appropriate state banking departments. The deposits of each of the Subsidiary Banks are insured by the FDIC, and Compass Bank and Compass Bank, N.A., are members of the Federal Reserve System. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "INCORPORATION OF DOCUMENTS BY REFERENCE".

COMPASS, COMPASS OF TEXAS AND COMPASS BANCORPORATION

     Compass, Compass of Texas and Compass Bancorporation are bank holding companies within the meaning of the BHC Act and are registered as such with the Federal Reserve. As bank holding companies, Compass, Compass of Texas and Compass Bancorporation are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Board may also make examinations of the Company and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

     The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Banks which are not members of the Federal Reserve System are also subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

     In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations recently adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution.

The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     At September 30, 1995, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

     FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

THE SUBSIDIARY BANKS

     In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

     Compass Bank and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank is a member of the Federal Reserve System. Compass Bank and Central Bank of the South are supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank is also regulated and examined by the Federal Reserve. Compass Bank, N.A. is a national banking association subject to supervision, regulation and examination by the OCC. Compass Bank-Houston, Compass Bank-Dallas and Compass Bank-San Antonio, all of which are organized under the laws of the State of Texas, are state banks that are not members of the Federal Reserve System. The Texas banks are supervised, regulated and regularly examined by the Department and the FDIC. The Subsidiary Banks, as participants in the BIF and the Savings Association Insurance Fund of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

     Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to ninety percent (90%) of annual net income until its surplus funds equal at least twenty percent (20%) of capital stock. Compass Bank has surplus in excess of this amount. Compass Bank-Houston and Compass Bank-Dallas, governed by the laws of the State of Texas, are restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. Compass Bank-Florida, governed by the laws of the State of Florida, may declare and pay dividends not to exceed the current period's net profits combined with the net retained profits of the previous two years--after charging off bad debts, depreciation, and other worthless assets and after making provision for reasonably anticipated future losses on loans and other assets-- and may, with the approval of the Department of Banking and Finance of the State of Florida, declare and pay dividends from retained net profits which accrued prior to the preceding two years; provided that, prior to declaring any dividend, the bank shall carry twenty percent (20%) of its net profits for such preceding period as is covered by the dividend to its surplus fund until such surplus fund shall at least equal the amount of the bank's common and preferred stock issued and outstanding. As members of the Federal Reserve System, Compass Bank and Compass Bank-Florida are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of the net profits of the respective bank for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus.

     Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

     The Community Reinvestment Act of 1977 ("CRA") and the regulations of the OCC, the Federal Reserve and the FDIC implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.


OTHER

     Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Texas and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

     The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, is a discount brokerage service registered with the Commission and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, is a licensed insurance agent or broker for various insurance companies. The insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission.

     References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

               DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

     The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass Preferred Stock. Such Certificates are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

COMPASS COMMON STOCK

     Compass is incorporated under the General Corporation Law of the State of Delaware ("GCL"). Compass is authorized to issue 100,000,000 shares of Compass Common Stock, of which 38,202,654 shares were issued and outstanding on January 26, 1996. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

     DIVIDENDS

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary banks, principally Compass Bank, are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant.

     Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank's surplus exceeded this amount as of September 30, 1995 by $41.2 million. Compass Bank-Houston, Compass Bank-Dallas and Compass Bank-San Antonio, which are governed by the laws of the State of Texas, are restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY-- REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--DIVIDENDS"; AND "INFORMATION ABOUT COMPASS".

     PREEMPTIVE RIGHTS

     The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Equitable shareholders' proportionate interest in Compass.

     VOTING RIGHTS

     The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held and the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--CUMULATIVE VOTING FOR DIRECTORS".

     LIQUIDATION

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

COMPASS PREFERRED STOCK

     Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. No shares of preferred stock are outstanding as of the date hereof. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--DIVIDENDS".

                            COMPARISON OF RIGHTS OF
                     SHAREHOLDERS OF EQUITABLE AND COMPASS

CHARTER AND BY-LAW PROVISIONS AFFECTING COMPASS STOCK

     Compass' Certificate and Bylaws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Equitable's Articles of Incorporation, as amended, and Bylaws do not contain similar restrictions, except that the TBCA requires that actions of shareholders without a meeting be by unanimous written consent, unless the Articles of Incorporation provide for actions by holders of the number of shares that would be required for action at a meeting. Equitable's Articles of Incorporation and By-Laws do not provide for such shareholder action by less than unanimous consent.

     The foregoing summary is qualified in its entirety by reference to Compass' Certificate and Bylaws, which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Incorporation, as amended, and Bylaws of Equitable, which are available upon request from Equitable. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "RISK FACTORS"; AND "INFORMATION ABOUT COMPASS".

     In addition to the foregoing differences between Equitable's and Compass' charters, as a result of the Merger, Equitable shareholders, whose rights are governed by the TBCA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS

     Certain differences between the Delaware and Texas corporation laws, as well as a description of the corresponding provisions contained in Compass' and Equitable's respective charter and By-Laws, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the TBCA and the GCL.


     MERGERS

     Both Texas law and Delaware law generally permit a merger to become effective without the approval of the surviving corporation's shareholders if the articles of incorporation of the surviving corporation do not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed twenty percent (20%) of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

     Where shareholder approval is required under Texas law, a merger must be approved by the holders of two-thirds of the outstanding shares of the Texas corporation entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class, in which event the merger must be approved by the holders of two-thirds of the outstanding shares of stock of each class entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote. Where shareholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK".

     APPRAISAL RIGHTS

     Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the corporation, and, with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation shall have rights of appraisal in connection with certain mergers or consolidations. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation regarding which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate. The appraisal rights of a shareholder of a Texas corporation are set forth in Appendix II. SEE "SUMMARY--DISSENTERS' RIGHTS"; "THE MERGER--DISSENTERS' APPRAISAL RIGHTS"; AND APPENDIX II.

     No appraisal rights are available under either Texas or, except as described below, Delaware law for the holders of any shares of a class or series of stock of a Texas or Delaware corporation to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

     Both Texas and Delaware law have a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Under Texas law, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than (a) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The Delaware statute contains a similar consideration provision which is somewhat broader. Appraisal rights will be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (b) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders,
(c) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (a) and (b) above, or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depositary receipts described in (a), (b) and (c) above.

     SPECIAL MEETINGS

     A special meeting of shareholders of a Texas corporation may be called by the holders of shares entitled to cast not less than ten percent (10%) of all shares entitled to vote at the meeting, unless a different percentage, not to exceed fifty percent (50%), is provided in the Articles of Incorporation. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's Certificate of Incorporation or Bylaws. Equitable's Bylaws provide that special meetings of shareholders may be called at any time by the President, the Board of Directors or by one or more shareholders, the aggregate of whose shares comprise not less than one-tenth of all the shares entitled to vote at the meeting. Compass' Certificate prohibits shareholders from calling special meetings.

     ACTIONS WITHOUT A MEETING

     Under Texas law, the shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders; provided, however, that the Articles of Incorporation may provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting. Equitable's Articles of Incorporation, as amended, do not so provide. Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the Certificate of Incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS".

     ELECTION OF DIRECTORS

     Pursuant to Texas law, unless otherwise provided in the Articles of Incorporation, shareholders shall be entitled to cumulative voting in the election of directors if they provide the secretary of the corporation with written notice prior to the day of the election of their intent to cumulate their votes. Absent such notice, the directors of a corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Equitable's Articles of Incorporation, as amended, prohibit cumulative voting. Holders of Compass Common stock are not entitled to cumulate their votes in the election of directors. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS".

     VOTING ON OTHER MATTERS

     Under Texas law, an amendment to the Articles of Incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different number, not less than a majority, is specified in the Articles of Incorporation. The Articles of Incorporation, as amended, of Equitable do not so specify. Delaware law provides that amendments to the Certificate of Incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. The Certificate of Incorporation of Compass does not provide for approval by more than a majority vote.

     The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the Articles of Incorporation) of all, or substantially all, the property and assets, with or without the goodwill, of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless the Articles of Incorporation require the vote of a different number, not less than a majority, of the shares outstanding. Equitable's Articles of Incorporation, as amended, do not provide for a different voting requirement or entitle the shares of any class or series to vote thereon. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. The Certificate of Incorporation of Compass does not so provide.

     Under Texas law, the dissolution of a corporation requires the approval of the holders of at least two-thirds of the total outstanding shares of the corporation, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different amount, not less than a majority, is specified in the Articles of Incorporation. Each outstanding share of a Texas corporation is entitled to vote on dissolution. The Articles of Incorporation, as amended, of Equitable do not provide for a different number of shares for approval of dissolution or permit the shares of any class or series to vote thereon. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

     PREEMPTIVE RIGHTS

     Under Texas law, shareholders possess preemptive rights as to the issuance of additional or treasury securities by the corporation, unless the corporation's Articles of Incorporation provide otherwise. Equitable's Articles of Incorporation, as amended, deny preemptive rights and, therefore, Equitable's shareholders do not have preemptive rights as to newly issued or treasury shares. Shareholders of Compass on the other hand, do not possess such preemptive rights.

     DIVIDENDS

     A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has not surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. A Texas corporation may make distributions only out of surplus.

     Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding.

     Equitable's Bylaws provide that, subject to provisions of law and the provisions of Equitable's Articles of Incorporation, the Equitable Board of Directors may declare and Equitable may pay dividends on its outstanding shares in cash, property or its own stock. Equitable's Articles of Incorporation, as amended, do not contain restrictions as to the ability of the Equitable Board of Directors to declare dividends. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY--PARTIES TO THE MERGER"; "SUMMARY--REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK"; AND "INFORMATION ABOUT EQUITABLE--MARKET PRICE AND DIVIDENDS".

     LIQUIDATION RIGHTS

     Generally under Texas and Delaware law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

     Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled. Compass Preferred Stock has a liquidation value of $100.00 per share, plus accrued and unpaid dividends. Equitable has no preferred stock and, therefore, upon the liquidation, dissolution or winding up of the affairs of Equitable, the shareholders of Equitable are presently entitled to receive their pro rata portion of the assets of Equitable available for distribution.

     LIMITATION OF LIABILITY AND INDEMNIFICATION

     Both Texas and Delaware law permit a corporation to set limits on the extent of a director's liability. Both Texas and Delaware law permit a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under either Texas or Delaware law, absent a court order to the contrary, if an officer, director, employee or agent of the corporation is finally adjudged liable to the corporation.

     Under Compass' Certificate and Equitable's Articles of Incorporation, as amended, a director will not be liable to Compass or Equitable or their respective shareholders, as the case may be, for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit, and (v) with respect to the directors of Equitable, any act or omission for which the liability of a director is expressly provided for by statute. Compass' Certificate and Equitable's Articles of incorporation, as amended, authorize indemnification of officers, directors and others to the full extent permitted by Delaware law and Texas law, respectively. SEE "AVAILABLE INFORMATION"; "INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS"; AND "INDEMNIFICATION".

     REMOVAL OF DIRECTORS

     A Texas corporation may provide in its Articles of Incorporation or Bylaws, and Equitable's Bylaws do provide, that a director can be removed with or without cause by a vote of the holders of not less than a majority of the shares entitled to vote. A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate provides for a classified board, and any such removal must be for cause after a supermajority vote (80%) of the shareholders.

     INSPECTION OF BOOKS AND RECORDS

     Under Texas law, any person who has been a shareholder of record for at least six (6) months preceding his demand, or who is the holder of at least five percent (5%) of all of the outstanding shares of a corporation, is entitled to examine a corporation's relevant books and records for any proper purpose.
Under Delaware law, any shareholder has such a right.

     ANTITAKEOVER PROVISIONS

     Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' charter and Bylaws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS-- CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK". Texas has not enacted similar legislation.

     Although certain of the specific differences between the voting and other rights of Equitable shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Texas and Delaware law, or the rights of such persons under the respective charters and Bylaws of Compass and Equitable. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the TBCA and the GCL, and the specific provisions of Compass' Certificate and Bylaws, and Equitable's Articles of Incorporation, as amended, and Bylaws.

                            RESALE OF COMPASS STOCK

    The Compass Common Stock to be issued to holders of Equitable Common
Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Equitable within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Equitable, the beneficial owners of 10% or more of Equitable Common Stock and certain of their related interests may be deemed to be affiliates of Equitable. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have delivered to Compass a written agreement in substantially the form of Exhibit A to the Merger Agreement providing that each such affiliate will not (i) sell, pledge, transfer or otherwise dispose of any of such affiliate's Equitable Common Stock within 30 days prior to the Effective Time (ii) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Equitable and Compass, except for loans to any such affiliates secured by a pledge of all or part of such Compass Common Stock, provided the lender agrees to be bound by the terms of such written agreement, and (iii) agrees not to transfer any Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. SEE "SUMMARY--ACCOUNTING TREATMENT"; "THE MERGER-- ACCOUNTING TREATMENT"; AND APPENDIX I.

    Pursuant to the Merger Agreement, holders of shares of Equitable
Common Stock that will be entitled to receive more than fifty percent (50%) of the aggregate Merger Consideration have represented to Compass their intention not to sell or otherwise dispose of the shares of Compass Common Stock received in the Merger. As a condition to consummation of the Merger, the representation from Equitable shareholders receiving at least 50% of the aggregate Merger Consideration that they have no current plan or present intention to sell or otherwise dispose of the shares of Compass Common Stock received pursuant to the Merger must remain true as of the Effective Time. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

                           INFORMATION ABOUT COMPASS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Certain documents filed by and relating to Compass, including Compass' Annual Report on Form 10-K for the year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for its first quarter ended March 31, 1995, its second quarter ended June 30, 1995 and its third quarter ended September 30, 1995, are incorporated herein by reference. SEE "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; AND "RECENT DEVELOPMENTS."

INTERESTS OF CERTAIN PERSONS

    No director or executive officer of Compass has any material direct or indirect financial interest in Equitable or the Merger, except as a director, executive officer or shareholder of Compass or its subsidiaries.

                          INFORMATION ABOUT EQUITABLE

SERVICES, EMPLOYEES AND PROPERTIES

    The Bank is a state bank which began business in May of 1979 and is supervised, regulated and examined by the Texas Department of Banking.
Equitable was established in August of 1984 under the BHC Act to acquire and own all of the outstanding stock of the Bank. Since its formation in 1984, Equitable has not engaged in any substantive activities other than those related to the Bank.

    The Bank provides a broad range of products and services to its customers, most of whom are located in Dallas, Denton, Collin and Tarrant Counties, Texas. These products and services include checking accounts, savings accounts, certificates of deposit, individual retirement accounts, variable rate money market accounts and numerous loan programs. The Bank operates three full service branches and offers bank-by-mail services as well as wire transfers and traveler's and cashier's checks. The deposits of the Bank are insured by the FDIC to the fullest extent permitted by law.

    On November 30, 1995, Equitable and the Bank had 77 full-time employees, of whom 27 were officers, as well as 12 part-time employees. Equitable does not have any employees other than its officers. On November 30, 1995, Equitable had 11 directors, of whom 9 were compensated for their services, and the Bank had 16 directors, of whom 11 were compensated for their services.

    The Bank has its principal office in Dallas, Texas, and has a branch in Fort Worth, Texas at 2016 West Rosedale, and branches in Arlington, Texas at 2205 North Collins and 701 Highlander Boulevard.

    SEE "INFORMATION ABOUT EQUITABLE--MANAGEMENT AND PRINCIPAL
SHAREHOLDERS"; "INFORMATION ABOUT EQUITABLE--COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS"; AND "INFORMATION ABOUT EQUITABLE--EXECUTIVE COMPENSATION".

     COMPETITION

     The banking business is highly competitive. There are numerous other banking facilities located within the Bank's primary service areas and such banking facilities compete directly with the Bank with regard to the full range of commercial banking services. To a certain extent, the Bank also competes for deposits and loans with branches of savings and loan associations located in and around the Bank's primary service areas and for loans with credit unions and finance companies located in or near the Bank's primary service areas.

    The Bank also faces competition from a wide variety of depository institutions from other geographical areas which compete for deposits, loans and bank-related services. As deregulation of depository institutions and financial services continues, competition from nonbank financial intermediaries such as savings and loan associations, credit unions, mortgage companies, insurance companies and other financial institutions may be expected to intensify. The Bank and similar institutions have also experienced significant competition for deposits from money market mutual funds and other money center banks' offerings of high yielding deposit accounts. Some of the institutions with which the Bank competes have capital and resources much larger than those of the Bank, and some are not subject to the same regulatory restrictions.

    LEGAL PROCEEDINGS

    In the normal course of their businesses, Equitable and the Bank from time to time are involved in legal proceedings. Other than such proceedings incidental to their businesses, Equitable's management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon Equitable's financial condition or results of operations. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. SEE "THE MERGER--OTHER TERMS AND CONDITIONS".

    REGULATORY COMMITMENTS

    Equitable is subject to a Letter of Commitment with the Federal
Reserve Bank-Dallas ("FRB-Dallas") pursuant to which Equitable committed not to incur additional indebtedness which would cause its debt-to-equity ratio to exceed thirty percent without the prior approval of FRB-Dallas.

    MARKET PRICE AND DIVIDENDS

    There is no established trading market for Equitable Common Stock, which is traded infrequently in private transactions about which Equitable's management has little reliable information. As of January 19, 1996, there were 190 holders of Equitable Common Stock. Equitable has never declared or paid dividends. SEE "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS DIVIDENDS"; INFORMATION ABOUT EQUITABLE--REGULATORY COMMITMENTS"; AND "INFORMATION ABOUT EQUITABLE--MANAGEMENT AND PRINCIPAL SHAREHOLDERS".


    BENEFICIAL OWNERSHIP OF EQUITABLE COMMON STOCK BY EQUITABLE MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table shows as of January 19, 1996 the number of shares of Equitable Common Stock, beneficially owned by each director and executive officer of Equitable, each person known by Equitable to be the beneficial owner of more than 5% of the outstanding shares of Equitable Common Stock, and information for all Equitable directors and executive officers as a group. The table also sets forth the name and address for each person known by Equitable to be the beneficial owner of more than 5% of the outstanding shares of Equitable Common Stock.



                                             Number of
    Names of Directors and Executive      Shares of Stock     Percent of Total
 Officers and Names and Addresses of 5%    Beneficially          Outstanding
              Shareholders                     Owned               Shares
---------------------------------------   ---------------     ----------------

Anderson, Lee S., M.D. (1)                     44,819                2.37%

Antle, Donald L. (2)                           40,830                2.16%

Campbell, J. Vernon, The Estate of (3)         10,840                *

Carrel, Robert L.(4)                          198,620               10.52%
Route 3 Box 96
Bonham, Texas  75418

Cramm, C. Tate (5)                                300                *

Dodson, Derrell C.(6)                          29,508                1.56%

Gibbs, Jay                                        500                *

Goodall, Mike                                   6,260                *

Grammer, G.W., D.D.S.(7)                       46,610                2.46%

Gwin, Susan                                    10,372                *

Hawkins, Pat C. (8)                            42,806                2.25%

Johnson, Clay, III(9)                          92,378                4.89%
5220 Ravine
Dallas, Texas 75220

Lightner, James R.                            234,560               12.43%
15851 Dallas Parkway, Suite 600
Dallas, Texas  75248

Mikula, Roberta (10)                            3,000                *

Rainbolt, Ellen (11)                            4,225                *

Rosenberry, William K. (12)                    17,963                *

Sewell, Robert H. (13)                        183,993                9.21%
17218 Preston Road, Third Floor
Dallas, Texas  75252

Spencer, Wayne (14)                            10,000                *
Stuart, Sam                                    13,260                *

Walthall, David N.                            454,283               24.07%
Heritage Media Corporation
13355 Noel Road, Suite 1500
Galleria One
Dallas, Texas  75240

Warrington, Mary Alice                            200                *
All Equitable Directors
and Executive Officers
as a Group (22 persons)                     1,445,327               70.52%
   *Less than 1%

(1) Includes 44,819 shares of Equitable Common Stock owned jointly by Mary Kathryn Anderson, Mr. Anderson's wife, and Mr. Anderson.

(2)  Includes Debentures convertible into 7,500 shares of Equitable Common
     Stock.

(3) Vernon Campbell, formerly the President of the South Arlington Branch, passed away on October 7, 1995. Includes Options to acquire 5,000 shares of Equitable Common Stock.

(4) Includes 66,226 shares of Equitable Common Stock owned by Allegreto, Ltd., a limited partnership, the general partner of which Dr. Carrel is President.

(5)  Owned jointly by Wendy K. Cramm, Mr. Cramm's wife, and Mr. Cramm.

(6) Includes 4,334 shares of Equitable Common Stock owned by Dodson Bateman and Company and 9,080 shares of Equitable Common Stock owned by Rickenbacker Dodson Profit Sharing Plan.

(7) Includes Debentures convertible into 10,000 shares of Equitable Common Stock and 30,622 shares of Equitable Common Stock owned by The Bill Grammer, D.D.S., Inc. Pension Plan.

(8) Includes Options to acquire and Debentures convertible into, 10,000 and 2,500 shares of Equitable Common Stock, respectively, 1,426 shares of Equitable Common Stock owned by Cynthia L. Hawkins, Mr. Hawkins' wife, and 3,272 shares of Equitable Common Stock owned by Mr. Hawkins as guardian for each of his four minor children (818 shares per child).

(9) Includes 13,159 shares of Equitable Common Stock owned by Anne S. Johnson, Mr. Johnson's wife.

(10) Includes Options to acquire 3,000 shares of Equitable Common Stock.

(11) Includes Options to acquire 3,000 shares of Equitable Common Stock.

(12) Includes 17,963 shares of Equitable Common Stock owned by William K. Rosenberry Partners, Ltd. over which Mr. Rosenberry has management powers.

(13) Includes 1,624 shares owned by Shoppe Finders. Mr. Sewell's wife, Luann, owns a 50% partnership interest in Shoppe Finders. Also includes Options to acquire 110,895 shares of Equitable Common Stock.

(14) Includes Options to acquire 10,000 shares of Equitable Common Stock.

          The persons listed above will receive the same Merger Consideration described in "THE MERGER--GENERAL" as the other Equitable shareholders for each share of Equitable Common Stock held at the Effective Time.

          The directors and officers of Equitable and the Bank control, with the power to vote, an aggregate of 1,258,836 shares of Equitable Common Stock, representing approximately 66.7% of the total shares of Equitable Common Stock issued and outstanding. In addition, seven executive officers of the Bank (or such officer's personal representative) own stock options exercisable for 141,895 shares of Equitable Common Stock, and 19 directors, executive officers and/or other persons or entities own Debentures convertible into 79,000 shares of Equitable Common Stock. It is not expected that the Options will be exercised prior to the Meeting. SEE "INTRODUCTION"; "SUMMARY--SHAREHOLDER VOTES REQUIRED"; AND "THE MERGER--GENERAL".

          Officers, directors and certain shareholders of Equitable and the Bank owning 1,287,698 shares of Equitable Common Stock, comprising approximately 68.2% of the total shares of Equitable Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. THUS, BECAUSE SUCH OFFICERS AND DIRECTORS HAVE THE POWER TO VOTE OVER TWO-THIRDS OF THE SHARES OF EQUITABLE COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING, THE EFFECT OF THEIR AGREEMENT TO VOTE IN FAVOR OF THE MERGER IS TO ASSURE APPROVAL OF THE MERGER BY THE EQUITABLE SHAREHOLDERS, SUBJECT TO THE TERMINATION RIGHTS CONTAINED IN THE MERGER AGREEMENT.

CERTAIN TRANSACTIONS BETWEEN EQUITABLE AND ITS DIRECTORS

          On June 6, 1985, the Equitable Board of Directors approved granting to Doyle Lee, formerly a director of Equitable, the right to purchase the Bank's GlenEagles Country Club membership at book value.

          On December 20, 1994, Equitable's Board of Directors approved the renewal of Mr. Sewell's Employment Contract dated February 1, 1988, which included a provision for a special bonus of approximately $470,000 upon transfer of control of Equitable, including a transfer of control as contemplated by the Merger.

          On October 12, 1995, Equitable's Board of Directors agreed, to the extent it does not interfere with the pooling of interest accounting treatment, to cause the Bank to grant options to purchase the Bank's Maverick and Ranger season tickets to Mr. Sewell at a purchase price equal to their current book value. In addition, on October 12, 1995, Equitable's Board of Directors agreed, to the extent it does not interfere with the pooling of interest accounting treatment, to cause the Bank to grant Mr. Sewell or his assigns a one-year option from the Effective Time to purchase an unused portion of the 3-acre tract of land occupied by the Fort Worth Branch of the Bank at a purchase price equal to the real estate's fair market value at the time of exercise, which, although difficult to estimate prospectively, is anticipated to be between $350,000 and $700,000.

          On October 12, 1995, Equitable's Board of Directors agreed, to the extent it does not interfere with the pooling of interest accounting treatment, to cause the Bank to grant Doyle Lee the option to purchase an automobile for a purchase price equal to its book value.

          On October 12, 1995, Equitable's Board of Directors agreed, to the extent it does not interfere with the pooling of interest accounting treatment, to cause the Bank to (i) transfer the Bank's Prestonwood Country Club membership to Wayne Spencer and (ii) grant Jay Gibbs the option to purchase the Bank's Rolling Hills Country Club membership for a purchase price equal to its book value.

          Robert H. Sewell and Compass Texas Management, Inc., an affiliate of Compass, have entered into an employment agreement whereby Mr. Sewell will act as Vice-Chairman of Compass Bank-Dallas for a period of three years. The Employment Agreement becomes effective at the Effective Time. Mr. Sewell's annual salary under the Employment Agreement will be $200,000, which is intended to approximate the compensation he expected to receive under an existing employment agreement with Equitable.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
            AND RESULTS OF OPERATIONS OF EQUITABLE BANKSHARES, INC.

          The following discussion provides certain information regarding the financial condition and results of operations of Equitable. This discussion should be read in conjunction with Equitable's Financial Statements and Notes to Financial Statements presented elsewhere in this Proxy Statement/Prospectus.
SEE "INDEX TO EQUITABLE FINANCIAL STATEMENTS".

RESULTS OF OPERATIONS

     GENERAL

          The earnings of Equitable depend primarily on Equitable's net interest income (i.e., the difference between the income earned on Equitable's loans and investments and the interest paid on its deposits and other borrowed funds). Among the factors affecting net interest income are the type, volume and quality of the bank's assets, the type and volume of its deposits and other borrowed funds, and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

          Equitable's income is also affected by fees it receives from other banking services, by gains and losses on its investments, by its provisions for loan losses and by the level of its operating expenses. All aspects of Equitable's operations are affected by general market, economic and competitive conditions.

          Equitable reported net income of $1,283,000 for the nine months ended September 30, 1995, a 15% increase from net income of $1,112,000 for the nine months ended September 30, 1994. Equitable had net income of $1,438,000 for the year ended December 31, 1994, $1,210,000 for the year ended December 31, 1993, and $907,000 for the year ended December 31, 1992. Changes occurring in the major components of the Equitable's income statement for such periods are discussed below.

      NET INTEREST INCOME

          Net interest income is the primary source of income for Equitable and represents the amount by which interest and fees generated by earning assets exceed the cost of funds, primarily interest paid to Equitable's depositors on interest bearing accounts. Net interest income was $6,224,000 for the nine months ended September 30, 1995, a 21% increase over net interest income of $5,123,000 for the nine months ended September 30, 1994. Average rates paid on interest bearing funds increased from 2.85% as of September 30, 1994 to 3.73% as of September 30, 1995. Average loans, net of unearned discount, of $88 million for the nine months ended September 30, 1995 increased 19% over average loans of $74 million for the similar 1994 period. Average deposits for the nine months ended September 30, 1995 were $141 million, an increase of 3% over average deposits of $137 million for the same period in 1994.

          For the year ended December 31, 1994, net interest income increased $842,000 or 14% over the year ended December 31, 1993. Net interest income decreased $48,000 or 1% in 1993 over 1992 net interest income of $6,274,000. The increase of $842,000 in 1994 was due primarily to significant improvements in loan and investment volumes. The decrease of $48,000 in 1993 was due to a decline in loan and investment yields.

          The following table sets forth for the periods indicated an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities. The rates earned and paid on each major type of asset and liability account are set forth beside the average level in the account for the period, and the average yields on all interest-earning assets and the average rate paid on all interest-bearing liabilities are also summarized.

                                                           (Dollars in Thousands)
                                                       Nine Months Ended September 30,
                                                     1995                          1994
                                         ----------------------------   ----------------------------
                                                    Interest                       Interest
                                          Average   Income/   Yield/    Average    Income/   Yield/
                                          Balance   Expense    Rate     Balance    Expense    Rate
                                         --------- --------- -------   ---------  --------- -------
ASSETS

Interest earning assets:
Loans (1)                                $ 87,795     $6,519    9.93%   $ 73,803     $4,771    8.64%
Investment securities-taxable              53,461      2,314    5.79%     53,795      1,992    4.95%
Investment securities-nontaxable (2)        8,780        311    4.74%      8,105        282    4.66%
Interest earning deposits                       2          -    8.01%          -          -       -
Federal funds sold                          3,393        150    5.91%      4,781        143    3.99%
                                         --------     ------    ----    --------     ------    ----
Total interest earning assets/
  interest income/average yield           153,431      9,294    8.10%    140,484      7,188    6.84%

Noninterest earning assets:
Cash and due from banks                    13,225                         12,684
Other assets                               11,130                          9,991
Allowance for loan losses                  (1,547)                        (1,428)
                                         --------                       --------

   TOTAL                                 $176,239                       $161,731
                                         ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest bearing liabilities:
NOW, money market and savings            $ 58,970     $1,116    2.53%   $ 59,522     $1,034    2.32%
Certificates of deposit                    27,475      1,010    4.92%     22,827        576    3.37%
Other borrowings                           23,605        944    5.35%     14,652        455    4.16%
                                         --------     ------    ----    --------     ------    ----
Total interest bearing liabilities/
  interest expense/rate                   110,050      3,070    3.73%     97,001      2,065    2.85%

Noninterest bearing demand deposits        54,852                         55,132
Other liabilities                           1,131                            923
Total liabilities                         166,033                        153,056
                                         --------                       --------

Stockholders' equity                       10,206                          8,675
                                         --------                       --------

   TOTAL                                 $176,239                       $161,731
                                         ========                       ========

                                                      ------                         ------
Net interest income                                   $6,224                         $5,123
                                                      ======                         ======
Net yield on interest-earnings assets
(annualized)                                                    5.42%                          4.88%
                                                                ====                           ====


                                                                    (Dollars in Thousands)
                                                                   YEARS ENDED DECEMBER 31,
                                                    1994                           1993                          1992
                                        ---------------------------    --------------------------    --------------------------
                                         Average   Interest  Yield/    Average   Interest  Yield/    Average   Interest  Yield/
                                         Balance   Inc/Exp    Rate     Balance   Inc/Exp    Rate     Balance   Inc/Exp    Rate
                                        --------- ---------  ------    -------   --------  ------    -------   -------   ------
ASSETS

Interest-earning assets:
Loans (1)                               $ 75,463     $6,647    8.81%  $ 69,915     $6,028    8.62%  $ 69,216    $6,631   9.58%
Investment securities-taxable             54,713      2,754    5.03%    42,282      2,261    5.35%    38,193     2,559   6.70%
Investment securities-nontaxable (2)       8,261        381    4.61%     4,870        229    4.71%       807        44   5.42%
Interest-bearing deposits                      -          -       -          -          -       -          -         -      -
Federal funds sold                         3,899        159    4.06%     6,866        223    3.24%     6,707       229   3.42%
                                        ---------    ------    ----    -------     ------    ----    -------    ------   ----
Total interest-earning
  assets/interest income/
  average yield                          142,336      9,941    6.98%   123,933      8,741    7.05%   114,923     9,463   8.23%
Non-interest earning assets:
Cash and due from banks                   12,410                        12,191                        10,799
Other assets                              10,200                        10,238                         8,634
Allowance for possible loan losses        (1,419)                       (1,369)                       (1,261)
                                        --------                      --------                      --------
  TOTAL                                 $163,527                      $144,993                      $133,095
                                        ========                      ========                      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest bearing liabilities:
NOW, money market and savings           $ 59,726     $1,405    2.35%  $ 54,919     $1,290    2.35%  $ 52,939    $1,593   3.01%
Certificates of deposit                   22,844        807    3.53%    23,678        814    3.44%    27,505     1,243   4.52%
Other borrowings                          15,514        661    4.26%    10,138        411    4.06%     6,079       353   5.80%
                                        ---------    ------    ----    -------     ------    ----    -------    ------   ----
Total interest bearing
  liabilities/interest
  expense/ rate                           98,084      2,873    2.93%    88,735      2,515    2.83%    86,523     3,189   3.69%

Noninterest bearing demand deposits       55,584                        47,810                        39,293
Other liabilities                            987                           851                           761
                                        --------                       -------                       -------
Total Liabilities                        154,655                       137,396                       126,577

Stockholders' equity                       8,872                         7,597                         6,518
                                        --------                       -------                       -------
TOTAL                                   $163,527                      $144,993                      $133,095
                                        ========     ------           ========     ------           ========    ------
Net interest income                                  $7,068                        $6,226                       $6,274
                                                     ======    ----                ======    ----               ======   ----
Net yield on interest earning assets                           4.97%                         5.02%                       5.46%
                                                               ====                          ====                        ====

(1)  Includes nonaccrual loans.
(2)  Yields have not been computed on a tax-equivalent basis.

          Changes in interest income and interest expense can result from variances in both volume and rate. Equitable has an asset and liability management strategy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities to attempt to maximize interest margins, and to provide adequate liquidity for anticipated needs.

          The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate.


                                                     (Dollars in Thousands)
                                       Nine Months Ended                    Year Ended                     Year Ended
                                       September 30, 1995                December 31, 1994              December 31, 1993
                                     ----------------------           ----------------------           ---------------------
                             Change                           Change                            Change
                              1995       Attributed to         1994      Attributed to           1993      Attributed to
                               to    ----------------------     to    ----------------------      to   ----------------------
                              1994    Volume    Rate    Mix    1993    Volume   Rate     Mix     1992    Volume    Rate   Mix

Interest Income:

  Loans                      $1,748   $ 905   $  709  $134   $  619   $  478    $ 131    $ 10   ($604)   $  67   ($664)  $  (7)
  Investment securities -
   taxable                      322     (12)     336    (2)     493      665     (133)    (39)   (297)     274    (516)    (55)
  Investment securities -
    nontaxable                   29      24        5     -      152      160       (5)     (3)    186      220      (6)    (28)
  Fed funds sold                  -       -        -     -        -        -        -       -       -        -       -       -
  Time deposits in other
    banks                         7     (41)      68   (20)     (64)     (96)      57     (25)     (7)       5     (12)      -
                             ------   -----   ------  ----   ------   ------    -----    ----   -----    -----  ------    ----
Increase (decrease) in
  interest income            $2,106   $ 876   $1,118  $112   $1,200   $1,207    $  50    $(57)  ($722)   $ 566 ($1,198)   ($90)

Interest expense:
  Savings and transaction
    accounts                 $   82    ($10)  $   93   ($1)  $  115   $  113    $   2       -   ($303)   $  60   ($350)   ($13)
  Time deposits                 434     117      263    54       (7)     (28)      22      (1)   (429)    (173)   (297)     41

  Other borrowings              489     278      131    80      250      219       20      11      58      235    (106)    (71)
                             ------   -----   ------  ----   ------   ------    -----    ----   -----    -----  ------    ----

  Increase (decrease) in
    interest expense         $1,005   $ 385   $  487  $133   $  358   $  304    $  44    $ 10   ($674)   $ 122   ($753)   ($43)


        PROVISION FOR LOAN LOSSES

        Equitable's allowance for loan losses is established through charges to operating income in the form of the provision for loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance for loan losses.

        Equitable's provision for loan losses was $468,000 for the nine months ended September 30, 1995, as compared with $63,000 for the same period in 1994. This increase of $405,000 was primarily due to higher loan losses. Management determines the amount of the provision for loan losses after considering various factors, including current and historic levels of net loan losses, changes in the size and character of the loan portfolio, the existing level of the allowance, and economic conditions. The allowance for loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.78% as of both September 30, 1995 and September 30, 1994.

        Equitable's provision for loan losses was $184,000 for the year ended December 31, 1994, which was $8,000 less than the provision of $192,000 for the same period in 1993. Equitable's provision for loan losses was $357,000 for the year ended December 31, 1992. The decrease in provision for loan losses from 1992 to 1993 was primarily the result of improvement in the credit quality of Equitable's loan portfolio. The allowance for possible loan losses expressed as a percentage of outstanding loans net of unearned interest was 1.77%, 1.99% and 1.89% as of December 31, 1994, 1993 and 1992, respectively.

        NONINTEREST INCOME

        Noninterest income, which includes, among other items, service charges and fees, increased 14% from $2,017,000 for the nine months ended September 30, 1994 to $2,308,000 for the nine months ended September 30, 1995. During this period, service charge income increased $102,000, gains on SBA loan sales increased $45,000, and the bank was reimbursed $133,000 by Financial Supermarkets, Inc. for first year losses in excess of those projected for the Addison branch.

Noninterest income increased 2% from $2,800,000 to $2,862,000 for the year ended December 31, 1994, compared to the same period in 1993. This change was primarily attributable to increases in service charge income and gains on sales of other real estate owned.

        Noninterest income increased 14% for the year ended December 31, 1993, compared to the year ended December 31, 1992. During 1992 Equitable had a non-recurring gain on the sale of credit card receivables of $58,000. Service charge income increased $298,000 due to repricing and improved collection procedures. Significant increases in other forms of income were mortgage origination fees, annuity sales income, safe-deposit box rentals and letter of credit fees which increased $42,000, $43,000, $39,000 and $26,000 respectively.

        NONINTEREST EXPENSE

        Noninterest expense include expenses which Equitable incurs in the course of day-to-day operations such as employee compensation and benefits, occupancy expense, data processing charges, communication expense, professional fees, advertising and supplies and depreciation and amortization of furniture and equipment. These expenses increased 13% from $5,485,000 for the nine months ended September 30, 1994 to $6,211,000 for the nine months ended September 30, 1995. Net noninterest expense as a percentage of average assets for the nine months ended September 30, 1995 was 2.96% annualized. For the same period of 1994, this ratio was 2.87%. The increase of $435,000 in net expenses was primarily due to increases in personnel and occupancy costs.

        Noninterest expense for the year 1994 increased $458,000 or 6% to $7,696,000 from $7,238,000 for the year 1993. This increase was primarily a result of increased personnel and occupancy costs.

        Noninterest expense for the year 1993 increased by $120,000 or 2% over 1992 noninterest expense. Salaries and employee benefits increased $294,000 and occupancy of bank premises decreased $30,000, while funiture and equipment, data processing, and other noninterest expenses declined $144,000 on a combined basis.

CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION

        CAPITAL RESOURCES

        The FDIC has adopted risk-based and leverage capital measures to assist in the assessment of the capital adequacy of the banks it regulates. The principal objectives of the risk-based measures are to: (i) make regulatory capital requirements more sensitive to differences in risk profiles among financial institution; (ii) factor off-balance sheet exposures into the assessment of capital adequacy; (iii) minimize disincentives to holding liquid, low-risk assets; and (iv) achieve greater consistency in the evaluation of the capital adequacy of financial institutions.

        The risk-based capital guidelines include both a definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad risk categories. The financial institution's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator).

        The risk-based capital ratio focuses principally on broad categories of credit risk. The risk-based ratio does not, however, incorporate other factors that can affect a bank's financial condition. These factors include overall interest rate exposure, liquidity, funding and market risks, the quality and level of earnings, investment or loan portfolio concentrations, the quality of loans and investments, the effectiveness of loan and investment policies, and management's ability to monitor and control financial and operating risks.

        The Bank is a FDIC regulated state-chartered bank and as such its qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). Certain assets are deducted from a financial institution's capital for the purpose of calculating the risk-based capital ratio.

        Assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories, according to certain criteria. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the financial institution's total risk weighted assets that comprise the denominator of the risk-based capital ratio. Assets deducted from a bank's capital in determining the numerator of the risk-based capital ratio are not included as part of the financial institution's risk weighted assets.

        Risk weights for off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items is determined, in most cases by multiplying the off-balance sheet items by a credit conversion factor. Second, in most cases, the credit equivalent amount is assigned to the appropriate risk category according to designated criteria.

        FDIC regulated state-chartered banks are required to maintain a minimum risk-based capital ratio of total capital (after deductions) to risk weighted assets of 8%. In general, 50% of this ratio must consist of Tier 1 capital. Certain restrictions and limitations also apply regarding all calculation of Tier 1 capital. Tier 2 capital elements that are not used as part of Tier 1 capital generally will qualify for inclusion in a financial institution's capital base up to a maximum of 100% of the financial institution's Tier 1 capital. As of September 30, 1995, the Bank's Tier 1 risk-based capital ratio was 12.0% and the total risk-based capital ratio was 13.2%.

        In addition, the FDIC and the Texas Banking Department have promulgated capital leverage guidelines designed to supplement the risk-based capital guidelines. The principal objective of the leverage ratio is to address the extent to which a financial institution could leverage its equity capital base. The FDIC requires its regulated state banks to meet a minimum leverage capital requirement of Tier 1 capital to total assets of not less than 3% for a bank that is not anticipating or experiencing significant growth and is highly rated (i.e., a composite rating of 1 on a scale of 1 to 5). Banks that the FDIC determines are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The Texas Banking Department's capital guidelines call for a minimum equity capital to total asset ratio of 6%.

        Equitable's leverage ratio was 6.27% as of both September 30, 1995 and December 31, 1994.

        LIQUIDITY

        Equitable's asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements, and otherwise sustain operations. Equitable accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. Liquidity is monitored daily and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. Equitable believes its present position to be adequate to meet its current and future liquidity needs.

        The liquidity of Equitable is maintained in the form of readily marketable investment securities, demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, Equitable's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolios and deposits. In addition to the liquidity provided by the foregoing, Equitable has excellent correspondent relationships with other institutions for the purpose of purchasing overnight funds should additional liquidity be needed.

        In 1994, Equitable established an available-for-sale securities portfolio in accordance with Banking Circular 228. Securities in this portfolio are used to meet the asset/liability needs of Equitable, manage Equitable's interest rate and tax positions and other similar needs. At September 30, 1995 Equitable's available-for-sale portfolio account equalled $9,425,000.

        Average noninterest bearing demand deposits were $54,852,000 for the nine months ended September 30, 1995, a decline of $281,000 over the average balance for the nine months ended September 30, 1994. Average interest bearing deposits for the nine months were $86,445,000 in 1995 and $82,349,000 in 1994.

        Average noninterest bearing demand deposits were $55,584,000, $47,810,000 and $39,293,000 in 1994, 1993 and 1992, respectively. Average interest bearing deposits for such years were $82,570,000, $78,596,000 and $80,444,000, respectively.

        Net cash generated by operating activities was $2,743,000, $2,349,000 and $1,841,000 in 1994, 1993, and 1992, respectively. Proceeds from sales, principal paydowns, and maturities of investment securities were $24,435,000, $16,473,000 and $17,185,000 in the same periods. Equitable utilized these funds to originate loans and purchase investment securities. Loans originated, net of principal collected, were $11,669,000, $6,567,000 and ($4,525,000) in 1994,
1993, and 1992, respectively. Equitable purchased investment securities of $33,986,000 in 1994, $24,584,000 in 1993, and $32,395,000 in 1992.

        Equitable's deposit customer base consists primarily of individuals and businesses within its market areas. On September 30, 1995, noninterest bearing deposits were $62,811,000, deposits in savings and transaction-related accounts were $60,102,000 and time deposits were $32,054,000.

        INTEREST RATE SENSITIVITY

        Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as "gap", by maintaining an interest rate sensitivity position within a particular time frame.

        Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with adverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may change simultaneously and by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within a given period, an asset sensitive position or "positive gap" is created. During a positive gap, a decline in market rates will have a negative impact on net interest income. Alternatively, where more liabilities than assets reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

The following table shows interest sensitivity gaps for these different intervals as of September 30, 1995.

                    ESTIMATED PERIOD OF POTENTIAL REPRICING
                             (DOLLARS IN THOUSANDS)

                                                     One Day to        Over          Over
                                                       Three       Three to Six   Six to One   Over One
                                          Floating     Months         Months         Year        Year      Total
                                          ---------  -----------   -------------  -----------  ---------  --------

INTEREST SENSITIVE ASSETS ("ISA")
  Loans
    Commercial & Real Estate               $42,036    $   6,636        $  5,052     $  4,924    $27,028   $ 85,676
    Installment - Gross                          -        1,099           1,055        1,098      2,099      5,351

  Investment Securities (Fixed Rate)             -        4,035           8,828        2,996     31,517     47,376
  Investment Securities (Floating Rate)          -        9,639             741        2,076          -     12,456
  Fed Funds Sold                            13,410            -               -            -          -     13,410
  Time Deposits in Banks                         1            -               -            -          -          1
                                           -------    ---------        --------     --------    -------   --------

   TOTAL INTEREST SENSITIVE ASSETS         $55,447    $  21,409        $ 15,676     $ 11,094    $60,644   $164,270

INTEREST SENSITIVE LIABILITIES ("ISL")

  Interest Bearing Deposits
  Savings Accounts                               -    $  43,504               -            -          -   $ 43,504
  Money Market Checking                          -       16,598               -            -          -     16,598
  Certificates of Deposit                        -       10,583        $  5,962     $ 10,496    $ 5,013     32,054
                                           -------    ---------        --------     --------    -------   --------

  TOTAL DEPOSITS                                 -       70,685        $  5,962       10,496      5,013     92,156

OTHER BORROWED FUNDS                        22,705            -               -            -          -     22,705
                                           -------    ---------        --------     --------    -------   --------

   TOTAL INTEREST SENSITIVE LIABILITIES     22,705       70,685           5,962       10,496      5,013    114,861
                                           -------    ---------        --------     --------    -------   --------

PERIODIC GAP                               $32,742    $ (49,276)       $  9,714     $    598    $55,631   $ 49,409
                                           =======    =========        ========     ========    =======   ========

CUMULATIVE GAP                             $32,742     ($16,534)        ($6,820)     ($6,222)   $49,409
                                           =======    =========        ========     ========    =======

PERIODIC GAP TO TOTAL EARNINGS ASSETS        19.93%     (30.00%)          5.91%        0.36%     33.87%


    Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest sensitivity analysis. These prepayments may have significant effects on Equitable's net interest margin. Because of these factors, an interest sensitivity gap report may not provide a complete assessment of Equitable's exposure to changes in interest rates.

     INVESTMENT SECURITIES

     Set forth is a distribution of Equitable's investment securities by contractual maturity dates at September 30, 1995 (mortgage-backed securities are classified in the period of final maturity):

                                                           (DOLLARS IN THOUSANDS)
                             --------------------------------------------------------------------------------
                                                                       Maturing
                                                After One but       After Five But
                             WITHIN ONE YEAR   WITHIN FIVE YEARS   WITHIN TEN YEARS   AFTER TEN YEARS   TOTAL
                             ---------------   -----------------   ----------------   ---------------  -------
                             Amount    Yield   Amount      Yield    Amount    Yield   Amount   Yield   Amount
                             -------   -----   -------    ------    ------    -----   -------  -----   -------
Securities held to
maturity: (1)
  U.S. Treasury              $13,356    4.51%        -        -          -        -         -     -    $13,356
  Government Agency                -       -   $ 5,755     7.00%    $1,000     5.69%  $ 1,000  7.43%     7,755
  Mortgage-backed                112    8.05%    8,091     6.42%     2,608     6.53%    9,703  6.31%    20,514
  State and political            177    4.21%    3,535     4.44%     4,830     4.77%      196  5.10%     8,738
    subdivisions
  Other bonds                      -       -         -        -          -        -        45  7.00%        45
                             -------   -----   -------    -----     ------    -----   -------  ----    -------
Total Securities
held to maturity             $13,645    4.54%  $17,381     6.21%    $8,438     5.42%  $10,943  6.39%   $50,408
                             =======   =====   =======    =====     ======    =====   =======  ====    =======
Securities available for
 sale: (1)
  U.S. Treasury                    -       -         -        -          -        -         -     -          -
  Government Agency                -       -   $ 4,010     4.85%         -        -   $ 1,997  7.00%   $ 6,007
  Mortgage-backed                  -       -     2,861     7.20%         -        -         -     -      2,861
  Other investments                -       -         -        -          -        -       557  6.58%       557
                             -------   -----   -------    -----     ------    -----   -------  ----    -------
Total Securities
available for sale                 -       -   $ 6,871     5.83%         -        -   $ 2,554  6.91%   $ 9,425
                             =======   =====   =======    =====     ======    =====   =======  ====    =======

---------------
  (1)  Yields are not presented on a tax-equivalent basis.

     DEPOSITS

     The daily average balances and average rates paid by category of deposit at the dates shown below are as follows:

                                      (Dollars in Thousands)
                    ------------------------------------------------------------
                             As of
                     September 30, 1995              As of December 31
                    -------------------  ---------------------------------------
                                              1994                  1993
                                         -------------------  ------------------
                     Amount      Rate     Amount      Rate     Amount     Rate
                    --------- ---------  --------  ---------  --------- --------
Demand              $ 54,852       -     $ 55,584       -     $ 47,810       -
NOW accounts          16,262    1.96%      17,126    1.86%      15,479    1.92%
Money market          33,206    2.84%      33,110    2.59%      30,509    2.52%
Savings                9,502    2.40%       9,490    2.41%       8,931    2.51%
Time                  27,475    4.92%      22,845    3.53%      23,677    3.44%
                    --------    ----     --------    ----     --------    ----

  TOTAL             $141,297    2.01%    $138,155    1.60%    $126,406    1.66%
                    ========    ====     ========    ====     ========    ====

     The scheduled maturities of certificates of deposit in denominations of $100,000 or more at September 30, 1995 and December 31, 1994, including public funds, are shown below:

                                      (Dollars in Thousands)

                               September 30, 1995  December 31, 1994
                               ------------------  -----------------
Due in three months or less           $ 4,417            $ 4,194

Due in over three to six
  months                                2,310              3,571

Due in over six to twelve
  months                                5,817              2,146

Due in over twelve months               1,251                203
                                      -------            -------
Totals                                $13,795            $10,114
                                      =======            =======

     LOANS

     The following table classifies Equitable's loans according to type as of the dates shown:

                                            (Dollars in Thousands)
                                      ---------------------------------
                                      September 30,      December 31,
                                      -------------   -----------------

                                           1995         1994      1993
                                      -------------   -------   -------
Commercial                               $33,713      $31,892   $23,008
Real estate-construction                  10,992        7,623     8,627
Real estate-mortgage                      40,747       37,339    28,812
Installment                                5,918        7,141    11,210
Other                                        224          384     1,678
                                      ----------      -------   -------

  Total                                  $91,594       84,379    73,335

Unearned income                             (568)        (588)     (990)
Allowance for possible loan losses        (1,624)      (1,483)   (1,458)
                                      ----------      -------   -------

  Total                                  $89,402      $82,308   $70,887
                                      ==========      =======   =======


     Total loans net of unearned income and allowance for possible loan losses increased 16% in 1994 from 1993 levels. At September 30, 1995, total loans exceeded year-end 1994 levels by 9%.

     Of fixed rate loans aggregating $48,991,000 as of September 30, 1995, loans totalling $19,864,000 mature within one year, while loans totalling $24,646,000 mature within one to five years. Floating rate loans as of September 30, 1995 totalled $42,036,000. Commercial and real estate loans with a fixed rate and maturing within one year at September 30, 1995 totalled $16,612,000 while those with a fixed rate and maturing within one to five years totalled $21,980,000.

     Of fixed rate loans aggregating $47,828,000 as of December 31, 1994, loans totalling $21,466,000 matured within one year, while loans totalling $26,362,000 matured within one to five years. Floating rate loans as of December 31, 1994 totalled $36,551,000. Commercial and real estate loans with a fixed rate and maturing within one year at December 31, 1994 totalled $16,920,000 while those with a fixed rate and maturing within one to five years totalled $23,827,000.

     ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS

     The provision for loan losses represents a determination by Equitable's management of the amount necessary to be charged to operating income and transferred to the allowance for loan losses to maintain a level which it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is Equitable's policy to provide for exposure to losses of specifically identified credits, and, while it is also Equitable's policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans.

     In assessing the adequacy of its allowance for loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of individually significant loans and of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officers, the loan review officer and the Board of Directors, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examination of Equitable.

     In evaluating the allowance for loan losses, management also considers Equitable's loan loss experience, the amount of past due and non-performing loans, current and anticipated economic conditions and other appropriate information. The allowance for loan losses also reflects an analysis of the risks associated with each class of loans.

     The allowance for loan losses at September 30, 1995 was $1,624,000 compared to $1,483,000 at December 31, 1994, and $1,458,000 at December 31, 1993. The
large increase in commercial loan charge-offs in 1995 is primarily due to one loan in the amount of $210,000 for which recovery is unlikely. In addition, a real estate mortgage loan written down by $108,000 to appraised value in 1995 contributed to the large increase in this category of charge-offs. Forelcosure is likely regarding this property. For more information in connection with the allowance for loan losses and the provision for loan losses, see Note 5 of the Notes to Financial Statements. Although additional losses may occur, management believes the allowance for loan losses to be adequate as of the dates presented and at present.

                                                                      (Dollars in Thousands)
                                                              As of and
                                                              for the nine      As of and for the years
                                                              months ended               ended
  Transaction in allowance for possible loan losses           September 30,           December 31,
---------------------------------------------------------     -------------     -----------------------

                                                                   1995            1994          1993
                                                              -------------     --------      ---------
Balance at Beginning of period                                    $1,483          $1,458       $1,258

Charge-offs
-----------
Commercial                                                           239              11           49
Real estate-construction                                               -               5            -
Real estate-mortgage                                                 126              55           59
Installment loans                                                     11              78            5
Credit card and related plan                                           -               -           18
Overdrafts                                                            23              49            -
                                                                  ------          ------       ------

Total charge-offs                                                    399             198          131

Recoveries
----------
Commercial                                                            13              19           53
Real estate-construction                                               -               -            -
Real estate-mortgage                                                   4               6           68
Installment loans                                                     42               8           11
Credit card and related plan                                           1               3            7
   Overdrafts                                                         12               3            -
                                                                  ------          ------       ------

Total recoveries                                                      72              39          139
                                                                  ------          ------       ------

Net charge-offs (recoveries)                                         327             159           (8)
Provision charged to expense                                         468             184          192
                                                                  ------          ------       ------

Balance at end of period                                          $1,624          $1,483       $1,458
                                                                  ======          ======       ======
Net charge-offs (recoveries) as a percentage of
average loans (annualized for 1995)                                 0.50%           0.21%       (0.01)%

     NONACCRUAL, PAST DUE AND RESTRUCTURED LOANS

     The following is an analysis of non-performing assets as of the dates shown:

                                                                           (Dollars in Thousands)
                                                                     ---------------------------------
                                                                     September 30,      December 31,
                                                                     -------------   -----------------

                                                                         1995          1994      1993
                                                                     -------------   -------   -------
Loans accounted for on a nonaccrual basis                                 $  761      $  420    $  157
Accruing loans which are contractually past
  due 90 days or more as to principal or
  interest payments                                                           48         600        33
Troubled debt restructuring                                                    -           -         -
                                                                          ------      ------    ------
    Total                                                                 $  809      $1,020    $  190
                                                                          ======      ======    ======
Forgone interest on nonaccrual loans                                      $   45      $   24    $    3
                                                                          ======      ======    ======

     The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, asset deterioration, decline in cash flow, recurring operating loss, declining sales, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. As of September 30, 1995, loans totalling $761,000, or 1% of total net loans outstanding, were on a non-accrual basis and, therefore, no income was being recognized. Management believes the risks in these loans to be significant as there may be some portion of the principal which will become uncollectible.

     Placing a loan on non-accrual status has a two-fold impact on net interest income. First, it causes an immediate charge against earnings for the interest which had been accrued but not yet collected on the loan. Second, it eliminates future interest earnings with respect to that particular loan from the bank's revenues. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

     Non-accrual loans increased by $341,000 from $420,000 at December 31, 1994, to $761,000 at September 30, 1995. Of the $761,000 at September 30, 1995,
$434,000 related to two loans which were not classified as nonaccrual at December 31, 1994. One loan in the amount of $310,000 is secured by real estate and is currently under contract to sell. The bank anticipates no additional loss with respect to this loan. The other loan in the amount of $124,000 was paid off subsequent to September 30, 1995.

     The anticipated amounts of charge-offs by category during the next full year of operations are as follows:

      Commercial                              $125
      Real estate-mortgage                     100
      Installment                               35
      Overdrafts                                40
                                              ----
                                              $300
                                              ====

     RETURN ON EQUITY AND ASSETS

     The return on equity and return on assets for the periods shown below are as follows:

                                            For the nine months   For the years
                                            ended September 30,   ended
                                                                  December 31,
                                            -------------------   ------------------

                                                    1995            1994      1993
                                            -------------------   ------------------
Return on Average Assets *                         0.97%            0.88%      0.83%
Return on Average Equity *                        16.80%           16.20%     15.93%
Average Equity to Average Assets Ratio             5.79%            5.43%      5.24%
Dividend Payout Ratio                                 -                -          -

----------
*  Annualized for 1995




                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     Compass' Board of Directors appointed KPMG Peat Marwick LLP as independent auditors for Compass for the year ending December 31, 1995. KPMG Peat Marwick LLP has served as Compass' independent auditors continuously since 1971.

     Fisk & Robinson served as Equitable's independent auditors for the fiscal year ending December 31, 1994. KPMG Peat Marwick LLP served as Equitable's independent auditors for the fiscal years ended December 31, 1992 and 1993. On September 20, 1994, KPMG Peat Marwick LLP was dismissed as Equitable's auditor due solely to Equitable's belief that Fisk & Robinson could provide comparable services on a more economical basis. Neither the audit reports of (i) KPMG Peat Marwick LLP on Equitable's consolidated financial statements as of and for the years ended December 31, 1993 and 1992 nor (ii) Fisk & Robinson on Equitable's consolidated financial statements as of and for the year ended December 31, 1994, contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Equitable's decision to change auditors was approved by its Board of Directors. In connection with the audits of the two fiscal years ended December 31, 1993, and the subsequent interim period through September 20, 1994, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. In connection with the audits of the two fiscal years ended December 31, 1993, and the subsequent interim period through September 20, 1994, KPMG Peat Marwick LLP did not advise Equitable (i) that Equitable's internal controls necessary for development of reliable financial statements did not exist, (ii) that it could not rely on Equitable's management's representations or (iii) that it was unwilling to be associated with the financial statements prepared by Equitable's management. In connection with the audits of the two fiscal yeas ended December 31, 1993, and the subsequent interim period through September 20, 1994, KPMG Peat Marwick LLP did not advise Equitable that: (1) it believed it was either necessary or advisable to expand significantly the scope of its audit, or that information had come to KPMG Peat Marwick LLP's attention that if further investigated may (a) materially impact the fairness or reliability of either; a previously-issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the date of the financial statements covered by any audit report (including information that may prevent KPMG Peat Marwick LLP from rendering an unqualified audit report on those financial statements), or (b) cause KPMG Peat Marwick LLP to be unwilling to rely on Equitable's management's representations or to be associated with Equitable's financial statements or (2) due to its dismissal, it did not so expand the scope of its audit or conduct such further investigation.

     In connection with the audits of the two fiscal years ended December 31, 1993, and the subsequent interim period through September 20, 1994, KPMG Peat Marwick LLP did not advise Equitable that: (1) information had come to KPMG Peat Marwick LLP's attention that it had concluded materially impacted the fairness or reliability of either (a) a previously-issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issused covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including infomration that, unless resolved to KPMG Peat Marwick LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), or (2) due to its dismissal, any issue had not been resolved to its satisfaction prior to such dismissal.

     Compass and Equitable have been advised by KPMG Peat Marwick LLP and Fisk Robinson that neither KPMG Peat Marwick LLP nor Fisk Robinson has any direct financial interest or any material indirect financial interest in Compass, Equitable or the Bank other than arising from that firm's employment as auditor for Compass or Equitable.

     It is expected that representatives of Fisk Robinson will be present at the Meeting and will be available to respond to appropriate questions of shareholders and to make a statement if they desire.

                                    EXPERTS

     The consolidated financial statements of Compass as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 and 1993 consolidated financial statements refers to changes in the methods of accounting for income taxes and certain investment securities.

     The consolidated financial statements of Equitable as of December 31, 1994 and for the one-year period ended December 31, 1994, included in this Registration Statement have been included herein and in the Registration Statement in reliance upon the report of Fisk Robinson, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Equitable as of December 31, 1993, and for each of the years in the two-year period ended December 31, 1993, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in accounting for income taxes.

                                 LEGAL OPINIONS

     Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. As of December 31, 1995, Mr. Powell was the beneficial owner of an aggregate of approximately 51,183 shares of Compass Common Stock. Liddell, Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the Closing of the Merger. Smith, Underwood & Perkins, a Professional Corporation, and Liddell, Sapp are also expected to render legal opinions as to certain matters acceptable to Equitable and Compass, respectively.

                                INDEMNIFICATION

     Compass' By-Laws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF EQUITABLE AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF TEXAS AND DELAWARE AND CORRESPONDING CHARTER AND BY-LAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION".

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 OTHER MATTERS

     Equitable's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Equitable's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy. SEE "INTRODUCTION".

                         INDEX TO FINANCIAL STATEMENTS
                                      OF
                          EQUITABLE BANKSHARES, INC.
                                AND SUBSIDIARY

-------------------------------------------------------------------------------

                                                                       Page
                                                                       ----
[S]                                                                    [C]
 1. Auditors' Reports regarding the December 31, 1994 and 1993
    Consolidated Financial Statements                                   F-3

 2. Consolidated Balance Sheet as of December 31, 1994 and 1993         F-5

 3. Consolidated Statement of Income for the three years ended
    December 31, 1994                                                   F-6

 4. Consolidated Statement of Changes in Stockholders' Equity for the
    three years Ended December 31, 1994                                 F-7

 5. Consolidated Statements of Cash Flows for the three years ended
    December 31, 1994                                                   F-8

 6. Notes to Consolidated Financial Statements                         F-10

 7. Balance Sheets as of September 30, 1995
    and 1994 (Unaudited)                                               F-32

 8. Statements of Income for the Nine Months Ended
    September 30, 1995 and 1994 (Unaudited)                            F-33

 9. Statements of Cash Flows for the Nine Months Ended
    September 30, 1995 and 1994 (Unaudited)                            F-34

10. Notes to Unaudited Financial Statements                            F-36

                           EQUITABLE BANKSHARES, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992

                  (WITH INDEPENDENT AUDITORS' REPORTS THEREON)

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
Equitable BankShares, Inc.


We have audited the accompanying consolidated balance sheet of Equitable BankShares, Inc. and Subsidiary as of December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Equitable BankShares, Inc. and Subsidiary as of December 31, 1994, the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", effective January 1, 1994.


                                                  Fisk & Robinson, P.C.


March 9, 1995

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
Equitable BankShares, Inc.:


We have audited the accompanying consolidated balance sheet of Equitable BankShares, Inc. and subsidiary as of December 31, 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equitable BankShares, Inc. and subsidiary as of December 31, 1993, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in notes 1 and 12 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes.''

                                           KPMG Peat Marwick LLP

Dallas, Texas
February 11, 1994

H1995A\17948-1

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                          Consolidated Balance Sheet

                           December 31, 1994 and 1993

                     (In Thousands, Except Per Share Data)

                                                      1994       1993
                                                    ---------  --------
ASSETS
------

Cash and due from banks                             $ 14,939   $ 12,699
Federal funds sold                                         -      8,165
                                                    --------   --------

    Total cash and cash equivalents                   14,939     20,864
                                                    --------   --------

Investment securities:
  Available for sale (at market value)                 6,433          -
  Held to maturity (market values of $57,003
    and $56,918, respectively)                        59,488     56,852

Loans, net                                            82,308     70,887

Bank premises and equipment, net                       6,098      5,119

Accrued interest receivable                            1,249      1,090

Other real estate owned, net                             409        862

Other assets                                           2,890      2,657
                                                    --------   --------

    Total assets                                    $173,814   $158,331
                                                    ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest bearing                               $ 60,753   $ 57,640
  Interest bearing                                    81,924     80,374
                                                    --------   --------

    Total deposits                                   142,677    138,014

Federal funds purchased                                5,065          -

Securities sold under agreements to repurchase        10,930      6,495

Demand note to U.S. treasury                           2,000      2,000

Note payable                                           1,625      2,250

Subordinated convertible debentures                      790        790

Other liabilities                                      1,037        614
                                                    --------   --------

    Total liabilities                                164,124    150,163
                                                    --------   --------

Commitments and contingencies                              -          -

Stockholders' equity:
  Common stock; $.10 par value; 4,000,000 shares
    authorized; 1,740,628 and 1,724,586 shares
    issued and outstanding at December 31, 1994
    and 1993, respectively                               174        173
  Paid-in capital                                      6,623      6,496
  Retained earnings                                    2,937      1,499
  Net unrealized loss on available for sale
    securities, net of tax of $22 in 1994            (    44)         -
                                                    --------   --------

    Total stockholders' equity                         9,690      8,168
                                                    --------   --------

    Total liabilities and stockholders' equity      $173,814   $158,331
                                                    ========   ========

          See accompanying notes to consolidated financial statements.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                        Consolidated Statement of Income

                  For the Three Years Ended December 31, 1994

                     (In Thousands, Except Per Share Data)

                                                        1994     1993     1992
                                                      --------  -------  -------

Interest income:
  Interest and fees on loans                           $6,647    $6,028   $6,631
  Federal funds sold                                      159       223      229
  Interest and dividends on investment securities:
    Taxable                                             2,754     2,261    2,559
    Nontaxable                                            381       229       44
                                                       ------    ------   ------

      Total interest income                             9,941     8,741    9,463
                                                       ------    ------   ------

Interest expense:
  Deposit accounts, including interest expense
    on certificates of deposit of $100,000 and
    over of $320, $244, and $355 in 1994, 1993
    and 1992, respectively                              2,212     2,104    2,836
  Short term borrowings                                   447       167       59
  Long term borrowings                                    214       244      294
                                                       ------    ------   ------

      Total interest expense                            2,873     2,515    3,189
                                                       ------    ------   ------

Net interest income                                     7,068     6,226    6,274

Provision for possible loan losses                        184       192      357
                                                       ------    ------   ------

Net interest income after provision for
  possible loan losses                                  6,884     6,034    5,917
                                                       ------    ------   ------

Noninterest income:
  Service charges on deposit accounts                   2,132     2,091    1,793
  (Loss) gain on sales of investment securities          (     2)     3      187
  Gain on sale of other real estate owned                  32         -        -
  Other                                                   700       706      470
                                                       ------    ------   ------

      Total noninterest income                          2,862     2,800    2,450
                                                       ------    ------   ------

Noninterest expense:
  Salaries and employee benefits                        3,725     3,427    3,133
  Occupancy of bank premises                              802       579      609
  Furniture and equipment                                 547       391      345
  Data processing                                         726       704      810
  Other                                                 1,896     2,137    2,221
                                                       ------    ------   ------

      Total noninterest expense                         7,696     7,238    7,118
                                                       ------    ------   ------

Income before income tax expense                        2,050     1,596    1,249

Income tax expense                                        612       386      342
                                                       ------    ------   ------

Net income                                             $1,438    $1,210   $  907
                                                       ======    ======   ======

Primary and fully diluted earnings per
  common and common equivalent share (weighted
  average shares of 2,112,426, 2,107,734, and
  2,053,206, respectively)                               $.68      $.57     $.44
                                                       ======    ======   ======

          See accompanying notes to consolidated financial statements.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                 Consolidated Statement of Stockholders' Equity

                  For the Three Years Ended December 31, 1994

                      (In Thousands, Except Share Amounts)





                                       Common Stock                                Net
                                     $.10 par value;                           Unrealized
                                        4,000,000                                Loss on
                                    Shares Authorized               Retained   Available
                                    --------------------  Paid-in   Earnings   For Sale
                                      Shares      Amount  Capital   (Deficit)  Securities      Total
                                    ----------    ------  -------   --------   ----------      ------

Balance January 1, 1992              1,615,530    $162   $6,157     $(  618)    $      -        $5,701

Net income                                   -       -        -         907            -           907

Issuance of common stock               107,693      10      340           -            -           350
                                    ----------  ------  -------    --------    ----------       ------

Balance January 1, 1993              1,723,223     172    6,497         289            -         6,958

Net income                                   -       -        -       1,210            -         1,210

Issuance of common stock                 1,363       1  (     1)         -             -             -
                                    ----------  ------  -------   --------    ----------        ------

Balance December 31, 1993            1,724,586     173    6,496      1,499            -          8,168

Adoption of SFAS 115                         -       -        -          -      (    11)        (   11)

Net income                                   -       -        -      1,438            -          1,438

Proceeds from sale of stock and
  exercise of warrants at $8 per
  share                                 16,042       1      127          -            -            128

Change in unrealized loss on
  available for sale securities              -       -        -          -      (    33)        (   33)
                                    ----------  ------  -------   --------   ----------         ------

Balance December 31, 1994            1,740,628    $174   $6,623     $2,937      (    44)        $9,690
                                    ==========  ======  =======   ========   ==========         ======

          See accompanying notes to consolidated financial statements.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows

                  For the Three Years Ended December 31, 1994

                                 (In Thousands)



                                                  1994       1993       1992
                                                ---------  ---------  ---------

Cash flows from operating activities:
  Net income                                    $  1,438   $  1,210   $    907
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
         Depreciation                                628        339        287
         Provision for possible loan
           losses                                    184        192        357
         Net amortization of investment
           securities                                414        472        240
         Loss (gain) on sale of investment
           securities                                  2    (     3)   (   187)
         Amortization of excess cost
           over net assets acquired                   53         53         53
         Writedowns on other real estate
           owned                                      56        209        488
         (Gain) loss on sale of other real
           estate owned                          (    32)        35         35
         Increase in other assets                (   422)   (   367)   (   359)
         Increase in other liabilities               422        209         20
                                                --------   --------   --------

             Net cash provided by operating
               activities                          2,743      2,349      1,841
                                                --------   --------   --------

Cash flows from investing activities:
  Proceeds from sales of securities
    available for sale                             2,505      1,149      8,562
  Purchases of securities available for sale     ( 7,430)         -          -
  Proceeds from maturities and paydowns
    of securities held to maturity                21,930     15,324      8,623
  Purchases of securities held to
    maturity                                     (26,556)   (24,584)   (32,395)
  Net loans originated                           (11,669)   ( 6,567)     4,525
  Net capital expenditures                       ( 1,608)   (   646)   ( 3,222)
  Proceeds from sale of other real
    estate owned                                     494        452      1,132
  Proceeds from sales of premises
    and equipment                                      -          -         23
                                                --------   --------   --------

             Net cash used by investing
               activities                        (22,334)   (14,872)   (12,752)
                                                --------   --------   --------




          See accompanying notes to consolidated financial statements.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows

                  For the Three Years Ended December 31, 1994

                                 (In Thousands)

                                                 1994       1993       1992
                                               ---------  ---------  ---------

Cash flows from financing activities:
  Net increase in demand deposits, NOW
    and savings accounts                          4,240     11,827     14,650
  Net proceeds from (payments for)
    certificates of deposit                         423    (   807)   ( 3,829)
  Increase in securities sold under
    agreements to repurchase                      4,435      2,175      1,703
  Issuance of common stock                          128          -        350
  Increase in federal funds purchased             5,065          -          -
  Proceeds from issuance of note payable
    to a bank                                         -      2,500          -
  Repayment of note payable to directors
    of the Company                                    -    ( 2,940)         -
  Payment on note payable                       (   625)   (   300)   (   100)
  Increase in demand note to U.S. treasury            -      2,000          -
                                               --------   --------   --------

             Net cash provided by financing
               activities                        13,666     14,455     12,774
                                               --------   --------   --------

Net (decrease) increase in cash and cash
  equivalents                                   ( 5,925)     1,932      1,863

Cash and cash equivalents at beginning
  of year                                        20,864     18,932     17,069
                                               --------   --------   --------

Cash and cash equivalents at end of year       $ 14,939   $ 20,864   $ 18,932
                                               ========   ========   ========




          See accompanying notes to consolidated financial statements.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                        December 31, 1994, 1993 and 1992



1. Summary of significant accounting policies
   ------------------------------------------

The accounting and reporting policies of Equitable BankShares, Inc. (BankShares) and its subsidiary (collectively referred to as Company) conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant of those policies.

Basis of presentation
---------------------

The accompanying consolidated financial statements include the accounts of Equitable BankShares, Inc. (Company) and its wholly-owned subsidiary, Equitable Bank.

Prior to November 1993, the Company had two wholly-owned subsidiaries, Equitable Bank, N.A. and Equitable Bank Dallas. In November 1993, the Company merged Equitable Bank, N.A. with and into Equitable Bank Dallas and formed Equitable Bank (Bank). All significant intercompany transactions and balances have been eliminated.

Cash and cash equivalents
-------------------------

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Federal funds are normally sold for one-day periods. The Company normally considers all highly liquid investments with an initial maturity less than ninety days to be cash equivalents.

Investment securities
---------------------

Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). In accordance with SFAS 115, the Bank classifies its investments as either held to maturity, when the Bank has positive intent and ability to hold securities to maturity, or available for sale. Securities classified held to maturity are recorded in the financial statements at amortized cost. Securities classified as available for sale are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. As a result of the accounting change, investment securities and stockholders' equity reflect unrealized losses of approximately $66,000 and $44,000 (net of tax), respectively at December 31, 1994.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Realized gains and losses for securities classified as available for sale and held to maturity are reported in earnings in the year of sale.

Prior to adoption of SFAS 115, all investments in securities were classified as held to maturity and were carried at cost, adjusted for amortization or premiums and accretion of discounts under methods approximating the interest method over the remaining period to contractual maturity. In the case that these securities were sold, gains and losses were computed under the specific identification method.

Loans and allowance for possible loan losses
--------------------------------------------

Loans are stated at unpaid principal balances net of participations sold without recourse, allowance for possible loan losses and unearned income. Unearned income on installment loans is taken into income over the term of the loan by the sum-of-the-periodic balances method. The effect of not using the interest method is insignificant.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by ninety days or more with respect to principal or interest. Generally when a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Income on such loans is then recognized to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loan is estimated to be fully collectible as to both principal and interest.

The allowance for possible loan losses represents provisions for possible loan losses charged to earnings, less loan charge-offs net of recoveries. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The provision for possible loan losses charged to earnings is the amount which is necessary to establish the allowance at a level management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of any specific problem loans and current economic conditions that may affect the borrowers' ability to repay.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Management believes that the allowance for possible loan losses is adequate. While management uses available information to recognize losses on loans, future provisions for loan losses may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize provisions for loan losses based on their judgements of information available to them at the time of their examination.

Fees and costs associated with originating loans
------------------------------------------------

Fees and costs associated with originating loans are generally recognized in income in the period in which fees were received and/or costs were incurred. Under generally accepted accounting principles, such fees and costs generally are deferred and recognized over the life of the loan as an adjustment of the yield. Management believes the effect of not deferring such fees and costs and amortizing them over the life of the related loans is insignificant.

Bank premises and equipment
---------------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed using the straight-line method.
Average useful lives used for depreciation with respect to major classifications of property are as follows:

    Buildings                              31.5 years
    Leasehold improvements                 2 to 10 years
    Furniture, fixtures and equipment      2 to 15 years
    Automobiles                            3 years

Maintenance and repairs are charged to expense; betterments and renewals are capitalized. Upon retirement or replacement, the cost of the asset and the related allowance for depreciation are eliminated with the resulting gain or loss included in the statement of income.

Other real estate owned
-----------------------

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Federal income taxes
--------------------

BankShares files a consolidated income tax return with the Bank. Federal income tax expense or benefit has been allocated on a separate return basis.

Effective January 1, 1993, the Company prospectively adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". The Company determined that there was no cumulative effect of that change in the method of accounting for income taxes in its 1993 statement of income. Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period together with the change during the period in deferred tax assets and liabilities.

Pursuant to the deferred method under APB Opinion 11, which was applied in prior years, deferred income taxes were recognized for income and expense items that were reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable in the year of calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

Excess cost over fair value of net assets acquired
--------------------------------------------------

The excess of cost over fair value of net assets acquired is amortized on a straight-line basis over 40 years and is included in other assets in the accompanying consolidated balance sheet, in the approximate amounts of $1,542,000 and $1,595,000 at December 31, 1994 and 1993, respectively.

Earnings per share
------------------

Earnings per common and common equivalent share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during each year presented. The number of common shares was increased by the number of shares issuable on the exercise of options and warrants and decreased by the number of shares assumed purchased with proceeds upon exercise, at the estimated market price of the common stock.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Earnings per common share assuming full dilution were determined on the assumptions that the subordinated convertible debentures were converted at the beginning of each period presented. Net earnings were adjusted for the related interest, net of its tax effect.

Reclassification
----------------

Certain prior year amounts have been reclassified to conform with the current year presentation.


2. Newly Issued Accounting Pronouncements
   --------------------------------------

In May 1993, the Financial Accounting Standards Board issued Statement 114 which was subsequently revised by Statement 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". These Statements collectively require creditors to account for impaired loans (as defined in the Statements) at the net present value of expected future cash flows discounted at the loan's original effective interest rate, the observable market price, or the fair value of the collateral of a collateral-dependent loan. These Statements also provide guidance for income and expense recognition associated with impaired loans. These Statements are effective for fiscal years beginning after December 15, 1994. Management does not anticipate a significant impact on the Company's financial statements as a result of these Statements.

In December 1991, the Financial Accounting Standards Board issued Statement No. 107, "Disclosures about Fair Value of Financial Instruments". This Statement requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. This Statement was initially effective for financial statements issued for fiscal years ending after December 15, 1992, except for entities with less than $150 million in total assets in the then current statement of financial position.
For those entities, this Statement is effective for fiscal years ending after December 15, 1995. Because the Company had total assets of less than $150 million as of the initial effective date, the Company is not required to and has not elected to present such disclosure requirements until its calendar year-end 1995 financial statements.


3. Statement of cash flows
   -----------------------

The Company has chosen to report its cash flows by the indirect method and has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, and loans made to customers and principal collections on those loans.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Supplemental information on cash flows and non-cash transactions for the three years ended December 31, 1994 is as follows:

                                              1994     1993     1992
                                             -------  -------  -------

    Cash transactions:
      Interest income received                $9,782   $8,603   $9,397
                                              ======   ======   ======

      Interest expense paid                   $2,834   $2,555   $3,361
                                              ======   ======   ======

      Federal income taxes paid               $  505   $  560   $  507
                                              ======   ======   ======

    Noncash transactions:
      Other real estate owned acquired in
         settlement of loans in excess of
         transfers of other real estate
         owned to loans                       $   65   $   95   $  123
                                              ======   ======   ======

      Net unrealized loss on securities
         available for sale                   $   66  $    -   $    -
                                              ======  =======  =======

4. Investment securities
   ---------------------

Investment securities, classified in accordance with provisions of SFAS 115, and their approximate unrealized gains and losses and related estimated fair values at December 31, 1994 are as follows (in thousands):

                                                      1994
                                       ----------------------------------
                                                   Unrealized
                                       Amortized  -------------    Fair
Securities Available for Sale            Cost     Gain   Loss     Value
-----------------------------          ---------  ----  -------  --------

    U.S. Treasury securities             $ 5,942  $  -   $   62   $ 5,880
    State and political
      subdivisions                            18     -        4        14
    Other                                    539     -        -       539
                                         -------  ----   ------   -------

    Total available for sale             $ 6,499  $  -   $   66   $ 6,433
                                         =======  ====   ======   =======

                                                      1994
                                       ----------------------------------
                                                   Unrealized
                                       Amortized  -------------    Fair
Securities Held to Maturity              Cost     Gain   Loss     Value
-------------------------------------  ---------  ----  -------  --------

    U.S. Treasury securities             $19,471  $  -   $  484   $18,987
    U.S. Government agency
      obligations                          8,860     -      292     8,568
    State and political
      subdivisions                         8,818     -      603     8,215
    Pass-through certificates
      guaranteed by FNMA and FHLMC        20,787    10      945    19,852
    Privately issued collateralized
      mortgage obligations                    52     -        1        51
    Real estate mortgage investment
      conduits guaranteed by FNMA
      and FHLMC                            1,500     -      170     1,330
                                         -------  ----   ------   -------
    Total held to maturity               $59,488   $10   $2,495   $57,003
                                         =======  ====   ======   =======

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY


The amortized costs, estimated market values, and related unrealized gains and losses for investment securities at December 31, 1993 are as follows (in thousands):

                                                       1993
                                      --------------------------------------
                                                 Unrealized
                                      Amortized  ----------          Fair
                                        Cost        Gain     Loss    Value
                                      ---------  ----------  -----  --------

    U.S. Treasury securities and
      U.S. Government agency
      obligations                       $36,124        $210   $251   $36,083
    State and political
      subdivisions                        6,978         115     63     7,030
    Pass-through certificates
      guaranteed by FNMA and FHLMC       13,750          71     16    13,805
                                        -------        ----   ----  --------

                                        $56,852        $396   $330   $56,918
                                        =======        ====   ====  ========


In 1994, proceeds from sales of securities available for sale were approximately $2,505,000. Proceeds from sales of investment securities during 1993 and 1992 were approximately $1,149,000 and $8,562,000, respectively. During the year ended December 31, 1994, gross gains of $648 and gross losses of $2,734 were recorded. During the years ended December 31, 1993 and 1992, gross gains of approximately $3,000 and $187,000, respectively, were realized. There were no significant losses realized on those sales during 1993 or 1992.

Investment securities with an amortized cost of approximately $2,832,000 and $2,692,000 were pledged to secure U.S. Treasury deposits, demand note and other amounts at December 31, 1994 and 1993, respectively. Securities with recorded values of approximately $29,551,000 and $17,444,000 at December 31, 1994 and 1993, respectively, were pledged as collateral against securities sold under agreements to repurchase.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



The amortized cost and estimated market value of debt securities at December 31, 1994, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                      1994
                                     ---------------------------------------
                                     Available for Sale   Held to Maturity
                                     ------------------  -------------------
                                     Amortized   Fair    Amortized    Fair
                                       Cost      Value     Cost      Value
                                     ---------  -------  ---------  --------

  Due in one year or less               $3,981   $3,948    $ 9,035   $ 8,870
  Due after one year through
    five years                           1,960    1,931     19,812    19,220
  Due after five years through
    ten years                               18       14      6,850     6,317
  Due after ten years                        -        -      1,452     1,362
                                        ------   ------    -------   -------

                                         5,959    5,893     37,149    35,769

  Pass-through certificates
    guaranteed by FNMA and FHLMC             -        -     20,787    19,852
  Privately issued collateralized
    mortgage obligations                     -        -         52        52
  Real estate mortgage investment
    conduits guaranteed by FNMA
    and FHLMC                                -        -      1,500     1,330
  Other                                    540      540          -         -
                                        ------   ------    -------   -------

        Total                           $6,499   $6,433    $59,488   $57,003
                                        ======   ======    =======   =======


5.  Loans and allowance for possible loan losses
    --------------------------------------------

Loans and allowance for possible loan losses at December 31, 1994 and 1993 consist of the following (in thousands):

                                            1994       1993
                                          ---------  ---------

    Commercial and industrial             $ 31,892   $ 23,008
    Real estate - construction and
     development                             7,623      8,627
    Real estate - mortgage                  37,339     28,812
    Installment loans                        7,141     11,210
    Other                                      384      1,678
                                          --------   --------

       Total loans                          84,379     73,335

    Unearned income                        (   588)   (   990)
    Allowance for possible loan losses     ( 1,483)   ( 1,458)
                                          --------   --------

       Net loans                          $ 82,308   $ 70,887
                                          ========   ========


                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



The Bank extends commercial and consumer credit primarily to customers in the state of Texas. At December 31, 1994, and 1993 substantially all of the Bank's loans were collateralized with real estate, inventory, accounts receivable, equipment, marketable securities and/or other assets. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

Loans on which the accrual of interest has been discontinued at December 31, 1994, 1993 and 1992 amounted to approximately $420,000, $157,000 and $56,000, respectively. If interest had been accrued on these loans, such income would have been approximately $24,000, $3,000 and $3,000, during 1994, 1993 and 1992, respectively.

At December 31, 1994, 1993 and 1992, loans on which the Bank was accruing interest that were contractually delinquent ninety days and over amounted to approximately $600,000, $33,000 and $18,000, respectively.

An analysis of the allowance for possible loan losses for the three years ended December 31, 1994 is as follows (in thousands):

                                            1994      1993      1992
                                          --------  --------  --------

    Balance at beginning of the year       $1,458    $1,258    $1,247
    Provision for possible loan losses        184       192       357
    Loans charged to the allowance        (   198)  (   131)  (   492)
    Recoveries on loans previously
     charged-off                               39       139       146
                                           ------    ------    ------

    Balance at the end of the year         $1,483    $1,458    $1,258
                                           ======    ======    ======

6. Bank premises and equipment
   ---------------------------

Bank premises and equipment at December 31, 1994 and 1993 consist of the following (in thousands):

                                          1994     1993
                                         -------  -------

    Land                                  $1,745   $1,059
    Buildings                              3,582    3,438
    Leasehold improvements                   560      430
    Furniture, fixtures and equipment      2,795    2,167
    Construction in progress                  16        -
    Automobiles                               15       60
                                          ------   ------

                                           8,713    7,154

    Less accumulated depreciation          2,615    2,035
                                          ------   ------

                                          $6,098   $5,119
                                          ======   ======

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



7. Other real estate owned
   -----------------------

Other real estate owned at December 31, 1994 and 1993 consisted of foreclosed properties in the amounts of $409,000 and $862,000, respectively.

An analysis of the allowance for possible losses on other real estate for the three years ended December 31, 1994 is as follows (in thousands):

                                            1994     1993      1992
                                            -----  --------  --------

    Balance at beginning of period          $   -   $  486    $  296
    Provision charged to earnings               -      197       357
    Write-downs charged to the allowance        -  (   683)        -
    Disposition of properties                   -        -   (   167)
                                            -----   ------    ------

    Balance at end of period                $      $     -    $  486
                                            =====  =======    ======

8. Deposits
   --------

Deposits at December 31, 1994 and 1993 are summarized as follows (in thousands except percentages):

                                      1994               1993
                               ------------------  ------------------
                                Amount   Percent    Amount   Percent
                               --------  --------  --------  --------
   Noninterest bearing
     demand accounts           $ 60,753     42.6%  $ 57,640     41.7%
   Interest bearing
     demand accounts             17,034     12.0     17,813     12.9
   Passbook savings
     accounts                     9,767      6.8      9,136      6.6
   Limited access money
     market accounts             31,423     22.0     30,145     21.9
   Certificates of deposit,
     less than $100,000          13,586      9.5     15,416     11.2
   Certificates of deposit,
     $100,000 and greater        10,114      7.1      7,864      5.7
                               --------    -----   --------    -----

                               $142,677    100.0%  $138,014    100.0%
                               ========    =====   ========    =====

Included in deposits at December 31, 1994 and 1993 were public fund deposits of approximately $557,000 and $665,000, respectively.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



9. Securities sold under agreements to repurchase
   ----------------------------------------------

Securities sold under agreements to repurchase consist entirely of transactions with bank customers. These agreements are collateralized primarily by U.S. Treasury securities and U.S. Government agency obligations with estimated market values totalling approximately $28,916,000 and $17,444,000 for 1994 and 1993, respectively. These agreements mature daily.

Information relating to securities sold under agreements to repurchase is presented below (in thousands, except percentages):

                                       Maximum Outstanding
                           ---------------------------------------------
                            End of year     Weighted average
                           --------------   ----------------    at Any
                           Balance   Rate   Balance    Rate    Month-End
                           --------  ----   ---------  -----   ---------


Year ended December 31,
 1994:
  Securities sold under
    agreements to
    repurchase              $10,930  3.10%    $10,640   3.34%    $17,045
                           ========  ====   =========  =====   =========

   Year ended December 31,
    1993:
      Securities sold under
       agreements to
       repurchase         $  6,495    2.25%   $  5,517   2.42%     $  7,795
                          ========    ====    ========   ====      ========

10. Note payable
    ------------

Note payable at December 31, 1994 and 1993 consists of the following (in thousands):

                                           1994     1993
                                          -------  -------

    Note payable to a bank bearing
    interest at a floating rate
    (9.25% and 7% at December 31,
    1994 and 1993, respectively),
    payable in quarterly installments
    of $125,000 plus interest, matured
    June 1994 and subsequently renewed
    to mature June 30, 1996.               $1,625   $2,250
                                           ------  -------

                                           $1,625   $2,250
                                           ======  =======


The note payable is secured by the Bank's common stock. Additionally, certain directors have guaranteed the note.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



The note is subject to a loan agreement which contains various restrictive covenants including reporting requirements and maintenance of certain financial ratios. At December 31, 1994, management believes that the Company was in substantial compliance with the various loan covenants.


11. Subordinated convertible debentures
    -----------------------------------

At December 31, 1994 and 1993, the Company had outstanding subordinated convertible debentures of $790,001 maturing December 31, 1996, with a floating prime interest rate, with a minimum interest floor of 5% and a maximum interest ceiling of 11%, payable semiannually. The interest rate at December 31, 1994 and 1993 was 8.50% and 6.0%, respectively. These debentures are convertible twice annually until maturity into shares of common stock at a conversion price of $10 per share. No debentures were converted during 1994.


12. Income taxes
    ------------

Income tax expense (benefit) for the three years ended December 31, 1994 consists of the following (in thousands):

                                  1994     1993      1992
                                  -----  --------  --------

    Current                       $ 547   $  662    $  462
    Deferred expense (benefit)       65  (   276)  (   120)
                                  -----   ------    ------

                                  $ 612   $  386    $  342
                                  =====   ======    ======


As discussed in note 1, the Company adopted SFAS No. 109 as of January 1, 1993. The cumulative effect of this accounting change as of January 1, 1993 was not material. Prior years' consolidated financial statements have not been restated to apply the provisions of SFAS No. 109. The consolidated federal income tax expense for the years presented differs from "expected" consolidated federal income tax for these years, computed by applying the statutory U.S. federal corporate tax rate of 34% to income before income tax expense as follows:

                                                     1994      1993      1992
                                                   --------  --------  --------
    Computed "expected" income tax expense          $  697    $  543    $  425
    Increase (decrease) resulting from:
       Tax exempt interest                           ( 116)    (  63)    (  14)
       Amortization of excess cost over fair
          value of net assets acquired                  18        18        18
       State income tax expense (benefit) net
          of federal income tax expense (benefit)       13        16     (  60)
       Meals and entertainment                          11        14        -
       Changes in the beginning of the year
       valuation allowance for deferred tax
       assets allocated to income tax expense        (  20)     (102)       -
       Other                                             9      ( 40)   (  27)
                                                    ------    ------   -------

                                                    $  612    $  386     $ 342
                                                    ======    ======   =======

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Significant components of deferred income tax expense (benefit) for the years ended December 31, 1994 and 1993 is as follows:

                                               1994      1993
                                             --------  ---------

    Deferred tax expense (benefit)
      (exclusive of the effects of the
      component described below)               $  85    $(  174)

    Decrease in the beginning of the year
      balance of the valuation allowance
      for deferred tax assets                   ( 20)    (  102)
                                               -----   --------

                                               $  65    $(  276)
                                               =====    =======

For the year ended December 31, 1992, deferred tax benefit of $119,549 resulted from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources and tax effects of those timing differences are presented below:

    Provision for loan losses                            $   4
    Depreciation                                            17
    Other real estate and other assets                     102
    Net discount accretion on investment securities       (  3)
                                                          ----

                                                          $ 120
                                                          =====

Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1994 and 1993 are as follows (in thousands):

                                          1994   1993
                                          -----  -----

Deferred tax assets:
      Loan loss reserve for book in
        excess of tax                     $ 316  $ 253
      Other real estate basis for book
        in excess of tax                    151    389
      Unrealized loss on securities
        available for sale                   23      -


                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY




                                             1994      1993
                                           --------  --------

Deferred tax liabilities:
  Bank premises and equipment basis
        for book in excess of tax               16        97
  Other                                         15        35
                                            ------    ------

Total deferred tax liabilities                  31       132
                                            ------    ------

Net deferred tax asset before
      valuation allowance                      505       567

Valuation allowance                         (  360)   (  380)
                                            ------    ------

    Net deferred tax asset                  $  145    $  187
                                            ======    ======

Included in other liabilities in the accompanying consolidated balance sheet at December 31, 1994 and 1993 are current federal income taxes payable of approximately $355,000 and $313,000, respectively. Included in other assets at December 31, 1994 and 1993 are net deferred tax assets of approximately $145,000 and $187,000, respectively.


13. Employee benefits
    -----------------

The Company has an employee savings plan which includes both a profit sharing plan and a deferred 401(k) plan for its employees. The 401(k) plan allows substantially all employees after one year of service to contribute (subject to IRS regulations) up to 10% of their pre-tax earnings through salary reductions. Under terms of both plans, the Company, at the discretion of the Board of Directors, may make contributions. Contributions of $16,910, $15,687 and $12,345 were made to the 401(k) plan for the years ended December 31, 1994, 1993, and 1992, respectively. In addition, contributions of approximately $55,000, $41,500 and $46,000 were made to the profit sharing plan for the years ended December 31, 1994, 1993, and 1992, respectively.


14. Stock options and warrants
    --------------------------

The Company has a nonqualified stock option plan which represents options to be granted to certain officers to purchase common stock at fair value (and for 10% or greater shareholders at no less than 110% of such fair market value) as determined by the Board of Directors on the date the options are granted. Options may be exercised one year after grant and have an exercise period of ten years.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



The following table summarizes activity concerning the Company's nonqualified stock option plan:

                         Number of   Option Price
                           Shares      Per Share
                         ----------  -------------
    January 1, 1993        197,750   $3.00 - $3.51
      Granted                    -               -
      Canceled            (  7,750)  $3.00 - $3.51
                           -------

    December 31, 1993      190,000   $3.00 - $3.51
      Granted                    -
      Canceled                   -
                           -------

    December 31, 1994      190,000   $3.00 - $3.51
                           =======


Effective January 24, 1992, all stock options that had previously been granted to all company and subsidiary banks' officers were adjusted to $3.51 per share or their option price, whichever was less.

At December 31, 1994, 167,178 shares were exercisable.

The Company has previously issued warrants to two of the Company's directors for the purchase of 100,000 shares of the Company's common stock at $2 per share. The warrants expire in 1996.

During 1989, the Company issued units comprised of 643,252 shares of common stock and 321,626 common stock warrants. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $8.00 per share. During 1994, warrants were exercised to purchase 16,042 shares of common stock.


15. Commitments and contingencies
    -----------------------------

The Company leases certain premises and equipment under noncancellable operating lease agreements. These agreements have remaining terms ranging from 1 to 5 years, with certain agreements containing renewal options subsequent to the initial terms. Rent expense under the Company's operating lease agreements amounted to $273,474, $221,708 and $368,677 for the years ended December 31, 1994, 1993, and 1992, respectively.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



Future minimum lease payments under noncancellable operating leases for each of the next five years and thereafter at December 31, 1994 is as follows (in thousands):

       1995              $183
       1996               136
       1997                82
       1998                44
       1999                12
       Thereafter           -
                     --------
                     $    457
                     ========

During 1994, the Bank entered into contracts for two branch facilities to be constructed in Tarrant County. One branch facility will be owned by the Bank. The Bank will operate the second branch facility under a noncancellable operating lease agreement which expires in 2004. The construction of either branch facilities was not completed at December 31, 1994.

The Bank is lessor in various leases involving space in a building owned and partially occupied by the Bank. The lease terms of the remaining noncancellable portions of those leases vary from one month to one year and nine months.
Future minimum rentals to be received under these noncancellable leases at December 31, 1994 are as follows (in thousands):

       1995                                $     59
       1996                                      12
                                           --------

                                           $     71
                                           ========


The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1994 and 1993, the approximate amounts of financial instruments whose contract amounts represent credit risk were as follows (in thousands):

                                              1994      1993
                                            --------  --------

    Financial instruments whose contract
      amounts represent credit risk:
       Commitments to extend credit          $20,156   $10,742
       Standby letters of credit               1,798     1,609
                                             -------  --------

                                             $21,954   $12,351
                                             =======  ========


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company and the Bank are involved in certain legal actions arising from normal business activities. Management believes that the outcome of such proceedings will not materially affect the financial position or results of operations of the Company or the Bank.

The Company or the Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



16. Related party transactions
    --------------------------

In the ordinary course of business, the Bank has and expects to continue to have transactions, including borrowings, with its directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. The aggregate amount of such loans was approximately $1,629,000 and $2,150,000 at December 31, 1994 and 1993, respectively. During 1994, repayments of loans totaled approximately $720,000 and new loans funded totalled approximately $1,594,000.


17. Stockholders' equity
    --------------------

Under banking law, there are legal restrictions limiting the amount of dividends the Bank can declare. Approval of the regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels.

The regulatory authorities may prohibit the declaration of any dividends if they determine that certain circumstances exist in the Bank, including those relating to the financial condition of the Bank, such that payment of dividends would be considered an unsafe and unsound practice. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1994, the FDIC required the Bank to have a minimum total capital to risk based assets ratio of 8%. The Texas Department of Banking requires a minimum equity capital ratio of 6%. At December 31, 1994, the Bank's actual total capital to risk based assets and equity capital ratios were 12.2% and 6.3%, respectively.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



18. Supplementary income and expense information
    --------------------------------------------

The following amounts are included in other noninterest income and noninterest expense in the accompanying consolidated statement of income for the years ended December 31, 1994, 1993, and 1992 (in thousands):

                                       1994     1993     1992
                                      -------  -------  -------

    Noninterest income
    ------------------

      Miscellaneous fees               $  458   $  480   $  378
      All other                           242      226       92
                                       ------   ------   ------

                                       $  700   $  706   $  470
                                       ======   ======   ======


    Noninterest expense
    -------------------

      FDIC assessment                  $  269   $  277   $  260
      Professional services               252      385      555
      Printing and supplies               211      189      171
      Postage and delivery                174      223      214
      Contract services                   148      115      162
      Insurance                            53       62      155
      Loan and other asset expense         44      372      656
      All other                           745      514       48
                                       ------   ------   ------

                                       $1,896   $2,137   $2,221
                                       ======   ======   ======


19. Condensed financial statements of Equitable BankShares, Inc. (Parent)
    ---------------------------------------------------------------------

Presented below are the condensed statement of income, balance sheet, and statement of cash flows for Equitable BankShares, Inc., the Parent Company.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



                           Equitable BankShares, Inc.
                              Statement of Income
                                 (in thousands)

                                                     1994     1993     1992
                                                    -------  -------  -------

    Revenue:
      Equity in undistributed earnings of
         subsidiary banks                            $1,148   $  200   $1,250
      Dividends from subsidiary banks                   500    1,400        -
                                                     ------   ------   ------

    Total equity in earnings of subsidiary banks      1,648    1,600    1,250
    Interest from subsidiary banks                        -        2        8
    Other                                                 -       94      254
                                                     ------   ------   ------

           Total revenue                              1,648    1,696    1,512
                                                     ------   ------   ------

    Expenses:
      Interest                                          214      244      294
      Amortization                                       53       53       53
      Salaries and employee benefits                      -      269      346
      Other                                              24       93       62
                                                     ------   ------   ------

           Total expenses                               291      659      755
                                                     ------   ------   ------

    Income before income taxes                        1,357    1,037      757

    Income tax benefit                                   81      173      150
                                                     ------   ------   ------

    Net income                                       $1,438   $1,210   $  907
                                                     ======   ======   ======

                           Equitable BankShares, Inc.
                                 Balance Sheet
                                 (in thousands)

                                                    1994      1993
                                                  --------  --------

    Assets:
      Non-interest bearing deposits with
         subsidiary banks                          $     5   $   179
      Investments in subsidiary banks               10,796     9,692
      Intangible assets, net                         1,542     1,595
      Other assets                                     169       180
                                                   -------   -------

           Total assets                            $12,512   $11,646
                                                   =======   =======

    Liabilities and stockholders' equity:
      Long-term debt                               $ 1,625   $ 2,250
      Subordinated convertible debentures              790       790
      Other liabilities                                407       438
                                                   -------   -------

           Total liabilities                         2,822     3,478

      Total stockholders' equity                     9,690     8,168
                                                   -------   -------

           Total liabilities and stockholders'
             equity                                $12,512   $11,646
                                                   =======   =======


                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



                           Equitable BankShares, Inc.
                            Statement of Cash Flows
                                 (in thousands)

                                                      1994       1993       1992
                                                    ---------  ---------  ---------

    Cash flows from operating activities:
      Net income                                    $  1,438   $  1,210   $    907
      Adjustments to reconcile cash provided
         by operating activities:
           Equity in undistributed earnings of
             bank subsidiaries                       ( 1,148)   (   200)   ( 1,250)
           Amortization expense                           53         53         53
           (Decrease) increase due to changes
             in other balance sheet amounts          (    21)   (   146)       300
                                                    --------   --------   --------

             Net cash provided by operating
               activities                                322        917         10
                                                    --------   --------   --------

    Cash flows from investing activities:
      Capital to subsidiary banks                          -    (   200)   (   200)
                                                    --------   --------   --------

             Net cash used in investing
               activities                                  -    (   200)   (   200)
                                                    --------   --------   --------

    Cash flows from financing activities:
      Long-term debt:
         Proceeds                                          -      2,500          -
         Payments                                    (   625)   (   300)   (   100)
      Repayment of note payable to directors
         of the company                                    -    ( 2,940)         -
      Issuance of common stock                           129          -        350
                                                    --------   --------   --------

             Net cash (used) provided by
               financing activities                  (   496)   (   740)       250
                                                    --------   --------   --------

    Net (decrease) increase in cash and cash
      equivalents                                    (   174)   (    23)        60

    Cash and cash equivalents, beginning of year         179        202        142
                                                    --------   --------   --------

    Cash and cash equivalents, end of year          $      5   $    179   $    202
                                                    ========   ========   ========


                           EQUITABLE BANKSHARES, INC.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1994

                                  (UNAUDITED)

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                           Consolidated Balance Sheet

                    September 30, 1995 and 1994 (unaudited)

                     (In Thousands, Except Per Share Data)

                                                        1995          1994
                                                    ------------  ------------
ASSETS
------
Cash and due from banks                                $ 15,812      $ 11,831
Federal funds sold                                       13,410         5,960
                                                       --------      --------

    Total cash and cash equivalents                      29,222        17,791
                                                       --------      --------

Investment securities:
  Available for sale (at market value)                    9,425         7,433
  Held to maturity (market values of $50,311
    and $58,519, respectively)                           50,408        59,809

Loans, net                                               89,402        76,801

Bank premises and equipment, net                          6,921         6,350

Accrued interest receivable                               1,161         1,051

Other real estate owned, net                                522           604

Other assets                                              2,950         3,033
                                                       --------      --------

    Total assets                                       $190,011      $172,872
                                                       ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest bearing                                  $ 62,811      $ 62,653
  Interest bearing                                       92,156        81,439
                                                       --------      --------

    Total deposits                                      154,967       144,092

Securities sold under agreements to repurchase           18,665        13,715

Demand note to U.S. treasury                              2,000         2,000

Note payable                                              1,250         1,750

Subordinated convertible debentures                         790           790

Other liabilities                                         1,318         1,265
                                                       --------      --------

    Total liabilities                                   178,990       163,612
                                                       --------      --------

Commitments and contingencies                                 -             -

Stockholders' equity:
  Common stock; $.10 par value, 4,000,000 shares
    authorized; 1,741,628 and 1,724,586 shares
    issued and outstanding at September 30, 1995
    and 1994, respectively                                  174           173
  Paid-in capital                                         6,631         6,496
  Retained earnings                                       4,220         2,611
  Unrealized loss on available for
    sale securities                                     (     4)      (    20)
                                                       --------      --------

    Total stockholders' equity                           11,021         9,260
                                                       --------      --------

    Total liabilities and stockholders' equity         $190,011      $172,872
                                                       ========      ========

                         See accompanying select notes.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                        Consolidated Statement of Income

       For the Nine Months Ended September 30, 1995 and 1994 (unaudited)

                     (In Thousands, Except Per Share Data)



                                                          1995       1994
                                                      ------------  -------

Interest income:
  Interest and fees on loans                               $6,519    $4,771
  Federal funds sold                                          150       143
  Interest and dividends on investment securities:
    Taxable                                                 2,314     1,992
    Nontaxable                                                311       282
                                                           ------    ------

      Total interest income                                 9,294     7,188
                                                           ------    ------

Interest expense:
  Deposit accounts including interest expense
    on certificates of deposit of $100,000 and
    over of $430 and $221 in 1995 and 1994,
    respectively                                            2,126     1,610
  Short term borrowings                                       782       298
  Long term borrowings                                        162       157
                                                           ------    ------

      Total interest expense                                3,070     2,065
                                                           ------    ------

Net interest income                                         6,224     5,123

Provision for possible loan losses                            468        63
                                                           ------    ------

Net interest income after provision for possible
  loan losses                                               5,756     5,060
                                                           ------    ------

Noninterest income:
  Service charges on deposit accounts                       1,686     1,584
  (Loss) gain on sales of investment securities           (    19)        1
  Other                                                       641       432
                                                           ------    ------

    Total noninterest income                                2,308     2,017
                                                           ------    ------

Noninterest expense:
  Salaries and employee benefits                            3,003     2,792
  Occupancy of bank premises                                  684       539
  Furniture and equipment                                     488       343
  Data processing                                             570       525
  Other                                                     1,466     1,286
                                                           ------    ------

    Total noninterest expense                               6,211     5,485
                                                           ------    ------

Income before income tax expense                            1,853     1,592

Income tax expense                                            570       480
                                                           ------    ------

Net income                                                 $1,283    $1,112
                                                           ======    ======

Earnings per common and common equivalent share            $  .61    $  .53
                                                           ======    ======


Earnings per common share assuming full dilution           $  .60    $  .52
                                                           ======    ======

                         See accompanying select notes.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows

       For the Nine Months Ended September 30, 1995 and 1994 (unaudited)

                                 (In Thousands)




                                                1995          1994
                                            ------------  ------------

Cash flows from operating activities:
  Net income                                     $1,283        $1,112
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
       Depreciation                                 510           348
       Provision for possible loan
         losses                                     468            63
       Net amortization of investment
         securities                                 167           352
       (Gain) loss on sale of investment
         securities                               (  19)            -
       Amortization of excess cost
         over net assets acquired                    41            41
       Loss (gain) on sale of other real
         estate owned                                 7         ( 113)
       (Gain) loss on sale of bank
         premises and equipment                   (  34)            -
       Increase in other assets                   (  35)        ( 368)
       Increase in other liabilities                281           651
                                                 ------        ------

           Net cash provided by
             operating activities                 2,669         2,086


                         See accompanying select notes.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

                      Consolidated Statement of Cash Flows
                                  (Continued)

       For the Nine Months Ended September 30, 1995 and 1994 (unaudited)

                                 (In Thousands)

                                                 1995          1994
                                             ------------  ------------

Cash flows from investing activities:
  Proceeds from sales of securities
    available for sale                             6,249         1,508
  Purchases of securities available
    for sale                                      (9,070)      ( 7,410)
  Proceeds from maturities and paydowns
    of securities held to maturity                 8,823        16,499
  Purchases of securities held to
    maturity                                           -       (21,369)
  Net loans originated                            (7,754)      ( 6,322)
  Net capital expenditures                        (1,459)      ( 1,588)
  Proceeds from sale of other real
    estate owned                                      72           716
  Proceeds from sale of bank premises
    and equipment                                    160             9
                                                --------     ---------

           Net cash used by investing
             activities                           (2,979)      (17,957)
                                                --------     ---------

Cash flows from financing activities:
  Net increase in demand deposits, NOW
    and savings accounts                           3,936         6,755
  Net proceeds from (payments for)
    certificates of deposit                        8,354        (  677)
  Increase in securities sold under
    agreements to repurchase                       7,735         7,220
  Issuance of common stock                             8             -
  Decrease in federal funds purchased             (5,065)            -
  Payment on note payable                         (  375)       (  500)
                                                --------     ---------

           Net cash provided by financing
             activities                           14,593        12,798
                                                --------     ---------

Net increase (decrease) in cash and cash
  equivalents                                     14,283        (3,073)
                                                --------     ---------

Cash and cash equivalents at beginning
  of period                                       14,939        20,864
                                                --------     ---------

Cash and cash equivalents at end
  of period                                     $ 29,222     $  17,791
                                                ========     =========


                         See accompanying select notes.

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY

               Select Notes to Consolidated Financial Statements

                    September 30, 1995 and 1994 (unaudited)



1. Basis of presentation
   ---------------------

The accompanying unaudited interim financial statements as of and for the nine month periods ended September 30, 1995 and 1994, respectively, reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for such periods presented. Management has determined that all such adjustments are of a normal recurring nature.


2. Statement of cash flows
   -----------------------

The Company has chosen to report its cash flows by the indirect method and has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits, and loans made to customers and principal collections on those loans.

Supplemental information on cash flows and non-cash transactions for the nine months ended September 30, 1995 and 1994 (unaudited) is as follows (in thousands):

                                               1995            1994
                                               ----            ----

    [S]                                        [C]             [C]

    Cash transactions:
      Interest income received             $      9,382   $      7,229
                                           ============   ============


      Interest expense paid                $      3,158   $      2,095
                                           ============   ============


      Federal income taxes paid            $        540   $        355
                                           ============   ============

    Noncash transactions:
      Net acquisitions of other real
       estate owned                        $        345   $        192
                                           ============   ============


      Net unrealized loss on securities
       available for sale                  $         61    $         30
                                           ============    ============

                   EQUITABLE BANKSHARES, INC. AND SUBSIDIARY



3. Impairment of loans
   -------------------

Impairment of loans having a recorded investment of approximately $761,000 at September 30, 1995 has been recognized in conformity with FASB Statement No. 114, as amended by FASB Statement No. 118. The average recorded investment in impaired loans during the nine months ended September 30, 1995 approximated its recorded value. The total allowance for loan losses related to these loans amounted to approximately $71,000 at September 30, 1995. There was no significant interest income on impaired loans recognized for the nine months ended September 30, 1995.

                           ========================

                                  APPENDIX I
                               MERGER AGREEMENT

                           ========================

===============================================================================

                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            COMPASS BANCSHARES, INC.


                                      AND

                           EQUITABLE BANKSHARES, INC.



                          Dated as of October 13, 1995

===============================================================================

                               TABLE OF CONTENTS

  Page
---------
ARTICLE I. .......................................................  1
  THE MERGER .....................................................  1
    SECTION 1.1  The Merger ......................................  1
    SECTION 1.2  Effective Time ..................................  1
    SECTION 1.3  Certain Effects of the Merger ...................  2
    SECTION 1.4  Certificate of Incorporation and By-Laws ........  2
    SECTION 1.5  Directors and Officers ..........................  2
    SECTION 1.6  Conversion of Shares ............................  2
    SECTION 1.7  Shareholders' Meeting ...........................  3
    SECTION 1.8  Registration of the Compass Common Stock ........  4
    SECTION 1.9  Closing .........................................  4

ARTICLE II. ......................................................  4
  DISSENTING SHARES; EXCHANGE OF SHARES ..........................  4
    SECTION 2.1  Dissenting Shares  ..............................  4
    SECTION 2.2  Exchange of Shares ..............................  5

ARTICLE III. .....................................................  6
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................  6
    SECTION 3.1  Organization and Qualification ..................  6
    SECTION 3.2  Company Capitalization  .........................  6
    SECTION 3.3  Bank Capitalization; Other Securities ...........  7
    SECTION 3.4  Authority Relative to the Agreement .............  7
    SECTION 3.5  No Violation ....................................  7
    SECTION 3.6  Consents and Approvals  .........................  8
    SECTION 3.7  Regulatory Reports ..............................  8
    SECTION 3.8  SEC Status; Securities Issuances ................  8
    SECTION 3.9  Financial Statements  ...........................  9
    SECTION 3.10 Absence of Certain Changes ......................  9
    SECTION 3.11 Company Indebtedness  ........................... 11
    SECTION 3.12 Litigation  ..................................... 11
    SECTION 3.13 Tax Matters  .................................... 11
    SECTION 3.14 Employee Benefit Plans .......................... 12
    SECTION 3.15 Employment Matters  ............................. 14
    SECTION 3.16 Leases, Contracts and Agreements ................ 15
    SECTION 3.17 Related Company Transactions  ..................  15
    SECTION 3.18 Compliance with Laws  ..........................  16
    SECTION 3.19 Insurance ......................................  16

    SECTION 3.20  Loans ....................................   16
    SECTION 3.21  Fiduciary Responsibilities ...............   16
    SECTION 3.22  Patents, Trademarks and Copyrights .......   16
    SECTION 3.23  Environmental Compliance .................   17
    SECTION 3.24  Regulatory Actions .......................   18
    SECTION 3.25  Title to Properties; Encumbrances ........   19
    SECTION 3.26  Shareholder List .........................   19
    SECTION 3.27  Proxy Statement  .........................   19
    SECTION 3.28  Dissenting Shareholders  .................   20
    SECTION 3.29  Section 368 Representations  .............   20
    SECTION 3.30  Employee Stock Options  ..................   21
    SECTION 3.31  Accounting Matters  ......................   21
    SECTION 3.32  Representations Not Misleading  ..........   21

ARTICLE IV. ................................................   21
  REPRESENTATIONS AND WARRANTIES OF COMPASS ................   21
    SECTION 4.1   Organization and Authority ...............   21
    SECTION 4.2   Authority Relative to Agreement ..........   22
    SECTION 4.3   Financial Reports ........................   22
    SECTION 4.4   Capitalization ...........................   23
    SECTION 4.5   Consents and Approvals ...................   23
    SECTION 4.6   Proxy Statement ..........................   23
    SECTION 4.7   Availability of Compass Common Stock .....   24
    SECTION 4.8   Representations Not Misleading ...........   24

ARTICLE V. ..................................................  24
  COVENANTS OF THE COMPANY  .................................  24
    SECTION 5.1  Affirmative Covenants of the Company .......  24
    SECTION 5.2  Negative Covenants of the Company ..........  26

ARTICLE VI. .................................................  29
  ADDITIONAL AGREEMENTS .....................................  29
    SECTION 6.1  Access To, and Information Concerning,
                 Properties and Records .....................  29
    SECTION 6.2  Filing of Regulatory Approvals .............  29
    SECTION 6.3  Miscellaneous Agreements and Consents ......  29
    SECTION 6.4  Company Indebtedness .......................  29
    SECTION 6.5  Best Good Faith Efforts ....................  30
    SECTION 6.6  Exclusivity ................................  30
    SECTION 6.7  Public Announcement ........................  30
    SECTION 6.8  Employee Benefit Plans .....................  30
    SECTION 6.9  Merger of Bank .............................  30

    SECTION 6.10  Environmental Investigation; Right to
                  Terminate Agreement ...........................  30
    SECTION 6.11  Cooperation on Texas Receipts .................  33
    SECTION 6.12  Exchange Agent Agreement ......................  33
    SECTION 6.13  Employment Agreement ..........................  33
    SECTION 6.14  Exercise of Convertible Securities ............  34
    SECTION 6.15  Employee Bonuses ..............................  34

ARTICLE VII. ....................................................  34
  CONDITIONS TO CONSUMMATION OF THE MERGER ......................  34
    SECTION 7.1   Conditions to Each Party's Obligation
                  to Effect the Merger ..........................  34

    SECTION 7.2   Conditions to the Obligations of Compass and
                  Compass Texas to Effect the Merger ............  34
    SECTION 7.3   Conditions to the Obligations of the Company
                  to Effect the Merger ..........................  36

ARTICLE VIII. ...................................................  37
  TERMINATION; AMENDMENT; WAIVER ................................  37
    SECTION 8.1   Termination ...................................  37
    SECTION 8.2   Special Compass Rights of Termination .........  37
    SECTION 8.3   Effect of Termination .........................  38
    SECTION 8.4   Amendment .....................................  38
    SECTION 8.5   Extension; Waiver .............................  38

ARTICLE IX. .....................................................  38
  SURVIVAL ......................................................  38
    SECTION 9.1   Survival of Representations and
                  Warranties ....................................  38

ARTICLE X. ......................................................  38
  MISCELLANEOUS  ................................................  38
    SECTION 10.1  Expenses  .....................................  38
    SECTION 10.2  Brokers and Finders  ..........................  39
    SECTION 10.3  Entire Agreement; Assignment ..................  39
    SECTION 10.4  Further Assurances ............................  39
    SECTION 10.5  Enforcement of the Agreement ..................  39
    SECTION 10.6  Severability ..................................  39
    SECTION 10.7  Notices .......................................  39
    SECTION 10.8  Governing Law .................................  41
    SECTION 10.9  Descriptive Headings ..........................  41
    SECTION 10.10 Parties in Interest ...........................  41
    SECTION 10.11 Counterparts  .................................  41
    SECTION 10.12 Incorporation by References ...................  41

    SECTION 10.13  Certain Definitions.....................  42
    SECTION 10.14  Business Days...........................  43


ATTACHMENTS

  EXHIBITS

           A.  Pooling Transfer Restrictions Agreement
           B.  Exchange Agent Agreement
           C.  Voting Agreement and Irrevocable Proxy
           D.  Pooling of Interest Criteria
           E.  Agreement to Terminate Options
           F.  Opinion of Counsel for the Company and the Bank
           G.  Opinion of Counsel for Compass and Compass Texas


LIST OF SCHEDULES

Schedule 3.2      Terms of the Undesignated Preferred Stock; Company
                  Capitalization
Schedule 3.3      Bank Capitalization; List of Equity Ownership
Schedule 3.5      Violations of Law; Conflicts of Interest; Share
                  Litigation; Termination of Existence
Schedule 3.6      Company Prior Consents
Schedule 3.7      Regulatory Reports
Schedule 3.10     Absence of Material Changes or Adverse Effects
Schedule 3.12     Company Legal Proceedings
Schedule 3.13     Tax Liabilities
Schedule 3.14(a)  Employee Welfare Benefit Plans
Schedule 3.14(b)  Employee Pension Benefit Plans
Schedule 3.14(f)  Deferred Compensation, Bonus and Stock Purchase Plans
Schedule 3.14(l)  Additional Payments Due Under Deferred Compensation,
                  Bonus, Employee Welfare Benefit Plans and Employee
                  Pension Benefit Plans Schedule 3.15  Employment
                  Contracts and Collective Bargaining Agreements
Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations; Default of Contracts; Marketable Title
Schedule 3.17     Related Company Transactions
Schedule 3.18     Compliance with Laws
Schedule 3.19     Insurance Policies
Schedule 3.20     Loans Exceeding Legal Lending Limit, Troubled Loans
Schedule 3.22     Patents, Trademarks and Copyrights
Schedule 3.23     Environmental Compliance
Schedule 3.24     Regulatory Actions; Agreements
Schedule 3.25     Title to Properties; Title Policies; Property

Schedule 3.29    Company Shareholders Disposing of Stock
Schedule 3.30    Stock Option Plans
Schedule 4.2     Compass Prior Consents

Schedule 5.1(d)  Insurance Policies to be Maintained
Schedule 5.1(g)  Compliance with Laws Pending Merger
Schedule 5.1(j)  List of Accounts and Safe Deposit Boxes
Schedule 5.1(k)  List of Liabilities and Obligations of the Company and the Bank
Schedule 5.1(n)  List of Proxy Holders Voting Affirmatively for the Agreement
Schedule 10.13   List of Officer Capacities

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of October 13, 1995, by and among Compass Bancshares, Inc. a Delaware corporation ("Compass"), and Equitable BankShares, Inc., a Texas corporation ("Company").

          WHEREAS, Compass desires to affiliate with the Company and its wholly owned subsidiary, Equitable Bank, a Texas banking association (the "Bank"), and the Company and the Bank desire to affiliate with Compass in the manner provided in this Agreement;

          WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with and into a new subsidiary of Compass to be formed and added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

          WHEREAS, the respective boards of directors of the Company and Compass have approved or will be asked to approve this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   THE MERGER

          SECTION 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
hereof, and in accordance with the Texas Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "GCL"), the Company shall be merged with and into a Delaware corporation to be formed after the date hereof, all of the capital stock of which will be owned by Compass (such corporation being hereinafter referred to as "Compass Texas") (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, Compass Texas shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease. Compass shall not be deemed a party to the Merger for the purposes of Article 5.06 of the TBCA or the GCL.

          SECTION 1.2   Effective Time.  The Merger shall be consummated by the
                        --------------
filing by the Texas Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the TBCA, and by the filing by the Delaware Secretary of State of a Certificate of Merger in the form required by and executed in accordance with the relevant provisions of the GCL and by the issuance of a Certificate of Merger by the Secretary of State of Texas. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

          SECTION 1.3   Certain Effects of the Merger.  The Merger shall have
                        -----------------------------
the effects set forth in Article 5.06 of the TBCA and in the GCL.

          SECTION 1.4   Certificate of Incorporation and By-Laws.  The
                        ----------------------------------------
Certificate of Incorporation and the By-Laws of Compass Texas, in each case as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

          SECTION 1.5   Directors and Officers.  The directors and officers of
                        ----------------------
Compass Texas at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

          SECTION 1.6   Conversion of Shares.  (a) Each share of the Company's
                        --------------------
common stock, par value $0.10 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (the Company Common Stock is sometimes called the "Shares"), other than Dissenting Shares (as defined in
Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time.

          (b) (i) Subject to Subsections (ii) and (iii) below, in consideration for the Merger, Compass will issue to the holders of the Shares an aggregate number of shares of its common stock, par value $2.00 per share which is quoted under the symbol "CBSS" on the NASDAQ National Market System ("Compass Common Stock"), which is equal to $31,131,763 (the "Target Price") divided by the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the later of (y) the last received regulatory approval from the FDIC and the FRB (all as defined in Section 3.5) and the expiration of any applicable waiting period with respect thereto and (z) the approval of the Merger by the Company's shareholders (the "Share Determination Market Value").

          (ii) In the event that the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be greater than 1,038,000, Compass shall either (y) terminate this Agreement (the "Compass Pricing Termination Option") by written notice to the Company within ten business days after the Share Determination Market Value is capable of being determined, or (z) agree to issue a number of shares of Compass Common Stock equal to the quotient of the Target Price divided by the Share Determination Market Value. In the event that Compass exercises its Compass Pricing Termination Option or in the event Compass fails to notify the Company of its election pursuant to the preceding sentence within the specified ten business day period, this Agreement shall be terminated, but the Company shall have the right to reject such termination of the Agreement by Compass (the "Company Termination Rejection") by agreeing to accept an aggregate number of shares of Compass Common Stock equal to 1,038,000. Such Company Termination Rejection shall be exercised by a notice to Compass within five business days following the earlier of (y) the date on which the Company receives notice of Compass' exercise of the Compass Pricing Termination Option or (z) the expiration of the specified ten business day period. In the event that the Company fails to notify Compass of its exercise of the Company Termination Rejection within the five business day period after the earlier of (y) the receipt of notice from Compass of its exercise of the Compass Pricing Termination Option or (z) the expiration of the initial ten business day period, this Agreement shall be terminated.

          (iii) In the event the Share Determination Market Value would result in the number of shares of Compass Common Stock to be issued to be less than 865,000, Compass will issue to the holders of the shares of Company Common Stock and the Company will accept an aggregate number of shares of Compass Common Stock equal to 865,000.

          (iv) The ratio of the number of shares of Compass Common Stock to be exchanged for each Share, respectively, and the share figures set forth in subsections (ii) and (iii) above shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

          (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the Share Determination Market Value.

          SECTION 1.7   Shareholders' Meeting.  The Company, acting through its
                        ---------------------
Board of Directors, shall, in accordance with applicable law:

          (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement;

          (b) require no greater than the minimum vote required by applicable law of each class of the Shares in order to approve the Merger;

          (c) include in the Proxy Statement (defined in paragraph (d) below) the recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of this Agreement; and

          (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."

          SECTION 1.8  Registration of the Compass Common Stock.
                       ----------------------------------------

          (a) Compass shall file, as soon as practicable after the date hereof, a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Securities Act") covering the shares of Compass Common Stock to be issued to Company shareholders in the Merger.

          (b) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule 405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

          SECTION 1.9   Closing.  Upon the terms and subject to the conditions
                        -------
hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in
Article VII hereof, the Company and Compass Texas shall execute and deliver the Articles of Merger and the Certificate of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. in Dallas, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

          SECTION 2.1   Dissenting Shares.  Notwithstanding anything in this
                        -----------------
Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in

Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

          SECTION 2.2  Exchange of Shares.
                       ------------------

          (a) Compass shall deposit or cause to be deposited in trust with River Oaks Trust Company, Houston, Texas (the "Exchange Agent"), pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Article 5.12 of the TBCA. Subject to holding sufficient cash to make prompt payments to holders of Shares, the Exchange Agent shall invest the Exchange Fund in The Starburst Government Money Market Fund, managed by Compass Bank, Birmingham, Alabama, an affiliate of Compass. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

          (b) Promptly after the Effective Time and subject to Section 2.3, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Company and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in
Section 1.6, and such Certificate shall forthwith be canceled. Compass shall provide the Exchange Agent with certificates for Compass Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.6 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

          (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

          (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company will deliver to Compass the Schedules to this Agreement referred to in this Article III on or before the 15th day after the date hereof which Schedules shall be subject to review and approval by Compass in its sole discretion within 30 days after the date hereof. The Company agrees at the Closing to provide Compass and Compass Texas with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

          SECTION 3.1   Organization and Qualification.  The Company is a Texas
                        ------------------------------
corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules, and regulations applicable to bank holding companies. The Bank is a Texas banking association, duly organized, validly existing and in good standing under the laws of the State of Texas, and is not a member of the Federal Reserve System. Each of the Company and the Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 10.13(a)) other than the Bank. True and correct copies of the Articles of Incorporation or Association and Bylaws of the Company and the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Compass. The Bank is duly qualified or licensed to do business and is in good standing in the State of Texas. The nature of the business of the Company and the Bank and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of Texas.

          SECTION 3.2   Company Capitalization.  As of the date hereof, the
                        ----------------------
authorized capital stock of the Company consists solely of (a) 4,000,000 shares of Company Common Stock, of which 1,741,628 shares are issued and outstanding, 188,000 shares of which are subject to options, 100,000 shares of which are subject to warrants, 79,000 shares of which are subject to convertible debt instruments, and none of which are held in treasury Except as set forth on
Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or the Bank to purchase or otherwise acquire any security of or equity interest in the Company or the Bank. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the TBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

          SECTION 3.3   Bank Capitalization; Other Securities.  All of the
                        -------------------------------------
issued and outstanding shares of the capital stock of the Bank (i) are duly authorized, validly issued, fully paid and nonassessable, (ii) except as referred to in Schedule 3.3 are free and clear of any liens, claims, security interests and encumbrances of any kind, and (iii) there are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns, directly, all of the issued and outstanding capital stock of the Bank. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Company or the Bank for the account of the Company or the Bank in any other person other than the Bank (the "Other Securities"). The Company or the Bank owns each Other Security free and clear of any lien, encumbrance, security interest or charge.

          SECTION 3.4   Authority Relative to the Agreement.  The Company has
                        -----------------------------------
full corporate power and authority, and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. Except as set forth on Schedule 3.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or By-Laws of the Company or the Bank or any agreement, document or instrument by which the Company or the Bank is obligated or bound.

          SECTION 3.5   No Violation.  Except as set forth on Schedule 3.5,
                        ------------
neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or the Bank is a party or by which any of their assets or properties are subject or bound. Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or the Bank, threatened, against the Company, the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Compass Texas upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company and the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

          SECTION 3.6   Consents and Approvals.  The Company's Board of
                        ----------------------
Directors (at a meeting to be called and duly held) has determined that the Merger is fair to the Company's shareholders and has resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of the Bank, except the filing of the Articles of Merger under the TBCA, the Certificate of Merger under the GCL, and such approvals as may be required from the SEC, the FRB, the FDIC and the Department and holders of Shares under the TBCA.

          SECTION 3.7   Regulatory Reports.  Except as set forth on Schedule
                        ------------------
3.7, the Company and the Bank have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

          SECTION 3.8   SEC Status; Securities Issuances.  The Company is not
                        --------------------------------
subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Exchange Act, other than anti-fraud provisions of such act. All issuances of securities by the Company and the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, the Texas Banking Code, the Texas Banking Act, and all other applicable laws or were exempt from any such registration requirements.

          SECTION 3.9   Financial Statements.  The Company has provided Compass
                        --------------------
with a true and complete copy of the audited consolidated statement of financial position of the Company and the Bank as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1994 and 1993, plus consolidating financial statements of the Bank, and the consolidated statements of financial position of the Company and the Bank as of March 31 and June 30, 1995 and the related consolidated statements of income, shareholders' equity and changes in cash flows for the three- and six-month periods ended March 31 and June 30, 1995 and 1994, (such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows are collectively referred to herein as the "Consolidated Financial Statements"), plus all consolidating financial statements for the Bank (collectively, with the Consolidated Financial Statements and the notes and schedules thereto, referred to as the "Financial Statements"). The Consolidated Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and the Bank, fairly present the financial position of the Company and the Bank as of the dates thereof and the results of operations and changes in consolidated financial position of the Company and the Bank for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Consolidated Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and the Bank. As of their dates, the Consolidated Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the Department, and the FDIC. Neither the Company nor the Bank have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated statements of financial position of the Company and the Bank as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Company will provide Compass with the Reports of Condition and Statements of

Income ("Call Reports") of the Bank for all periods ending after June 30, 1995. The Company and the Bank have no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

          SECTION 3.10   Absence of Certain Changes.  Except as and to the
                         --------------------------
extent set forth on Schedule 3.10, since June 30, 1995 (the "Balance Sheet Date") neither the Company nor the Bank has:

          (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

                                                            (b)  suffered any
Material Adverse Effect (as defined in Section 10.13(b));

          (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

          (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

          (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

          (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

          (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

          (h) except as set forth on Schedule 3.10 and except for regular salary increases and bonuses granted in the ordinary course of business within the Company's or the Bank's 1995 budget and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the

Company or the Bank, for the directors, employees or former employees of the Company or the Bank ("Employee Benefit Plan");

          (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by the Bank;

          (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or the Bank to any liability from the business, operations or liabilities of such person);

          (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

                                                            (l)  made any or
acquiesced with any change in any accounting methods, principles or practices;

                                                            (m)  experienced any
material adverse change in relations with customers or clients of the Company or the Bank;

          (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

          (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

          SECTION 3.11   Company Indebtedness.  The Company has delivered to
                         --------------------
Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and its subsidiaries, including the Bank, other than deposits ("Company Indebtedness"), and made available to Compass all material correspondence concerning the status of Company Indebtedness.

          SECTION 3.12   Litigation.  Except as set forth on Schedule 3.12,
                         ----------
there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or the Bank.

          SECTION 3.13   Tax Matters.  The Company and the Bank have duly filed
                         -----------
all tax returns required to be filed by them involving a tax liability or other material potential detriment for failure to file (the "Filed Returns"). The Company and the Bank have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Company and the Bank have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and the Bank have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company or the Bank or similar arrangement with its Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor the Bank have filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or the Bank for any period. The Company and the Bank have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

          SECTION 3.14   Employee Benefit Plans.  With respect to all Employee
                         ----------------------
Benefit Plans in which employees of the Company or the Bank participate the following are true and correct:

          (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or the Bank or to which the Company or the Bank contributes or is required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Sections 601-608 of ERISA;

          (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or the Bank or to which the Company or the Bank contributes or is required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

          (c) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans and Welfare Benefit Plans; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination), including amendments which may be required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989 and the Omnibus Budget Reconciliation Act of 1990;

          (d) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed;

          (e) On and after January 1, 1975, neither the Company, the Bank nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

          (f) Schedule 3.14(f) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or the Bank;

          (g) Neither the Company, the Bank nor any corporation or other trade or business controlled by or under common control with the Company (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company, the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company, nor the Bank nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

          (h) True and complete copies of each Welfare Benefit Plan and each Pension Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment referred to in subsection 3.14(f) of this Section, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan and each Pension Benefit Plan for the two most recent plan years, have been furnished to Compass;

          (i) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection 3.14(f) of this Section are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

          (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

          (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any plan, agreement, arrangement or commitment described in subsection 3.14(f), other than for income taxes due with respect to benefits paid; and

          (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any plan, agreements, arrangements, and commitments referred to in subsection 3.14(f) of this Section.

          SECTION 3.15   Employment Matters.  Except as disclosed on Schedule
                         ------------------
3.15, neither the Company nor the Bank is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or the Bank, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and the Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor the Bank is engaged in any unfair labor practice.

          SECTION 3.16   Leases, Contracts and Agreements.  Schedule 3.16 sets
                         --------------------------------
forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or the Bank is a party or by which the Company or the Bank is bound which obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $50,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Company or the Bank in the aggregate for an amount in excess of $50,000 over the entire term of such related contracts (the "Contracts"). The Company has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or the Bank, but does include unfunded loan commitments and letters of credit issued by the Company or the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $50,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Company and the Bank under the Contracts are current, there are no existing defaults by the Company or the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Each of the Company and the Bank has a good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

          SECTION 3.17   Related Company Transactions.  Except as set forth on
                         ----------------------------
Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including the Bank). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          SECTION 3.18   Compliance with Laws.  Except as set forth on Schedule
                         --------------------
3.18, neither the Company nor the Bank is in default in respect to or is in violation of (i) any judgment, order, writ, injunction or decree of any court or
(ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB or the FDIC; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or the Bank. The Company and the Bank have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

          SECTION 3.19   Insurance.  The Company and the Bank have in effect the
                         ---------
insurance coverage (including fidelity bonds) described in Schedule 3.19 and have had similar insurance in force for the last 5 years. There have been no claims under such bonds within the last 5 years and neither the Company nor the Bank is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor the Bank has any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

          SECTION 3.20   Loans.  Each loan reflected as an asset in the
                         -----
Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles.
The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

          SECTION 3.21   Fiduciary Responsibilities.  The Company and the Bank
                         --------------------------
have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

          SECTION 3.22   Patents, Trademarks and Copyrights.  Except as set
                         ----------------------------------
forth in Schedule 3.22, neither the Company nor the Bank require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or the Bank. The Company and the Bank own or are licensed or otherwise have the right to use the items listed in Schedule 3.22.

          SECTION 3.23  Environmental Compliance.  Except as set forth in
                        ------------------------
Schedule 3.23:

          (a) To the knowledge of the Company and the Bank, the Company, the Bank and any property owned or operated by them are in compliance with all applicable Environmental Laws (as defined in Section 10.14(c)) and have obtained and are in compliance with all permits, licenses and other authorizations required under any Environmental Law. To the knowledge of the Company and the Bank, there is no past or present event, condition or circumstance that is likely to interfere with the conduct of the business of the Company or the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws or constitute a violation thereof or which would have a Material Adverse Effect upon the Company or the Bank;

          (b) Neither the Company nor any Subsidiary does now or has leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such entity, facility or real property is subject to any actual, potential, or, to the knowledge of the Company or the Bank, threatened Proceeding under any Environmental Law;

          (c) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank under any Environmental Law, and neither the Company nor the Bank has received any notice (whether from any regulatory body or private person) of violation, or potential or threatened violation, of any Environmental Law;

          (d) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.14(d)) at or on (i) any Property currently or in the past owned, operated, or leased by the Company or Bank or over which the Company or the Bank exercised managerial functions, or (ii) at any property where Polluting Substances generated by the Company or the Bank have been disposed;

          (e) There is no Property for which the Company or the Bank is or was required to obtain any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

          (f) Except as disclosed to Compass, neither the Bank nor the Company has generated any Polluting Substances and for any such Polluting Substances properly executed manifests are on record with them and any appropriate regulatory agency;

          (g) To the knowledge of the Company and the Bank, there has been no release of Polluting Substances in violation of any Environmental Laws, which would require any report or notification to any governmental or regulatory authority, in or on any Property;

          (h) Neither any Property nor the Bank nor the Company is subject to investigation or pending or, to the knowledge of the Company or the Bank, threatened litigation by federal, state or local officials or private litigant as a result of any previous on-site management, treatment, storage, release or disposal of Polluting Substances or exposure to any Polluting Substances;

          (i) There are no underground or above ground storage tanks on or under any Property other than Property now held as security for a loan or other indebtedness owed to the Company or the Bank, and to the knowledge of the Company and the Bank, there are no underground or above-ground storage tanks on any Property now held as security for a loan or other indebtedness owed to the Company or the Bank, which are not in conformity with Environmental Laws and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws;

          (j) There is no asbestos containing material on any Property other than Property now held as security for a loan or other indebtedness owned to the Company or the Bank and, to the knowledge of the Company and the Bank, there is no asbestos-containing material on any Property now held as security for a loan or other indebtedness owed to the Company or the Bank; and

          (k) The Company and the Bank have fully complied with the guidelines issued by the Federal Deposit Insurance Corporation on February 25, 1993 that require banks to investigate and regularly review the hazardous waste conditions of property held by such bank as security with respect to any Property securing any loan.

          (l) For purposes of this Section 3.23 and Section 6.10, "Property" includes any property (whether real or personal) which the Company or the Bank currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof and property now held as security for a loan or other indebtedness by the Company or the Bank.

          SECTION 3.24   Regulatory Actions.  Except as set forth on Schedule
                         ------------------
3.24, there are no actions or proceedings pending or, to the knowledge of the Company and the Bank, threatened against the Company or the Bank by or before the FRB, the FDIC, the Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, neither the Bank nor the Company is subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor the Bank has taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in
Schedule 3.24, the Company and the Bank have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Company and the Bank, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

          SECTION 3.25   Title to Properties; Encumbrances.  Except as set forth
                         ---------------------------------
on Schedule 3.25, each of the Company and the Bank has unencumbered, good, legal, and marketable title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company and the Bank in favor of the Company or the Bank, whichever is applicable. The Company will make available to Compass all of the files and information in the possession of the Company or the Bank concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Company and the Bank each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, the Company owns all furniture, equipment, art and other property used to transact business presently located on its premises. Except as set forth on Schedule 3.25, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Polluting Substances.

          SECTION 3.26   Shareholder List.  The Company has provided to  Compass
                         ----------------
prior to the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of September 27, 1995 containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.

          SECTION 3.27   Proxy Statement.  None of the information supplied or
                         ---------------
to be supplied by the Company or the Bank, or, to the knowledge of the Company or the Bank, any of their respective directors, officers, employees or agents for inclusion in:

          (a)   the Proxy Statement; or

          (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Company or the Bank is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

          SECTION 3.28   Dissenting Shareholders.  The Company and the Bank, and
                         -----------------------
their respective directors, have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Article 5.12 of the TBCA.

          SECTION 3.29   Section 368 Representations.  (a) There is no plan or
                         ---------------------------
intention by any Company shareholder who is anticipated to receive two percent (2%) or more of the total Merger Consideration ("2% Shareholder") and, to the knowledge of the Company, the Bank, and their respective directors, there is no plan or intention by any of the remaining Company shareholders, to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Company's capital stock outstanding immediately prior to the Effective Time. For purposes of this
Section 3.29, shares of the Company's capital stock surrendered by dissenting shareholders and shares of the Company's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Company outstanding immediately prior to the Merger.

          (b) The Company has set forth on Schedule 3.29 all knowledge of the Company and the Bank and their respective directors about the plans or intentions of any other Company shareholders to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger.

          (c) Neither Compass nor Compass Texas will assume any debts or obligations of the holders of the Shares as part of the Merger.

          (d) Except as set forth on Schedule 3.29, there have not been any sales or redemptions of the Company's capital stock in contemplation of the Merger. Schedule 3.29 sets forth all transactions in the capital stock of the Company since December 31, 1994.

          (e) The liabilities of the Company assumed by Compass as a part of the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

                                                            (f) The Company and
its shareholders will pay their own expenses which are incurred in connection with the Merger.

          (g) The Company has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

          (h) The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (i) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          SECTION 3.30   Employee Stock Options.  Except as set forth on
                         ----------------------
Schedule 3.30, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or the Bank.

          SECTION 3.31   Accounting Matters.  Neither the Company nor any of its
                         ------------------
affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

          SECTION 3.32   Representations Not Misleading.  No representation or
                         ------------------------------
warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Compass Texas by the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                                   OF COMPASS

          Compass hereby makes the representations and warranties set forth in this Article IV to the Company.

          SECTION 4.1  Organization and Authority.
                       --------------------------

          (a) Compass is and will cause Compass Texas to be prior to the Effective Time a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

          (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

          SECTION 4.2   Authority Relative to Agreement.  Compass has full
                        -------------------------------
corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, other than approval by Compass' Board of Directors and will be duly and validly authorized by Compass Texas' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such Board of Director and shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass or Compass Texas, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

          SECTION 4.3   Financial Reports.  Compass has previously furnished the
                        -----------------
Company a true and complete copy of (i) the 1994 Annual Report to Shareholders, which report (the "Compass 1994 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1994 and 1993, the related consolidated statements of income, shareholders' equity and cash flows for the years then ended December 31, 1994, 1993 and 1992 and (ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1995 (the "Quarterly Reports") which reports include among other things consolidated balance sheets of Compass and its Subsidiaries as of March 31 and June 30, 1995 and December 31, 1994 and the related consolidated statements of income and cash flows for the three- and six-month periods ending March 31 and June 30, 1995 and 1994. The financial statements contained in the Compass 1994 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its subsidiaries as of December 31, 1994 and 1993 contained in the Compass 1994 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The consolidated financial statements of Compass and its Subsidiaries as of March 31 and June 30, 1995 and 1994, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of the operations and changes in cash flows thereof as at such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this
Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1994 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.4   Capitalization.  The shares of Compass Common Stock to
                        --------------
be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of the date of this Agreement, Compass has 38,119,669 shares of common stock, $2.00 per share par value, issued and outstanding as of October 11, 1995. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

          SECTION 4.5   Consents and Approvals.  No prior consent, approval or
                        ----------------------
authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and the Bank, except the filing of Articles of Merger under the TBCA, the filing of the Certificate of Merger under the GCL, and such approvals as may be required from the SEC, the FRB, the Department and the FDIC.

          SECTION 4.6   Proxy Statement.  None of the information supplied or to
                        ---------------
be supplied by Compass, or, to the best knowledge of Compass, any of its directors, officers, employees or agents for inclusion in:

          (a)   the Proxy Statement; or

          (b) any registration statement or other documents to filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of the Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Compass is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

          SECTION 4.7   Availability of Compass Common Stock.  Compass has
                        ------------------------------------
available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

          SECTION 4.8   Representations Not Misleading.  No representation or
                        ------------------------------
warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

          SECTION 5.1   Affirmative Covenants of the Company.  For so long as
                        ------------------------------------
this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries, including the Bank (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

          (a) operate and conduct the businesses of the Acquired Companies in the ordinary course of business and consistent with prudent banking practices;

          (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

          (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

          (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 5.1(d) (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

          (e) in good faith and in a timely manner (i) cooperate with Compass and Compass Texas in satisfying the conditions in this Agreement, (ii) assist Compass and Compass Texas in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Compass Texas and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

          (f) timely file with the FRB, the OCC, the Department, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

          (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

          (h) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

          (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

          (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Company and the Bank have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

          (k) deliver to Compass a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities and obligations of Company and the Bank, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

          (l) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Compass Texas pursuant to this Agreement;

          (m) provide to Compass on or before October 18, 1995 true and correct copies of statements received from each 2% Shareholder with respect to his plan or intention to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger ("Section 368 Certificates");

          (n) deliver to Compass on or before October 20, 1995 an executed Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit D ("Proxies") whereby the persons listed in Schedule 5.1(n) have agreed that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so;

          (o) will deliver to Compass on or before October 20, 1995 an executed agreement in the form of Exhibit E attached hereto whereby each holder of Convertible Securities (as defined in Section 6.14) shall convert the Convertible Securities at the Effective Time if not previously converted ("Convertible Securities Agreement"); and

          (p) provide access, to the extent that the Company or the Bank have the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass, at its sole expense, to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

          SECTION 5.2   Negative Covenants of the Company.  Except with the
                        ---------------------------------
prior written consent of Compass (which will not be unreasonably withheld) or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

          (a) make any amendment to its articles of incorporation or association or bylaws;

          (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

          (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

          (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

          (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

          (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

          (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

          (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

          (i) except as set forth on Schedule 3.10 and except for regular salary increases and bonuses granted in the ordinary course of business within the Company or the Bank's 1995 budget and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

          (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for dividends from the Company to the Bank permitted by Section 6.11;

          (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

          (l) make any capital expenditure or a series of expenditures of a similar nature in excess of $50,000 in the aggregate;

          (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

          (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

          (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or the Bank;

          (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

          (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

          (r) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

          (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

          (t) sell or contract to sell any part of the Bank premises;

          (u) change any fiscal year or the length thereof;

          (v) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit D hereto; or

          (w) prepay in whole or in part the Company Indebtedness; or

          (x) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and the Bank under this Agreement or any related written agreement. Nothing contained in this Section 5.2 or in
Section 5.1 is intended to influence the general management or overall operations of the Company or the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

          SECTION 6.1   Access To, and Information Concerning, Properties and
                        -----------------------------------------------------
Records. During the pendency of the transactions contemplated hereby, the
-------
Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Company's and the Bank's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and the Bank and their affairs as Compass may reasonably request. All information disclosed by the Company to Compass shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company or was already public information when provided to Compass. In the event this Agreement is terminated pursuant to the provisions of Article VIII, Compass agrees to destroy or return to the Company all copies of such confidential information.

          SECTION 6.2   Filing of Regulatory Approvals.  As soon as reasonably
                        ------------------------------
practicable, Compass shall file all notices and applications to the FRB, the Department and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Bank and Compass Bank-Dallas, Dallas, Texas, a Texas banking corporation and indirect wholly-owned subsidiary of Compass ("Compass Bank"). Compass will deliver to the Company, and the Company will deliver to Compass, copies of all non-confidential portions of any such applications.

          SECTION 6.3   Miscellaneous Agreements and Consents.  Subject to the
                        -------------------------------------
terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

          SECTION 6.4   Company Indebtedness.  Prior to the Effective Time, the
                        --------------------
Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or the Bank with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained. Compass agrees to pay or cause to be paid any outstanding Company Indebtedness immediately after the Effective Time.

          SECTION 6.5   Best Good Faith Efforts.  All parties hereto agree that
                        -----------------------
the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

          SECTION 6.6   Exclusivity.  The Company shall not solicit, entertain
                        -----------
or negotiate with respect to any offer to acquire the Company or the Bank from any other person. During the term of this Agreement, neither the Company nor the Bank shall provide information to any other person in connection with a possible acquisition of the Company or the Bank. Immediately upon receipt of any such unsolicited offer, the Company will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

          SECTION 6.7   Public Announcement.  Subject to written advice of
                        -------------------
counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

          SECTION 6.8   Employee Benefit Plans.  Compass presently intends that,
                        ----------------------
after the Merger, Compass Texas and the Bank will not make additional contributions to the Employee Benefit Plans. However, Compass agrees that the employees of the Company and the Bank will be entitled to participate as new employees in the employee welfare (including without limitations, group medical) and pension benefit plans maintained for employees of Compass Bank and its Affiliates, in accordance with their respective terms. Compass further agrees that employees of the Company and the Bank will be entitled to credit for prior service with the Company and the Bank for all purposes of accruing employee benefits, including, calculating vacation benefits and sick time. Notwithstanding the foregoing, employees of the Company and the Bank will not receive any credit for prior service with the Company or the Bank with respect to the employee stock ownership plan, 401(k) plan, retirement plan or any other defined ownership plan or defined benefit plan now or hereafter maintained by Compass for the benefit of any of the employees of Compass and its Affiliates.

          SECTION 6.9   Merger of Bank.  Compass presently intends to cause the
                        --------------
Bank to merge into Compass Bank immediately after the Merger, and the Company agrees to cause the Bank to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing.

          SECTION 6.10   Environmental Investigation; Right to Terminate
                         -----------------------------------------------
Agreement.  (a) Compass and its consultants, agents and representatives, shall
---------
have the right to the same extent that the Company or the Bank has such right, but not the obligation or responsibility, to inspect at its sole expense the Property to the extent that the Company and the Bank have the right to permit Compass and its consultants, agents and representatives to inspect the Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigations, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time and shall complete such inspections on or prior to the 75th day after the date hereof. Compass shall notify the Company prior to any physical inspections of Property, and the Company may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Company of the Properties on which it intends to conduct a secondary investigation on or prior to the 82nd day after the date hereof. Compass shall notify the Company of any Properties that are not acceptable and require remediation on or prior to the 132nd day after the date hereof. With respect to any Property which is owned, operated or leased by the Company or the Bank or over which the Company or the Bank has managerial control, including without limitation the Company's and the Bank's premises and other real estate owned ("Controlled Property"), that Compass has notified the Company is not acceptable and requires remediation, the Company shall promptly prepare a remediation plan acceptable to Compass and obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority") on or prior to the 270th day after the date hereof. Promptly following the preparation of any such remediation plan and its approval by the appropriate Environmental Regulatory Authority, the Company shall perform the remediation contemplated by any such plan. In the event that the Company is unable to obtain the approval of any such remediation plan within the time period described above, any such remediation plan is not reasonably acceptable to Compass, the Company refuses or fails to conduct remediation in accordance with any such approved plan on or prior to the 270th day after the date hereof, or the applicable Environmental Regulatory Authority disapproves of the results of any such remediation conducted by the Company, Compass shall have the right to terminate this Agreement pursuant to written notice to the Company on or prior to the 10th business day after the date the Company advises Compass in writing that, as applicable, the Company has been unable to obtain timely approval of any remediation plan, that any such approved remediation plan has been obtained, that any such Controlled Property has been remediated by the Company, but the applicable Environmental Regulatory Authority does not approve the results of the remediation, or that the Company does not intend to remediate or has not timely remediated.

          With respect to any Property other than a Controlled Property ("Collateral Property") that Compass has notified the Company is not acceptable and requires remediation, the Company agrees promptly to request the person ("Third Party Owner") who owns, operates, leases or otherwise exercises managerial control over any such Collateral Property to remediate such Collateral Property pursuant to a remediation plan and approved by the appropriate Environmental Regulatory Authority on or prior to the 270th day after the date hereof. If the Third Party Owner's approved remediation plan is not acceptable to Compass, Compass shall have the right to terminate this Agreement within five business days after receiving notice and a copy of the approved remediation plan. In the event that the Third Party Owner remediates the Collateral Property, but the applicable Environmental Regulatory Authority does not approve the results of the remediation, or obtains the approval by the appropriate Environmental Regulatory Authority of a remediation plan but is unable to complete the remediation within the time period described above, the Company shall so advise Compass in writing of such Third Party Owner's attempted remediation or approved but unperformed remediation plan, and Compass shall have the right to terminate this Agreement within ten business days after the date of receiving such written notice from the Company. If a Third Party Owner refuses or fails to conduct any remediation or obtain any approved remediation plan with respect to any Collateral Property, the Company agrees to obtain a written estimate ("Remediation Estimate") from an environmental professional acceptable to Compass of all costs of remediating any such Collateral Property (including the costs of preparing a remediation plan acceptable to Compass and approved by the appropriate Environmental Regulatory Authority. A remediation plan prepared by the Third Party Owner and acceptable to Compass may be the basis of the Remediation Estimate. Compass shall have the right to terminate this Agreement by written notice to the Company within ten business days after receipt from the Company of any Remediation Estimate of a particular Collateral Property. Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Company shall not be obligated to incur aggregate expenditures in excess of $150,000 in connection with preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties and in connection with obtaining Remediation Estimates in connection with Collateral Properties.

          (b) The Company and the Bank agree to indemnify and hold harmless Compass for any claims for damage to the Property or injury or death to persons directly or indirectly attributable to the actions or omissions (other than negligent actions or omissions) of Compass or its agents in performing any Environmental Inspection or secondary investigation of the Property. With respect only to any secondary investigation, Compass agrees to indemnify and hold harmless the Company and the Bank for any claims for damage to the Property or injury or death to persons directly attributable to the negligent actions of Compass or its agents in performing any secondary investigation, except to the extent caused in whole or in part by the negligence of the Company or the Bank. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company or the Bank, as the case may be and Compass shall provide the Company with copies of all reports and/or results, conclusions or other findings of the environmental professional which were prepared in connection with the Environmental Inspection, secondary investigation or other environmental survey of the Property. Compass shall have no liability to the Company or its Subsidiaries for making any report of such results to any governmental authority where such report is required by law or court or agency order.

          (c) Compass shall have the right to terminate this Agreement in the following circumstances: (i) the Company's breach of any representation or warranty set forth in Section 3.23, (ii) the factual substance of any warranties set forth in Section 3.23 is not true and accurate in all material respects irrespective of the knowledge or lack of knowledge of the Company or Bank; (iii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Compass because the Environmental Inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iv) if the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or have a Material Adverse Effect upon the Company or the Bank; (v) the presence of any underground or above ground storage tank in, on or under any Property which is not registered properly with appropriate governmental authorities and otherwise entitled to applicable governmental remediation funds or which has resulted in a release of any Polluting Substances or which otherwise is in violation of an Environmental Law; (vi) the presence of any asbestos containing material in, on or under any Property, the removal of which would constitute a Material Adverse Effect; or
(vii) Compass is not permitted to conduct an Environmental Inspection or secondary investigation of any Property to the extent it deems appropriate.

          (d) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives and make all other data available to Compass and its consultants, agents and representatives. Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

          SECTION 6.11   Cooperation on Texas Receipts.  The Company and Compass
                         -----------------------------
agree to cooperate in good faith and to use their best efforts, and the Company agrees to take action reasonably requested by Compass, so as to cause the Company not to have any Texas gross receipts, including dividends from the Bank, for purposes of Texas franchise taxes after the date of incorporation of Compass Texas.

          SECTION 6.12   Exchange Agent Agreement.  Immediately prior to the
                         ------------------------
Effective Time, the Company and Compass agree to enter into, and Compass agrees to cause Compass to enter into, the Exchange Agent Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Company and Compass.

          SECTION 6.13   Employment Agreement.  Compass Texas Management, Inc.,
                         --------------------
on the one hand, and Robert H. Sewell ("Sewell"), on the other hand, have executed and delivered an employment agreement pursuant to which, subject to consummation of the transactions contemplated by this Agreement, Compass Texas Management, Inc. has agreed to employ such person and such person has agreed not to solicit the employees or customers of Compass or Compass Bank, and to keep confidential certain information about Compass, Compass Bank, the Company and the Bank. Sewell on the one hand, and the Bank, on the other hand, have executed and delivered a termination agreement to the Employment Agreement dated February 1, 1988 between Sewell and the Company.

          SECTION 6.14   Exercise of Convertible Securities. The Company shall
                         ----------------------------------
use its best efforts to cause each holder of outstanding warrants, options, rights or other securities entitling the holder thereof to acquire Shares (collectively, the "Convertible Securities") to exercise or convert such Convertible Securities in full prior to the Effective Time.

          SECTION 6.15   Employee Bonuses.  Unless paid by the Bank prior to the
                         ----------------
Effective Time, Compass agrees to cause to be paid to the employees of the Bank the bonuses allocable to them under the 1996 bonus plan of the Bank so long as such plan is substantially equivalent to the 1995 bonus plan and so long as such bonuses are capable of being prorated.

                                  ARTICLE VII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

          SECTION 7.1   Conditions to Each Party's Obligation to Effect the
                        ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger are
------
subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto;

          (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

          (c) the approval of this Agreement by Compass' Board of Directors on or before November 20, 1995;

          (d) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting; and

          (e) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities.

          SECTION 7.2   Conditions to the Obligations of Compass and Compass
                        ----------------------------------------------------
Texas to Effect the Merger.
---------------------------

          The obligations of Compass and Compass Texas to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

          (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

          (c) there shall not have occurred a Material Adverse Effect with respect to the Company or the Bank;

          (d) the directors of the Company and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Company and the Bank from any and all claims of such directors (except as to their deposits and accounts and as to rights of indemnification pursuant to the Articles of Incorporation or Association and the Bylaws of the Company or the Bank, which rights shall survive the Merger) and shall have delivered to Compass their resignations as directors of the Bank;

          (e) the officers of the Company and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Company and the Bank from any and all claims of such officers (except as to deposits and accounts and as to rights of indemnification pursuant to the Articles of Incorporation or Association and Bylaws of the Company or the Bank, which rights shall survive the Merger);

          (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on Exhibit F attached hereto;

          (g) the holders of no more than 5% of the Shares shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

          (h) Compass shall have received a letter from KPMG Peat Marwick, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

          (i) the aggregate principal amount of all Company Indebtedness shall not exceed $1,250,000;

          (j) Compass shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

          (k) Compass and Compass Texas shall have received an opinion of counsel satisfactory to them that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

          (l) The Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

          (m) Compass shall have determined, in its reasonable judgment, that the liabilities and obligations set forth on Schedule 5.1(k) do not have a Material Adverse Effect;

          (n) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

          (o) Compass shall have received the Section 368 Certificates, the Proxies and the Convertible Securities Agreements within the time periods specified for receipt of such Section 368 Certificates, Proxies and Convertible Securities Agreements as specified by Sections 5.1(m), (n) and (o); and

          (p) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Company and the Bank, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), (g) and (i).

          SECTION 7.3   Conditions to the Obligations of the Company to Effect
                        ------------------------------------------------------
the Merger. The obligations of the Company to effect the Merger are subject to
----------
the satisfaction or waiver of the following conditions prior to the Effective
Time:

          (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

          (b) Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

          (c) the Company shall have received the opinion of counsel to Compass and Compass Texas acceptable to it, as to the matters set forth on Exhibit G attached hereto;

          (d) The Bank and the Company shall have delivered to the directors and officers of the Company and the Bank an instrument dated the Effective Time releasing such directors and officers from any and all claims of the Company and the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors and officers by Compass or Compass Texas in connection with the transactions contemplated by this Agreement; and

          (e) the Company shall have received certificates dated the Closing, executed by an appropriate officer of Compass and by an appropriate officer of Compass Texas, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b).

                                 ARTICLE VIII.
                         TERMINATION; AMENDMENT; WAIVER

          SECTION 8.1   Termination.  This Agreement may be terminated and the
                        -----------
Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

          (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to Sections 6.10 and 8.2, (iii) if the Schedules to the Agreement are not accepted by Compass, (iv) if Compass shall not have received the Section 368 Certificates, the Proxies and the Convertible Securities Agreements within the time periods specified for receipt of such Section 368 Certificates, Proxies and Convertible Securities Agreements as specified by Section 5.1(m), (n) and (o), or (iv) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

          (c)  by the Company if the conditions to Closing contained in Section
7.1 or 7.3 are not satisfied or waived in writing by the Company;

          (d) by Compass or the Company if the Effective Time shall not have occurred on or before June 30, 1996 or such later date agreed to in writing by Compass and the Company; or

          (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.

          SECTION 8.2   Special Compass Rights of Termination.  For $100.00, the
                        -------------------------------------
execution and delivery of this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, and in recognition of the fact that, as of the date hereof, Compass has not had an opportunity to perform any due diligence review of the Company and the Bank, in addition to the termination rights set forth in Section 8.1, Compass shall have the right to terminate this Agreement in its sole, absolute and unfettered discretion for any reason or for no reason on or before 6:00 p.m., Birmingham, Alabama time, on the 30th day after the date hereof by the delivery of written notice to the Company in accordance with Section 10.7. Nothing in this Section 8.2 shall be construed to limit the right of Compass to continue its due diligence review through the Closing.

          SECTION 8.3   Effect of Termination.  In the event of the termination
                        ---------------------
and abandonment of this Agreement pursuant to Section 8.1 and Section 8.2 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.3 and Section 9.1. Nothing contained in this Section 8.3 shall relieve any party from liability for any breach of this Agreement.

          SECTION 8.4   Amendment.  (a) To the extent permitted by applicable
                        ---------
law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Compass Texas at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Compass Texas as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Company for their approval.

          SECTION 8.5   Extension; Waiver.  At any time prior to the Effective
                        -----------------
Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.
                                    SURVIVAL

          SECTION 9.1   Survival of Representations and Warranties.  The parties
                        ------------------------------------------
hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive the Effective Time.

                                   ARTICLE X.
                                 MISCELLANEOUS

          SECTION 10.1   Expenses.  All costs and expenses incurred in
                         --------
connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company and the Bank, shall be paid by the party incurring such costs and expenses; provided, however, without the consent of Compass, which consent shall not be unreasonably withheld, all such costs and expenses paid or accrued as of the Effective Time by the Company and the Bank shall not exceed $60,000.

          SECTION 10.2   Brokers and Finders.  All negotiations on behalf of
                         -------------------
Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Compass Texas, the Company or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

          SECTION 10.3   Entire Agreement; Assignment.  This Agreement (a)
                         ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Compass Texas to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 10.4   Further Assurances.  From time to time as and when
                         ------------------
requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

          SECTION 10.5   Enforcement of the Agreement.  The parties hereto agree
                         ----------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 10.6   Severability.  The invalidity or unenforceability  of
                         ------------
any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          SECTION 10.7   Notices.  All notices, requests, claims,  demands and
                         -------
other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Compass or Compass Texas:

                                 D. Paul Jones, Jr.
                                 Chairman and Chief Executive Officer
                                 Compass Bancshares, Inc.
                                 701 South 20th Street
                                 Birmingham, Alabama 35233
                                 Telecopy No.: (205) 933-3043

                                 Charles E. McMahen
                                 Chairman and Chief Executive Officer
                                 Compass Banks of Texas, Inc.
                                 24 Greenway Plaza
                                 Houston, Texas 72046
                                 Telecopy No.:  (713) 993-8500

          with copies to:

                                 Daniel B. Graves
                                 Associate General Counsel
                                 Compass Bancshares, Inc.
                                 701 South 20th Street
                                 Birmingham, Alabama 35233
                                 Telecopy No.:  (205) 933-3043
                                 and

                                 Gene G. Lewis
                                 Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                 3300 Texas Commerce Tower, 600 Travis
                                 Houston, Texas 77002
                                 Telecopy No.:  (713) 223-3717


          if to the Company:

                                 Robert H. Sewell
                                 Equitable BankShares, Inc.
                                 17218 Preston Road
                                 Dallas, Texas  75380
                                 Telecopy No.: (214) 735-3505

          with a copy to:

                                 William J. Underwood, Jr.
                                 Smith, Underwood & Perkins
                                 600 Two Lincoln Centre
                                 5420 LBJ Freeway
                                 Dallas, Texas  75240
                                 Telecopy No. (214) 661-5691

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      SECTION 10.8  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the GCL governs aspects of the Merger.

      SECTION 10.9  Descriptive Headings.  The descriptive headings are inserted
                    --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 10.10      Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 10.11      Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 10.12      Incorporation by References.  Any and all schedules,
                         ---------------------------
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

      SECTION 10.13      Certain Definitions.
                         -------------------

     (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company and the Bank taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

     (c) "Environmental Laws" shall mean laws, including, without limitation, federal, state or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1987, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substance Control Act ("TSCA"), National Emissions Standard for Hazardous Pollutants ("NESHAP"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and other laws relating to pollution or protection of the environment, or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Polluting Substances.

     (d) "Polluting Substances" shall mean (a) asbestos, (b) urea formaldehyde foam insulation, (c) oil and gasoline products or wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, NESHAP and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of

CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

     (e) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. Non-officer directors have a right to rely on the investigation of officers. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer in the officer capacities set forth on
Schedule 10.13 (or in any similar capacity) of the corporation or bank, has knowledge of such fact or other matter. The Company and the Bank are understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Company or the Bank.

     SECTION 10.14  Business Days. In the event a date for performance of an
                    -------------
obligation under this Agreement falls on a day which is a Saturday, Sunday or a day which the Federal Reserve Bank of Dallas has designated as a holiday, such notice may be delivered on the first business day thereafter.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                              COMPASS BANCSHARES, INC.



By: /s/   Daniel B. Graves           By: /s/   D. Paul Jones, Jr.
    -------------------------------      ------------------------
    Assistant Secretary                  Chairman and Chief Executive Officer



ATTEST:                              EQUITABLE BANKSHARES, INC.



By: /s/   Lesa Perry                 By: /s/   Robert H. Sewell
    -------------------------------      ----------------------
    Secretary                            Chairman



Agreement and Plan of Merger
592524.06

                                   EXHIBIT A


                    POOLING TRANSFER RESTRICTIONS AGREEMENT
                    ---------------------------------------


     This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of October, 1995 by and between Compass Bancshares, Inc. ("Compass"), Equitable BankShares, Inc. (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated October 13, 1995 ("Merger Agreement") pursuant to which the Company will be merged with and into a subsidiary of Compass to be formed (the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $0.10 per share ("Company Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests imposed by statute, regulation, policy or procedures, pronouncements or other similar requirements established or otherwise imposed by persons other than Compass, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

     2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

     3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the merger will bear a restrictive transfer legend in substantially the following form:

     The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated October __, 1995 which restricts any sale or other transfer of such shares prior to [insert due date of filing of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     4. The Company agrees and the Shareholder acknowledges and agrees that the Company will not permit the transfer of any shares of Company Common Stock by the Shareholder or any other Company affiliate within 30 days prior to the Effective Time.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                                         COMPASS BANCSHARES, INC.


                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________

                                         EQUITABLE BANKSHARES, INC.

                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________


                                         _____________________________________
                                         Signature of Shareholder


                                         _____________________________________
                                         Printed Name of Shareholder


Pooling Transfer Restrictions Agreement
592434.04

                                   EXHIBIT B

                            EXCHANGE AGENT AGREEMENT
                            ------------------------

     This Exchange Agent Agreement, dated as of ___________, 199 , is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), ________________________, a Delaware corporation ("Compass Texas"), Equitable BankShares, Inc., a Texas corporation ("Company"), and River Oaks Trust Company, a Texas trust company ("Exchange Agent").

                                   PREAMBLE:

     Pursuant to the Agreement and Plan of Merger dated as of October 13, 1995 ("Merger Agreement") among Compass, Compass Texas and the Company, as amended, the Company shall, at the Effective Time, be merged into Compass Texas. The name of the surviving corporation shall be __________________ ("Surviving Corporation").

     After the Effective Time, the outstanding shares of the Common Stock, par value $0.10 per share (including for this purpose any shares of Common Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which shares of Common Stock may be obtained (collectively, "Derivative Securities")), of the Company ("Company Common Stock") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ____________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Company.

     The Company has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Company Common Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Company Common Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

   1. Appointment of Exchange Agent. River Oaks Trust Company is hereby
      -----------------------------
appointed as the Exchange Agent for payment of the Merger Consideration to shareholders of the Company. Such appointment shall be in accordance with the terms and conditions set forth herein.

  2. Closing of Stock Transfer Books. At the Effective Time, the Company's stock
     -------------------------------
transfer books will be closed and no transfers shall be permitted.

  3. Duties of Exchange Agent. The Exchange Agent is authorized and directed to
     ------------------------
perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

       (a) Distribution of Letters of Transmittal. The Exchange Agent shall mail
           ---------------------------------------
     to the holders of record of Company Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as Exhibit A
                                                                      ---------
     ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

       (b) Acceptance of Certificates.
           --------------------------

       (i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Common Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority,

       (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Company's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept Certificates which are surrendered in accordance with the provisions of the Merger Agreement and accompanied by the executed Letters of Transmittal. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and if the person or persons surrendering such Certificates and Letters of Transmittal appears as a shareholder of record of the number of shares surrendered on the list of shareholders supplied and certified to the Exchange Agent by the Company ("Shareholder List") attached as Exhibit
                                                                        -------
     B hereto. In the event the Exchange Agent shall have any questions as to
     -
     whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Company Common Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

       (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

       (iii) Tenders may be made only as set forth in the Letters of Transmittal;

       (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

       (v) At the close of business each Friday, the Exchange Agent shall provide Compass and First National Bank of Boston, Compass' transfer agent and registrar ("Transfer Agent") with a list of shareholders who have properly tendered their Company Common Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Company Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Company Common Stock as it may reasonably request. Such communications should be sent to:

                      Compass Bancshares, Inc.
                      701 South 20th Street
                      Birmingham, Alabama 35233
                      Attn: Michael A. Bean
                      Telephone No. (205) 558-5740

     With a copy to:  First National Bank of Boston
                      Post Office Box 1865
                      Boston, Massachusetts 02105
                      Attn: Caroline Rees, Shareholder
                            Services Officer
                      Telephone No. (617) 575-2571

     (c) Exchange Fund. In order to provide for payment of the Merger
         -------------
Consideration in accordance with the terms of the Merger Agreement, Compass, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

     (d) Compass Common Stock.  Compass Texas and the Company shall jointly
         --------------------
advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder which shall be calculated by Compass Texas and the Company as follows:

     (i) Company Common Stock.  Each holder of Company Common Stock shall
         --------------------
receive Merger Consideration equal to ___________ shares of Compass Common Stock for each share of Company Common Stock held immediately prior to the Effective Time.

     (ii) Fractional Shares.  For each fractional share of Compass Common Stock
          -----------------
which would be delivered upon the surrender of Company Common Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_______________.

          As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall instruct and Compass shall cause the Transfer Agent to issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

     (e)  Other Duties of Exchange Agent.
          ------------------------------

          (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

          (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Company Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

          (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Corporation with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Corporation, as appropriate, and to act in accordance therewith.

          (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Corporation) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company

     Common Stock and the proper maintenance of the Company's and Compass' shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof, via Federal Express or other means acceptable to Compass.

          5.     Alteration of Instructions.  The Exchange Agent shall follow
                 --------------------------
and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Corporation in connection with the Merger Agreement or any of the transactions contemplated thereby.

          6.     Indemnification of Exchange Agent.  Compass and the Surviving
                 ---------------------------------
Corporation covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

          7.     Compensation for Services.  Compass shall compensate the
                 -------------------------
Exchange Agent for its services hereunder.

          8.     Payment of Amounts Due Dissenting Shareholders. In the event
                 ----------------------------------------------
that qualified dissenting shareholders of the Company exercise the rights afforded them under the Texas Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Corporation. The Exchange Agent may request and shall be provided additional funds from the Surviving Corporation in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Corporation as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.


          9.     Unclaimed Funds.  Any moneys or certificates deposited
                 ---------------
hereunder which shall remain unclaimed by the holders of shares of Company Common Stock for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Corporation, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

          10.    Investment of Exchange Fund.  At the direction of the Surviving
                 ---------------------------
Corporation, the Exchange Agent shall invest portions of the Exchange Fund and remit earnings thereon monthly to the Surviving Corporation, provided that all such investments shall be in The Starburst Government Money Market Fund (the "Fund"), managed by Compass Bank, an Alabama banking corporation and an affiliate of Compass, or if for any reason the Fund is not available to the Exchange Agent as an investment alternative, as otherwise directed by the Surviving Corporation.

          11.    Amendment.  Except as otherwise expressly provided herein,
                 ---------
neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

          12.    Section Headings. The section headings used herein are for
                 ----------------
convenience of reference only and shall not define or limit the provisions of this Agreement.

          13.    GOVERNING LAW.  THIS AGREEMENT AND THE APPOINTMENT OF THE
                 -------------
EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

          14.    Notices.  Notices under this Agreement shall be deemed given if
                 -------
made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

          If to Compass:

                 Compass Bancshares, Inc.
                 15 South 20th Street
                 Birmingham, Alabama 35233
                 Attn:  Daniel B. Graves
                        Associate General Counsel

          If to the Exchange Agent:

                 River Oaks Trust Company
                 6990 Portwest, Suite 170
                 Houston, Texas 77024
                 Attn:  Stephen K. Brownlow
                        Vice President and Trust Officer

          If to the Company prior
          to the Effective Time:

                 Equitable BankShares, Inc.
                 17218 Preston Road
                 Dallas, Texas  75380
                 Attn: Robert H. Hewell

          If to Compass Texas or, following
          the Effective Time, the
          Surviving Corporation:

                 ------------------------------
                 c/o Compass Bancshares, Inc.
                 15 South 20th Street
                 Birmingham, Alabama  35233
                 Attn:  Jerry W. Powell

          15.    Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          16.    Conflict.  In the event the terms of this Agreement conflict
                 --------
with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

          17.    Defined Terms.  Capitalized terms not defined herein have the
                 -------------
meanings ascribed to them in the Merger Agreement.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                          COMPASS BANCSHARES, INC.



                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          ------------------------------------


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          EQUITABLE BANKSHARES, INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                          RIVER OAKS TRUST COMPANY



                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------




Exhibit A - Form of Letters of Transmittal
Exhibit B - Shareholder List

                                  EXHIBIT "A"


                             LETTER OF TRANSMITTAL

                         For Shares of Common Stock of

                           EQUITABLE BANKSHARES, INC.

             Delivered Pursuant to the Agreement and Plan of Merger
                          dated as of October 13, 1995

                     By Mail or Overnight Delivery Service:

                            River Oaks Trust Company
                            6990 Portwest, Suite 170
                              Houston, Texas 77024
                      Attention:  Mr. Stephen K. Brownlow

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED
                       ---------------------------------

     Based on its stock transfer records, Equitable BankShares, Inc. (the "Company") has listed below your name, address and the certificate numbers representing your shares of Common Stock, par value $0.10 per share ("Shares"), of the Company. If any of the listed information appears to be incorrect, please notify Mr. Stephen K. Brownlow at (713) 867-1101 at once.

===============================================================================
 Name, Address and Social Security
   Number of Registered Holders           Certificate(s) Surrendered
-------------------------------------------------------------------------------
                                                               Total Number of
                                       Certificate            Shares Represented
                                        Number(s)              by Certificate(s)

_________________________           __________________        _________________
Name
                                    __________________        _________________

                                    __________________        _________________

_________________________

_________________________
Address


_________________________             Total Shares            _________________
Social Security Number


===============================================================================

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY



Gentlemen:

     I, as the registered holder of the above described Shares of the Company, hereby tender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of October 13, 1995, as amended ("the Merger Agreement"), by and between Compass, _______________ ("Compass Texas"), and the Company. I hereby acknowledge receipt of the Proxy Statement dated _______________, 1995, which described the merger ("Merger") provided by the Merger Agreement.

     I represent and warrant to Compass and Compass Texas that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that River Oaks Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

     The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.
I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

     If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

     If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Company stock certificates, please indicate the name and address of your assignee below:

                          Name and Address of Assignee
                          ----------------------------

Name:
     ------------------------------------    Taxpayer I.D. No. or
           (Type or print full name)         Social Security No.
                                                                 --------------

Address:
        -----------------------------------------------------------------------

City, State, Zip Code:
                      ---------------------------------------------------------

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9


Signatures
           -----------------------------

Dated                             , 1995
     ----------------------------

Name(s)
       ---------------------------------------------------------
                (Please Print)

Capacity
         -------------------------------
                (Full Title)

Address
        ---------------------------------

        ---------------------------------
                (Include Zip Code)

Area Code and Telephone Number
                              -----------------------------------

Tax Identification or Social Security Number
                                             --------------------

===============================================================================

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1.)
-----------------

Authorized Signature
                     ------------------------------

Name
     ----------------------------------------------
                    (Please Print)

Title
     ----------------------------------------------

Name of Firm
             --------------------------------------

Address
        -------------------------------------------

        -------------------------------------------
                (Include Zip Code)

Area Code and Telephone Number
                               --------------------

Dated                                  , 1995
     ----------------------------------

===============================================================================

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE

================================================================================

                          DO NOT WRITE IN SPACE BELOW

Date Received:                        By:                           Date:                     , 1995
              -----------------------    -------------------------       ---------------------

===========================================================================================================
                                          Company            Compass           No. of
   Shares         Share Accepted           Stock            Certificate      Fractional    Cash      Check
 Surrendered       for Exchange       Certificate Nos.      No. issued         Shares      Paid        No.
----------------------------------------------------------------------------------------------------------

===========================================================================================================


Accepted by:                    Checked By:                      Date:                      , 1995
            ------------------             --------------------       ----------------------

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS


    1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURE GUARANTEES. Please send all certificates for Shares to River Oaks Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

          If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to Mr. Stephen K. Brownlow, a representative of the Exchange Agent, at (713) 867-1101.

    THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

    2. ISSUANCE OF COMPASS COMMON STOCK. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

    3. PAYMENT FOR FRACTIONAL SHARES. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Company shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $_______ per share.

    4. NO CONDITIONAL TENDERS; WAIVER OF NOTICE. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

    5. SIGNATURES ON LETTER OF TRANSMITTAL. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

          If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

          If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required.
In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

          If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

    6. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass' counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass' interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

    7. 31% BACKUP WITHHOLDING. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 31% of the payments to be received by you.

    8. REQUEST FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the addresses set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

          Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

          Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

          If backup withholding applies, Compass is required to withhold 31% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

          To prevent backup withholding on payments that are made to you with respect to shares of Compass Common

Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

          As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number


PART 1  -  PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION
           NUMBER IN THE BOX AT RIGHT AND CERTIFY BY    [                     ]
           SIGNING AND DATING BELOW                     Social Security Number
                                                             or Employer
                                                         Identification Number



PART 2 -  Check the following box if you are NOT subject to
          backup withholding under the provisions of Section
          3406(a)(1)(C) of the Internal Revenue Code            [           ]
          because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

PART 3 -  Check the following box if you are awaiting a
          Taxpayer Identification Number.                        [           ]


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:                                 Date:
          -------------------------------        -----------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


                                   GIVE THE SOCIAL                                                           GIVE THE
FOR THIS TYPE OF ACCOUNT:          SECURITY NUMBER                         FOR THIS TYPE OF ACCOUNT:         EMPLOYER
                                    OF ----                                                                  IDENTIFICATION
                                                                                                             NUMBER OF ----
--------------------------------------------------------------------       -------------------------------------------------------
1.  An individual's account           The individual                        9.  A valid trust, estate,       The legal entity (Do
                                                                                or pension trust             not furnish the
                                                                                                             identifying number of
                                                                                                             the personal
                                                                                                             representative or
                                                                                                             trustee unless the
                                                                                                             legal entity itself is
                                                                                                             not designated in the
                                                                                                             account title.) (5)

2.  Two or more individuals (joint    The actual owner of the account or,
    account)                          if combined funds, any one of the
                                      individuals (1)

3.  Husband and wife (joint account)  The actual owner of the account or, if joint funds either person(1)

4.  Custodian account of a minor      The minor(2)                        10. Corporate account             The corporation
   (Uniform Gift to Minors Act)

5.  Adult and minor (joint            The adult or, if the minor          11.  Religious, charitable, or    The organization
     account)                         is the only contributor, the             educational organization
                                      minor(1)                                 account

                                                                           12.  Partnership account held in  The partnership
                                                                                the name of the business

6.  Account in the name of             The ward, minor, or                 13.  Association, club, or other   The organization
    guardian or committee for a        incompetent person (3)                   tax-exempt organization
    designated ward, minor, or
    incompetent person


7.  a  The usual revocable savings     The grantor-trustee(1)              14.  A broker or registered       The broker or nominee
       trust account (grantor is                                                nominee
       also trustee)

    b  So-called trust account that    The actual owner(1)                 15.  Account with the             The public entity
        is not a legal or valid trust                                           Department of Agriculture
        under State law                                                         in the name of a public
                                                                                entity (such as a State or
8.  Sole proprietorship account        The owner(4)                             local government, school
                                                                                district, or prison) that
                                                                                receives agricultural
                                                                                program payments
-----------------------------------------------------------------------   ----------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 .  A corporation.
 .  A financial institution.
 .  An organization exempt from tax under section 501(a), or an individual retirement plan.
 .  The United States or any agency or instrumentality thereof.
 .  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 .  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 .  An international organization or any agency, or instrumentality thereof.
 .  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 .  A real estate investment trust.
 .  A common trust fund operated by a bank under section 584(a).
 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 .  An entity registered at all times under the Investment Company Act of 1940.
 .  A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 .  Payments to nonresident aliens subject to withholding under section 1441.
 .  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 .  Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 .  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to nonresident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                   EXHIBIT C


                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------


     This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of October ___, 1995 is executed by and among Equitable BankShares, Inc., a Texas corporation (the "Company"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

     WHEREAS, the Company and Compass have executed that certain Agreement and Plan of Merger dated October 13, 1995 (the "Merger Agreement") whereby the Company will be merged into a wholly-owned subsidiary of Compass to be formed (the "Merger"); and

     WHEREAS, Section 6.11 of the Merger Agreement requires that the Company deliver to Compass the irrevocable proxies of the Shareholders; and

     WHEREAS, Compass and the Company are relying on the irrevocable proxies in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

     NOW THEREFORE, the parties hereto agree as follows:

     1. Each of the Shareholders hereby represents and warrants to Compass and the Company that they are the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Company set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger Agreement, and the other agreements and transactions contemplated thereby.

     2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

     3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

     4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

     5. The Shareholders acknowledge that Compass and the Company are relying on this Agreement in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 2.29C of the Texas Business Corporation Act. The Shareholders and the Company acknowledge that the performance of this Agreement is intended to benefit Compass.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock, par value $2.00 per share, of Compass to be received by the Shareholders upon consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

     8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Compass and the Shareholder.

     9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.



                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                                    EQUITABLE BANKSHARES, INC.


                                    By:
                                       ------------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------

                                    Address:

                                    17218 Preston Road
                                    Dallas, Texas  75380
                                    Attention:  Mr. Robert H. Sewell



                                    COMPASS BANCSHARES, INC.


                                    By:
                                       ------------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                          ---------------------------


                                    Address:

                                    15 South 20th Street
                                    Birmingham, Alabama 35233
                                    Attention:  Mr. Daniel B. Graves
                                                Associate General Counsel

                                    SHAREHOLDERS:

                                       ------------------------------

                                       ------------------------------
                                    Address:
                                            -------------------------

                                            -------------------------

                                               shares of Common Stock
                                    ----------


                                    Pledgee:
                                            ------------------------

                                    Address:
                                            -------------------------

                                            -------------------------


                                    Loan No.:
                                             ------------------------

                                   EXHIBIT D

                          POOLING OF INTEREST CRITERIA
                          ----------------------------


ATTRIBUTES OF COMBINING ENTERPRISES

(a) AUTONOMY CONDITION. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) INDEPENDENCE CONDITION. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) ONE-YEAR RULE. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) COMMON-STOCK-FOR-COMMON-STOCK-CONDITION. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) CHANGE-IN-EQUITY-INTERESTS CONDITION. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) TREASURY-STOCK CONDITION. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) PROPORTIONATE-INTEREST CONDITION. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) VOTING-RIGHTS CONDITION. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) CONTINGENCY CONDITION. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                   EXHIBIT E


                         AGREEMENT TO TERMINATE OPTIONS
                         ------------------------------

     This Agreement to Terminate Options (this "Agreement") is entered into as of this ______ day of October, 1995 by and among Compass Bancshares, Inc. ("Compass"), Equitable BankShares, Inc. (the "Company") and the undersigned holder (the "Holder") of warrants, options, or rights to purchase shares of the Company common stock, par value $0.10 per share ("Common Stock") or stock appreciation rights in connection with such shares.

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated October 13, 1995 ("Merger Agreement") pursuant to which the Company will be merged ("Merger") with and into a subsidiary of Compass to be formed ("Compass Texas"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the undersigned and each other holder of warrants, options or rights to acquire Common Stock deliver to Compass and the Company an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Options, Warrants or Rights to Purchase. (a) The Holder hereby agrees
         ---------------------------------------
that all rights to purchase shares of Common Stock he may have under that certain Stock Option dated _____________ and any other agreement or instrument (collectively, the "Option") shall terminate at the Effective Time (as defined in the Merger Agreement). Notwithstanding anything to the contrary in the Option, after the Effective Time the Option shall be null and void and unenforceable against Compass, the Company or Compass Texas and shall be deemed to be lapsed, terminated and expired for all purposes. Upon the request of the Company or Compass, the Holder agrees to surrender to Compass Texas the Option and any certificate or other evidence of the Holder's rights to purchase Common Stock of the Company.

     (b) The Company hereby agrees that the Option may be exercised prior to the Effective Time contingent upon the consummation of the Merger pursuant to the Merger Agreement, but such exercise shall in all other respects be in compliance with the requirements of the Option. In the event of a contingent exercise of the Option, the Company agrees to hold in trust any exercise price tendered to the Company as consideration for the shares to be purchased pursuant to such contingent exercise of the Option. At the Effective Time the Company shall apply such exercise price held in trust to the payment of the exercise price for the shares of Common Stock purchased pursuant to the exercise of the Option. In the event that the Merger Agreement is terminated, the Company shall promptly return to the Holder, without interest, the exercise price previously tendered to the Company by the Holder.

     2. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement may not be amended or modified except in a writing executed by all of the parties hereto.

     IN WITNESS WHEREOF, the undersigned set their hands effective as of the day first written above.


                                 COMPASS BANCSHARES, INC.


                                 By:
                                    ----------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------

                                 EQUITABLE BANKSHARES, INC.


                                 By:
                                    ----------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                                 -------------------------------------
                                 Signature of Holder


                                 -------------------------------------
                                 Printed Name of Holder

                                   EXHIBIT F

                         OPINIONS REQUIRED FROM COUNSEL
                          TO THE COMPANY AND THE BANK
                          ---------------------------

    (i) the Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank is a Texas banking association, duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Company and the Bank has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Each of the Company and the Bank is duly qualified and in good standing in Texas.

    (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (iii) the authorized capital stock of the Company consists solely of 4,000,000 shares of Company Common Stock (as defined in the Agreement) of which 2,108,628 shares are issued and outstanding (none of which are held in the treasury); the Company is the record holder of all of the issued and outstanding capital stock of the Bank; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Bank is validly fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

    (iv) to the best of our knowledge and except as set forth on Schedule 3.2 to the Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company or the Bank to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

    (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or association or bylaws of the Company or the Bank,
(b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company or the Bank is a party or by which the Company or the Bank or any of their respective assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or the Bank, or their respective assets or properties;

    (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Compass Texas, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

    (vii) except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, neither the Company nor the Bank is a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company or the Bank, which by the terms of the Agreement would required to be set forth in Section 3.12;

   (viii) to the best of our knowledge and except as set forth on Schedule 3.18 to the Agreement, neither the Company nor the Bank is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

    (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Texas, and upon filing by the Secretary of State of Delaware of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the States of Texas and Delaware with the consequences specified in Article 5.06 of the Texas Business Corporation Act and Section 259 of the GCL.

                                   EXHIBIT G
                         OPINIONS REQUIRED FROM COUNSEL
                          TO COMPASS AND COMPASS TEXAS
                          ----------------------------


    (i) Compass and Compass Texas are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended. Compass and Compass Texas have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate their properties as now owned, leased or operated. Compass and Compass Texas are duly qualified and in good standing in the respective states where such qualification is required.

    (ii) Compass and Compass Texas each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Compass Texas (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Compass Texas enforceable against Compass and Compass Texas in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

    (iv)  the execution and delivery by Compass and Compass

Texas of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the certificate of incorporation or bylaws of Compass or Compass Texas, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Compass Texas is a party or by which Compass or Compass Texas or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Compass Texas or their respective assets or properties;

    (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Compass Texas of the Agreement;

    (vi) to the best of our knowledge, neither Compass nor Compass Texas is in violation of or default under the respective Certificates of Incorporation or Bylaws of Compass or Compass Texas or any agreement, document or instrument under which Compass or Compass Texas is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Compass Texas or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole; and

    (vii) the shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended.

October 25, 1995

Via Facsimile and Federal Express


Mr. Daniel B. Graves
Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama 35233


Re: Amendment of Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Equitable BankShares, Inc. dated as of October 13, 1995 (the "Agreement")


Dear Mr. Graves:

     In order for Equitable BankShares, Inc. (the "Company") to fulfill a special request of Compass Bancshares, Inc. ("Compass"), it has been determined that additional time is required to prepare and deliver to Compass the Schedules required by the referenced Agreement. Accordingly, the Company proposes to amend the second sentence of the introductory clause of Article III entitled "Representations and Warranties of the Company" to replace the words "15th day" with the words "20th day." If you are agreeable to the amendment to the Agreement as set forth herein, please evidence your agreement by executing in the space provided below and returning the executed duplicate original of this letter to the undersigned.

Very truly yours,

EQUITABLE BANKSHARES, INC.


By:  /s/ Robert H. Sewell
   ------------------------
     Chairman

Accepted and Agreed this     day of October, 1995
                         ---

COMPASS BANCSHARES, INC.


By:   /s/ Daniel B. Graves
     ------------------------------
     Associate General Counsel and
     Assistant Secretary

November 13, 1995


Mr. Robert H. Sewell
Equitable BankShares, Inc.
17218 Preston Road
Dallas, Texas  75380


RE: Second Amendment to Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Equitable BankShares, Inc. dated as of October 13, 1995 (the "Agreement")


Dear Mr. Sewell:

     This will confirm our agreement to amend the second sentence of the introductory clause of Article III of the Agreement entitled "Representations and Warranties of the Company" to replace the words "within 30 days after the date hereof" with the words "by November 14, 1995." This letter also confirms our agreement to amend Section 8.2 of the Agreement to replace the words "on the 30th day after the date hereof" with the words "on November 14, 1995."

     If you are agreeable to the amendment to this Agreement as set forth herein, please evidence your agreement by executing in the space provided below and returning an executed original of this letter to the undersigned.

                              Very truly yours,

                              COMPASS BANCSHARES, INC.

                              By:   /s/ Daniel B. Graves
                                  --------------------------------
                                    Associate General Counsel and
                                    Assistant Secretary

ACCEPTED AND AGREED this the 13th day of November, 1995.

EQUITABLE BANKSHARES, INC.

By:   /s/ Robert H. Sewell
    -----------------------
     Chairman

                THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

          This Third Amendment to Agreement and Plan of Merger (this "Amendment") dated as of January 24, 1996 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Equitable Texas, Inc. ("Compass Equitable") and Equitable BankShares, Inc. (the "Company").

          WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of October 13, 1995 (the "Merger Agreement");

          WHEREAS, the Merger Agreement was amended by that certain First Amendment dated as of October 25, 1995 and by that certain Second Amendment dated as of November 13, 1995 each between Compass and the Company;

          WHEREAS, the Merger Agreement requires Compass to form a new subsidiary into which the Company shall be merged, with Compass Equitable surviving;

          WHEREAS, Compass Equitable is such new subsidiary; and

          WHEREAS, Section 8.4 of the Merger Agreement requires Compass and the Company to amend the Merger Agreement for the purpose of making Compass Equitable a party thereto;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. Upon execution of this Amendment, Compass Equitable shall become a party to the Merger Agreement, shall be deemed to be Compass Texas as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Texas as provided in the Merger Agreement.

          3. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

           4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

           5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

           IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                        COMPASS BANCSHARES, INC.



By:   /s/ Daniel B. Graves     By:   /s/ Garrett R. Hegel
   ------------------------       ----------------------------
     Assistant Secretary          Chief Financial Officer


ATTEST:                         COMPASS EQUITABLE TEXAS, INC.



By:   /s/ Daniel B. Graves     By:   /s/ Garrett R. Hegel
   ------------------------       -----------------------------
     Assistant Secretary          Vice President and Treasurer


ATTEST:                         EQUITABLE BANKSHARES, INC.



By:   /s/ Lesa Perry           By:   /s/ Robert H. Sewell
   ------------------------       -----------------------------
     Secretary                    Chairman

                       =================================

                                  APPENDIX II
                        DISSENTERS' RIGHTS OF APPRAISAL

                       =================================

                 PROVISIONS OF THE TEXAS BUSINESS CORPORATION
                                  RELATING TO
                       RIGHTS OF DISSENTING STOCKHOLDERS


ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of a merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation,terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20:
-------

     Section 17 of Article V of Compass' By-Laws provides in part as follows:

          Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.

     In addition, Article 8 of Compass' Restated Certificate of Incorporation, as amended, provides:

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the foregoing provisions, or otherwise, Compass has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21:  Exhibits and Financial Statement Schedules.
-------   -------------------------------------------

     An index to Exhibits appears at pages II-5 through II-6 hereof.

Item 22:  Undertakings.
-------   ------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 5, 1996.

                                    COMPASS BANCSHARES, INC.


                                    By: *
                                       -------------------------------------
                                       D. Paul Jones, Jr.
                                       Chairman, Chief Executive Officer
                                        and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE               DATE
         ---------                            -----               ----

*                                      Director, Chairman,   February 5, 1996
------------------------------------     Chief Executive
D. Paul Jones, Jr.                    Officer and Treasurer

*                                       Chief Financial      February 5, 1996
------------------------------------         Officer
Garrett R. Hegel


*                                       Chief Accounting     February 5, 1996
------------------------------------         Officer
Michael A. Bean



------------------------------------
Harry B. Brock, Jr.                         Director         February ____, 1996


------------------------------------
Stanley M. Brock                            Director         February ____, 1996


------------------------------------
Charles M. Daniel                           Director         February ____, 1996


*
------------------------------------        Director         February 5, 1996
William Eugene Davenport


------------------------------------        Director         February ____, 1996
Garry Neil Drummond, Sr.


*                                           Director         February 5, 1996
------------------------------------
Marshall Durbin, Jr.


*                                           Director         February 5, 1996
------------------------------------
Tranum Fitzpatrick


*                                           Director         February 5, 1996
------------------------------------
George W. Hansberry


*                                           Director         February 5, 1996
------------------------------------
Goodwin L. Myrick


*                                           Director         February 5, 1996
------------------------------------
John S. Stein

*By  /s/ Daniel B. Graves
   ---------------------------------
Daniel B. Graves, Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT NUMBER                              DESCRIPTION OF EXHIBIT
--------------                              ----------------------
2                      Agreement and Plan of Merger by and between Compass Bancshares, Inc.
                       and Equitable BankShares, Inc., dated as of October 13, 1995, as amended
                       (included as Appendix I to the Proxy Statement/Prospectus in Part I of this
                       Registration Statement)

*3(a)                  Restated Certificate of Incorporation of the Registrant dated May 17, 1982
                       (Filed with the December 31, 1982 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*3(b)                  Certificate of Amendment dated May 20, 1986 to Restated Certificate of
                       Incorporation of the Registrant (filed as Exhibit 4(b) to Registration
                       Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032)

*3(c)                  Certificate of Amendment dated May 15, 1987 to Restated Certificate of
                       Incorporation of the Registrant (filed as Exhibit 3.1.2 to Post-Effective
                       Amendment No. 1 to Registration Statement on Form S-4, Registration
                       No. 33-10797 and incorporated herein by reference) (File No. 0-6032)

*3(d)                  Certificate of Amendment dated November 8, 1993 to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3(d) to Registration
                       Statement on Form S-4 Registration No. 33-51919 and incorporated herein by reference) (File No. 0-6032)

*3(e)                  Certificate of Amendment, dated September 19, 1994, to the Restated
                       Certificate of Incorporation of the Registrant (filed as Exhibit 3.5 to
                       Registration Statement on Form S-4 Registration No. 33-55899, and
                       incorporated herein by reference) (File No. 0-6032)

*3(f)                  Bylaws of the Registrant (Amended and Restated as of March 15, 1982)
                       (Filed with the December 31, 1982 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

5                      Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

8                      Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters

*10(a)                 Compass Bancshares, Inc., 1982 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Company's Registration Statement on
                       Form S-8 filed June 15, 1983, with the Commission).

*10(b)                 Compass Bancshares, Inc. 1989 Long Term Incentive Plan (filed as
                       Exhibit 28 to Registration Statement on Form S-8 Registration No. 39095
                       and incorporated herein by reference) (File No. 0-6032)

*10(c)                 Supplemental Retirement Agreement dated as of March 18, 1991, between the Registrant and Harry B. Brock, Jr. (filed as Exhibit 10 to the
                       December 31, 1991 Form 10-K of the Registrant and incorporated herein by reference)  (File No. 0-6032)


EXHIBIT NUMBER       DESCRIPTION OF EXHIBIT
--------------       ----------------------
*10(d)               Employment Agreement dated December 14, 1994, between Compass
                     Bancshares, Inc. and D. Paul Jones, Jr. (filed as Exhibit 10(d) to the
                     December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(e)               Employment Agreement dated December 14, 1994, between Compass
                     Bancshares, Inc. and Jerry W. Powell (filed as Exhibit 10(e) to the
                     December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(f)               Employment Agreement dated December 14, 1994, between Compass
                     Bancshares, Inc. and Garrett R. Hegel (filed as Exhibit 10(f) to the
                     December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(g)               Employment Agreement dated December 14, 1994, between Compass
                     Bancshares, Inc. and Byrd Williams (filed as Exhibit 10(g) to the
                     December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*10(h)               Employment Agreement dated December 14, 1994, between Compass
                     Bancshares, Inc. and Charles E. McMahen (filed as Exhibit 10(h) to the
                     December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

*13(a)               The Registrant's Annual Report to Shareholders and Annual Report on
                     Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-6032)

*13(b)               The Registrant's Quarterly Report on Form 10-Q for the quarter ended
                     March 31, 1995 (File No. 06032)

*13(c)               The Registrant's Quarterly Report on Form 10-Q for the quarter ended
                     June 30, 1995 (File No. 06032)

*13(d)               The Registrant's Quarterly Report on Form 10-Q for the quarter ended
                     September 30, 1995 (File No. 06032)

16 Letter from KPMG Peat Marwick LLP to the Commission regarding change in Equitable's certifying accountants

21                   List of Subsidiaries of Compass Bancshares, Inc.

EXHIBIT NUMBER       DESCRIPTION OF EXHIBIT
--------------       ----------------------
23(a)                Consent of KPMG Peat Marwick LLP,
                     Independent Certified Public Accountants--Compass Bancshares, Inc.

23(b)                Consent of Fisk Robinson, Independent Certified Public Accountants--
                     Equitable BankShares, Inc.

23(c)                Consent of KPMG Peat Marwick LLP, Independent Certified Public
                     Accountants--Equitable BankShares, Inc.

23(d)                Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in the opinion in Exhibit 8)

24(a)                Power of Attorney

24(b)                Compass Board of Directors Resolutions

99(a)                Notice of Special Meeting of Shareholders of Equitable

99(b)                Form of Proxy for Special Meeting of Shareholders of Equitable

99(c)                President's letter to Equitable Shareholders

___________________________
*Incorporated by reference